                        FINANCING AND SECURITY AGREEMENT
                        --------------------------------

         THIS FINANCING AND SECURITY AGREEMENT (this "Agreement") is made this 14th day of May, 1997, by and among

         FIRST ALERT, INC., a corporation organized under the laws of the State of Delaware (the "Parent"), BRK BRANDS, INC., a corporation organized under the laws of the State of Delaware (the "US Subsidiary"), and BRK BRANDS EUROPE LTD., a corporation organized under the laws of England (the "UK Subsidiary") jointly and severally (each of the Parent, the US Subsidiary, and the UK Subsidiary, a "Borrower" and collectively, the "Borrowers");

         BRK BRANDS PTY. LTD., a corporation organized under the laws of Australia (the "Australian Subsidiary"); and

         the financial institutions which are parties to this Agreement from time to time, whether by execution of this Agreement or otherwise (collectively, the "Lenders" and individually, a "Lender"); and

         NATIONSBANK, N.A., a national banking association, in its capacity as both collateral and administrative agent for each of the Lenders (the "Agent").

                                    RECITALS
                                    --------

         A. The Borrowers have applied to the Lenders for credit facilities consisting of (i) a revolving credit facility in the maximum principal amount of $74,500,000 to be made available jointly and severally to the Parent and the US Subsidiary, (ii) a letter of credit facility in the maximum principal amount of $2,000,000, as part of that revolving credit facility to be used by the Parent and the US Subsidiary, and (iii) a time loan to be made to the UK Subsidiary in the principal amount of $5,500,000, all for the Permitted Uses described in this Agreement.

         B. The Lenders severally are willing to make those credit facilities available jointly and severally upon the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENTS
                                   ----------

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:



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                                     ARTICLE
1

                                   DEFINITIONS

         SECTION 1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

                  "Account" individually and "Accounts" collectively mean all presently existing or hereafter acquired or created accounts, accounts receivable, contract rights, notes, drafts, instruments, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in, or a lease of, goods, all rights to receive the payment of money or other consideration under present or future contracts (including, without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of merchandise sold or leased, services rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements or general interest in merchandise which gave rise to any or all of the foregoing, including all goods, all claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind (including, without limitation, real property mortgages and deeds of trust) and letters of credit given by any Person with respect to any of the foregoing, all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all proceeds (cash and non-cash) of the foregoing.


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                  "Account Debtor" means any Person who is obligated on a
Receivable and "Account Debtors" mean all Persons who are obligated on the Receivables.

                  "Additional Borrower" means each Person which has executed and delivered an Additional Borrower Joinder Supplement which has been accepted and approved by the Agent.

                  "Additional Borrower Joinder Supplement" means an Additional Borrower Joinder Supplement in substantially the form attached hereto as Exhibit A, with the blanks appropriately completed and executed and delivered by the Additional Borrower and accepted by the Parent on behalf of the Borrowers.

                  "Administration Costs" means all reasonable expenses, charges, costs and fees whatsoever (including, without limitation, reasonable attorney's fees and expenses) paid or incurred by or on behalf of the Agent and/or any of the Lenders in connection with (a) any or all of the Obligations, this Agreement and/or any of the other Financing Documents or (b) the creation, perfection, collection, maintenance, preservation, defense, or protection, of all or any part of the Collateral, this Agreement or any of the other Financing Documents, including, without limitation, those costs and expenses more specifically enumerated in Section 3.7 (Costs), but not including those costs and expenses more specifically enumerated in Section 9.11 (Enforcement Costs).

                  "Affiliate" means, with respect to any designated Person, any other Person, (i) directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with the Person designated, (ii) directly or indirectly owning or holding five percent (5%) or more of any equity interest in such designated Person, or (iii) five percent (5%) or more of whose stock or other equity interest is directly or indirectly owned or held by such designated Person. For purposes of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and


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policies of a Person, whether through ownership of voting securities or other equity interests or by contract or otherwise.

                  "Agent" means the Person defined as the "Agent" in the preamble of this Agreement and shall also include any successor Agent appointed pursuant to Section 8.7.

                  "Agent's Obligations" shall mean any and all Obligations payable solely to and for the exclusive benefit of the Agent by any or all of the Borrowers under the terms of this Agreement and/or any of the other Financing Documents, including, without limitation, Letter of Credit Fronting Fees, any and all Collateral Management Fees, and/or Letter of Credit Fees.

                  "Agreement" means this Financing and Security Agreement, as amended, restated, supplemented or otherwise modified in writing in accordance with the provisions of Section 9.2 of this Agreement.

                  "Applicable Interest Rate" means (i) the LIBOR Rate, or (ii) the Base Rate.

                  "Applicable Margin" means the applicable rate per annum added, as set forth in Section 2.4.1, to the LIBOR Base Rate or the Prime Rate.

                  "Asset Disposition" means the disposition of any or all of the Assets of any Borrower or any Subsidiary of any Borrower, including, the Australian Subsidiary and the Mexican Subsidiary, whether by sale, lease, transfer or other disposition (including any such disposition effected by way of merger or consolidation) other than Permitted Asset Dispositions.

                  "Assets" means at any date all assets that, in accordance with GAAP consistently applied, should be classified as assets on a consolidated balance sheet of the Borrowers and their respective Subsidiaries.

                  "Assignee" means any Person to which any Lender assigns all or any portion of its interests under this Agreement, any Commitment, and any Loan, in accordance with the provisions of


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Section 9.5, together with any and all successors and assigns of such Person;
"Assignees" means the collective reference to all Assignees.

                  "Assignment of Proprietary Rights" means (i) that certain collateral assignment of patents, as security, dated the date hereof from the US Subsidiary to the Agent for the benefit of the Lenders ratably and the Agent,
(ii) that certain collateral assignment of trademarks, as security, dated the date hereof from the US Subsidiary to the Agent for the benefit of the Lenders ratably and the Agent and (iii) that certain collateral assignment of copyrights, as security, dated the date hereof from the US Subsidiary to the Agent for the benefit of the Lenders ratably and the Agent, each as amended, restated, supplemented or otherwise modified in writing at any time and from time to time, which Assignment of Proprietary Rights grants to the Agent for the benefit of the Lenders ratably and the Agent a first priority Lien on and assignment of all of the US Subsidiary's Patents, Trademarks and Copyrights.

                  "Australian Security Documents" means collectively any assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, indenture, charge, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is hereafter granted to, or for the benefit of, the Agent and/or the Lenders on any real or personal property of the Australian Subsidiary as contemplated by Section 3.4.3 to secure all or any portion of the Obligations, all as the same may from time to time be amended, restated, supplemented or otherwise modified.

                  "Bankruptcy Code" means the United States Bankruptcy Code, as amended from time to time, and any successor Laws.

                  "Base Rate" means the sum of (i) the Prime Rate, plus (ii) the Applicable Margin.

                  "Base Rate Loan" means any Loan for which interest is to be computed with reference to the Base Rate.


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                  "Borrower" means each Person defined as a "Borrower" in the preamble of this Agreement and each Additional Borrower; "Borrowers" means the collective reference to all Persons defined as "Borrowers" in the preamble to this Agreement and all Additional Borrowers.

                  "Borrowing Base" has the meaning described in Section 2.1.3 (Borrowing Base).

                  "Borrowing Base Deficiency" has the meaning described in
Section 2.1.3 (Borrowing Base).

                  "Borrowing Base Report" has the meaning described in
Section 2.1.4 (Borrowing Base Report).

                  "Business Day" means any day other than a Saturday, Sunday or other day on which (i) in the case of NationsBank (as Agent and Lender), commercial banks in the State are authorized or required to close and, (ii) in the case of the Lenders other than NationsBank, those Lenders are open for the transaction of business at the addresses stated after their names on the signature pages of this Agreement.

                  "Capital Expenditure" means an expenditure (whether payable in cash or other property or accrued as a liability) for Fixed or Capital Assets, including, without limitation, the entering into of a Capital Lease.

                  "Capital Lease" means with respect to any Person any lease of real or personal property, for which the related Lease Obligations have been or should be, in accordance with GAAP consistently applied, capitalized on the balance sheet of that Person.

                  "Canadian Division" means BRK Brands Canada, a division of the US Subsidiary.

                  "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency


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thereof, (b) certificates of deposit with maturities of one (1) year or less from the date of acquisition of, or money market accounts maintained with, the Agent, any Affiliate of the Agent, or any other domestic commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000.00) or such other domestic financial institutions or domestic brokerage houses to the extent disclosed to, and approved by, the Agent and (c) commercial paper of a domestic issuer rated at least either A-1 by Standard & Poor's Corporation (or its successor) or P-1 by Moody's Investors Service, Inc. (or its successor) with maturities of six (6) months or less from the date of acquisition.

                  "Chattel Paper" means a writing or writings which evidence both a monetary obligation and a security interest in or lease of specific goods; any returned, rejected or repossessed goods covered by any such writing or writings and all proceeds (in any form including, without limitation, accounts, contract rights, documents, chattel paper, instruments and general intangibles) of such returned, rejected or repossessed goods; and all proceeds (cash and non-cash) of the foregoing.

                  "Closing Date" means the Business Day, in any event not later than May 14, 1997, on which the Agent shall be satisfied that the conditions precedent set forth in Section 5.1 (Conditions to Initial Advance) have been fulfilled or otherwise waived by the Agent.

                  "Collateral" means all property of each and every Borrower and any other Person subject from time to time to the Liens of this Agreement, any of the Security Documents and/or any of the other Financing Documents, together with any and all cash and non-cash proceeds and products thereof.

                  "Collateral Account" has the meaning described in Section
2.1.8 (The Collateral Account).

                  "Collateral Disclosure List" has the meaning described in
Section 3.3 (Collateral Disclosure List).


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                  "Collateral Management Fee" and "Collateral Management Fees"
have the meanings described in Section 8.9.

                  "Collection" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Accounts or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to an Account, and other proceeds of Collateral; and "Collections" means the collective reference to all of the foregoing.

                  "Commitment" means with respect to each Lender, such Lender's Revolving Credit Commitment, Letter of Credit Commitment, or UK Time Loan Commitment, as the case may be, and "Commitments" means the collective reference to the Revolving Credit Commitments, the Letter of Credit Commitments and the UK Time Loan Commitments of all of the Lenders.

                  "Committed Amount" means with respect to each Lender, such Lender's Revolving Loan Committed Amount, Letter of Credit Committed Amount, or UK Time Loan Committed Amount, as the case may be, and "Committed Amounts" means collectively the Revolving Loan Committed Amount, the Letter of Credit Committed Amount and the UK Time Loan Committed Amount of each of the Lenders.

                  "Compliance Certificate" means a periodic Compliance Certificate described in Section 6.1.1 (Financial Statements).

                  "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with any Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code.

                  "Copyrights" means and includes, in each case whether now existing or hereafter arising, all of each Borrower's rights, title and interest in and to (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, copyright applications, and all renewals of any of the foregoing, (b) all income, royalties, damages and payments now


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or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past, current or future infringements of any of the foregoing, (c) the right to sue for past, present and future infringements of any of the foregoing, and (d) all rights corresponding to any of the foregoing throughout the world.

                  "Credit Facility" means with respect to each Lender, such Lender's Pro Rata Share of the Revolving Credit Facility, the Letter of Credit Facility, or the UK Time Loan Facility, as the case may be, and "Credit Facilities" means collectively the Revolving Credit Facility, the Letter of Credit Facility and the UK Time Loan Facility and any and all other credit facilities now or hereafter extended under or secured by this Agreement.

                  "Default" means an event which, with the giving of notice or lapse of time, or both, could or would constitute an Event of Default under the provisions of this Agreement.

                  "Documents" means all documents of title, whether now existing or hereafter acquired or created, and all proceeds (cash and non-cash) of the foregoing.

                  "Dollar Equivalent" means, with respect to any amount denominated in a currency other than Dollars on the date of determination thereof, the equivalent of such amount in Dollars determined at the rate of exchange equal to the Spot Rate on such date of determination.

                  "Dollars" and "$" mean the lawful money of the United States of America.

                  "EBITDA" means as to the Borrowers and their Subsidiaries, on a consolidated basis, for any period of determination thereof, the sum of (a) the combined net profit (or loss) determined in accordance with GAAP consistently applied for such period, plus (b) combined interest expense and income tax provisions for such period, plus (c) combined depreciation and amortization and other non-cash charges of Assets for such period.


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                  "Eligible Inventory" means the collective reference to all
Inventory of each Borrower and the Mexican Subsidiary held for sale in the ordinary course of business, valued in Dollars, at the lowest of (i) the net purchase cost or net manufacturing cost, (ii) any ceiling prices which may be established by any Law of any Governmental Authority or (iii) prevailing market value, EXCLUDING, however, any Inventory which consists of:

                  (a) any Inventory located outside of the United States of America, except for (i) Inventory of the Canadian Division located in Ontario, Canada, (ii) Inventory of the Mexican Subsidiary located in Mexico and subject to the Lien of the Mexican Security Documents, (iii) Inventory of the UK Subsidiary located in England, Sweden or Netherlands or (iv) Inventory of the US Subsidiary on consignment with the UK Subsidiary and located in England,

                  (b) any Inventory located outside of a state or other jurisdiction in which the Agent has properly and unavoidably perfected the Liens of the Agent and the Lenders under this Agreement (or any of the Security Documents) by filing (or taking such other action as shall be appropriate) in that state or other jurisdiction, free and clear of all other Liens,

                  (c) any Inventory not in the actual possession of, or in transit to, or from, a Borrower or the Mexican Subsidiary, except to the extent provided in subsection (d) below,

                  (d) any Inventory in the possession of a bailee, warehouseman, consignee (other than a Borrower), processor or similar third party, unless the bailee, warehouseman, consignee, processor or similar third party has entered into a waiver agreement with the Agent in form and substance satisfactory to the Agent,

                  (e) any Inventory located on premises in the United States or any state thereof, leased or rented to a


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         Borrower or the Mexican Subsidiary or otherwise not owned by a
         Borrower or the Mexican Subsidiary, unless the Agent has received a waiver and consent from the lessor, landlord and/or owner, in form and substance satisfactory to the Agent and from any mortgagee of such lessor, landlord or owner to the extent required by the Agent,

                  (f) any Inventory the sale or other disposition of which has given rise to a Receivable,

                  (g) any Inventory which fails to meet in any material respect all standards and requirements imposed by any Governmental Authority over such Inventory or its production, storage, use or sale,

                  (h) work-in-process, supplies, displays, packaging and promotional materials,

         (i) finished goods of the Mexican Subsidiary,

                  (j) any Inventory as to which the Agent determines in the exercise of its sole, but reasonable credit judgement applying standards customary to institutional asset-based lenders, at any time and in good faith upon seven (7) days prior written notice to the US Subsidiary, is not in good condition or is defective, unmerchantable, post-seasonal, slow moving or obsolete, and

                  (k) any Inventory which the Agent in the good faith exercise of its sole, but reasonable credit judgment applying standards customary to institutional asset-based lenders, and upon seven (7) days prior written notice to the US Subsidiary, has deemed to be ineligible because the Agent otherwise considers the collateral value to the Agent and the Lenders to be impaired in any material respect or its or their ability to realize such value to be insecure.

         For purposes of calculating the Dollar value of Eligible
Inventory included in the Borrowing Base and/or the UK


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Borrowing Base, as appropriate, and denominated in any foreign currency, the Agent shall use the Spot Rate of that currency, and then reduce the Dollar value as so calculated, by two percent (2%) or by such other percentage as the Agent in its reasonable credit judgment applying standards customary to institutional asset-based lenders typically imposes in determining counterparty risk for foreign exchange futures contracts involving that particular currency. In the event of any dispute under the foregoing criteria, as to whether Inventory is, or has ceased to be, Eligible Inventory, the decision of the Agent in the good faith exercise of its reasonable credit judgment, applying standards customary to institutional asset-based lenders, shall control.

                  "Eligible Non-UK Inventory" means all Eligible
Inventory of each Revolving Credit Borrower and the Mexican
Subsidiary.

                  "Eligible Non-UK Receivables" means all Eligible Receivables of each Revolving Credit Borrower and the Mexican
Subsidiary.

                  "Eligible Receivable" and "Eligible Receivables" mean, at any time of determination thereof, the unpaid portion of each account due to a Borrower (net of returns, discounts, claims, credits, charges, accrued rebates or other allowances, offsets, deductions, counterclaims, disputes or other asserted defenses and reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement), valued in Dollars, provided each account conforms and continues to conform to the following criteria to the satisfaction of the Agent:

                  (a) the account arose in the ordinary course of business from a bona fide outright sale of Inventory by a Borrower or from services performed by such Borrower;

                  (b) the account is a valid, legally enforceable obligation of the Account Debtor and requires no further


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         act on the part of any Person under any circumstances to make the account payable by the Account Debtor;

                  (c) the account is based upon an enforceable order or contract, written or oral, for Inventory shipped or for services performed, and the same were shipped or performed in accordance with such order or contract;

                  (d) if the account arises from the sale of Inventory, the Inventory the sale of which gave rise to the account has been shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding;

                  (e) the account is evidenced by an invoice or other documentation in form acceptable to the Agent, dated no later than the date of shipment or performance and containing only terms normally offered by the respective Borrower;

                  (f) the amount shown on the books of a Borrower and on any invoice, certificate, schedule or statement delivered to the Agent is owing to such Borrower and no partial payment has been received unless reflected with that delivery;

                  (g) the account is not past due more than sixty (60) days after its due date, which shall not be later than sixty
         (60) days after the invoice date;

                  (h) the account is not owing by any Account Debtor for which the Agent has deemed fifty percent (50%) or more of such Account Debtor's other accounts (or any portion thereof) due to a Borrower, individually, or all of the Borrowers, collectively, to be non-Eligible Receivables;


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                  (i) the account is not owing by an Account Debtor or a
         group of affiliated Account Debtors to any Borrower whose then existing accounts owing to that Borrower, individually exceed in aggregate face amount twenty-five percent (25%) of that Borrower's total Eligible Receivables, as appropriate, and is not owing by an Account Debtor or a group of affiliated Account Debtors whose then existing accounts to any and all of the Borrowers collectively exceed in aggregate face amount twenty-five percent (25%) of the total Eligible Receivables of all Borrowers;

                  (j) the Account Debtor is not a Subsidiary or Affiliate of any Borrower or any Subsidiary or Affiliate of any Borrower or an employee, officer, director or shareholder of any Borrower or any Subsidiary or Affiliate of any Borrower;

                  (k) unless the applicable Account is secured by an irrevocable commercial letter of credit or credit insurance which is Dollar denominated and otherwise in form and substance satisfactory to the Agent in the exercise of its discretion, and is assigned to the Agent for the ratable benefit of the Lenders, (i) the Account is not due to or collectable by any Borrowers in a jurisdiction other than the jurisdiction of its incorporation and principal place of business, (ii) the Account Debtor is not incorporated in or primarily conducting business in any jurisdiction located outside of (a) the United States of America or Canada or (b) Europe, but only if the Account Debtor's Account is with the UK Subsidiary, and (iii) the Account is not denominated in any foreign currency, unless such other foreign currency is satisfactory to the Agent in the exercise of its reasonable discretion;

                  (l) the Account Debtor with respect to such account is not insolvent or the subject of any bankruptcy or in solvency proceedings of any kind or of any other proceeding or action, threatened or pending;


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





                  (m) the Account Debtor is not a Governmental
         Authority, unless all rights of each Borrower, as appropriate, with respect to such account have been assigned to the Agent for the benefit of the Lenders ratably and the Agent on terms reasonably acceptable to the Agent pursuant to the Assignment of Claims Act of 1940, as amended;

                  (n) the account does not arise from services under or related to any warranty obligation of a Borrower or out of service charges, finance charges or other fees for the time value of money;

                  (o) the account is not evidenced by chattel paper or an instrument of any kind and is not secured by any letter of credit;

                  (p) the title of the respective Borrower to the account is absolute and is not subject to any prior assignment, claim, Lien, or security interest, except Permitted Liens;

                  (q) each Borrower has the full and unqualified right and power to assign and grant a security interest in, and Lien on, the account to the Agent and the Lenders as security and collateral for the payment of the Obligations and the Agent's Obligations;

                  (r) the account is subject to a Lien in favor of the Agent, for the benefit of the Lenders ratably and the Agent, which Lien is perfected as to the account by the filing of financing statements and which Lien upon such filing constitutes a first priority security interest and Lien;

                  (s) no part of the account represents a progress billing or a retainage;

                  (t) the Agent in the good faith exercise of its sole, but reasonable credit judgment, applying standards


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





         customary to institutional asset-based lenders, upon seven (7) days prior written notice to the US Subsidiary, has not deemed the account ineligible because of uncertainty as to the creditworthiness of the Account Debtor or because the Agent otherwise considers the collateral value of such account to the Agent and the Lenders to be impaired or its or their ability to realize such value to be insecure.

         For purposes of calculating the Dollar value of Eligible Receivables included in the Borrowing Base or UK Borrowing Base, as appropriate, and denominated in any foreign currency, the Agent shall use the Spot Rate of that currency, and then reduce the Dollar value as so calculated, by two percent (2%) or by such other percentage as the Agent in its reasonable credit judgment, applying standards customary to institutional asset-based lenders, typically imposes in determining counterparty risk for foreign exchange futures contracts involving that particular currency. In the event of any dispute, under the foregoing criteria, as to whether an account is, or has ceased to be, an Eligible Receivable, the decision of the Agent in the good faith exercise of its reasonable credit judgment, applying standards customary to institutional asset-based lenders, shall control.

                  "Eligible Tax Refunds" means the unpaid Tax Refunds, net of actual or probable offsets, deductions, set-offs, recoupments or diminutions of any kind or nature whatsoever as reasonably determined by the Agent based on the income tax returns filed by the Parent as prepared by certified public accountants reasonably acceptable to the Agent, which tax returns confirm the amount of the Tax Refunds. The Agent in the good faith exercise of its sole but commercially reasonable discretion shall be entitled to deem all or a portion of the Tax Refunds ineligible because of uncertainty as to the payment of the Tax Refunds or because the Agent otherwise considers the collateral value of the Tax Refunds to the Agent and the Lenders to be impaired in any material respect or its or their ability to realize such value to be insecure in any material respect.


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





                  "Eligible UK Inventory" means all Eligible Inventory of the UK Subsidiary.

                  "Eligible UK Receivables" means all Eligible Receivables of the UK Subsidiary.

                  "Enforcement Costs" means all reasonable expenses, charges, costs and fees whatsoever (including, without limitation, reasonable attorney's fees and expenses) paid or incurred by or on behalf of the Agent and/or any of the Lenders following the occurrence of a Default or an Event of Default in connection with (a) any or all of the Obligations, this Agreement and/or any of the other Financing Documents or (b) the realization upon, disposition, sale or enforcement of all or any part of the Collateral, this Agreement or any of the other Financing Documents, including, without limitation, those costs and expenses more specifically enumerated in Section 9.11 (Enforcement Costs), but excluding those costs and expenses more specifically enumerated in Section 3.7 (Costs).

                  "Equipment" means all equipment, machinery, computers, chattels, tools, parts, machine tools, furniture, furnishings, fixtures and supplies of every nature, presently existing or hereafter acquired or created and wherever located, whether or not the same shall be deemed to be affixed to real property, together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary or beneficial for the operation, use and/or disposition of such personal property, all licenses, warranties, franchises and general intangibles related thereto or necessary or beneficial for the operation, use and/or disposition of the same, together with all Accounts, Chattel Paper, Instruments and other consideration received on account of the sale, lease or other disposition of all or any part of the foregoing, and together with all rights under or arising out of present or future Documents and contracts relating to the foregoing and all proceeds (cash and non-cash) of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurodollar Business Day" means any Business Day on which dealings in Dollar deposits are carried out on the London interbank market and on which commercial banks are open for domestic and international business (including dealings in Dollar deposits) in London, England.

                  "Eurodollar Lending Office" means with respect to the Agent such branch or office of the Agent designated by the Agent, as applicable, from time to time as the branch or office at which the LIBOR Loans are to be made or maintained.

                  "Event of Default" has the meaning described in Article 7.

                  "Existing Credit Facilities" means that certain revolving credit facility made available to one or more of the Borrowers by The First National Bank of Chicago, Fleet National Bank, Credit Agricole and ABN-Amro in the maximum principal amount of Seventy Million Dollars ($70,000,000) in accordance with the provisions of that certain Credit Agreement dated as of March 28, 1994 among the US Subsidiary, The First National Bank of Chicago, individually, as LC issuer and as agent, and the other financial institutions signatory thereto, as amended by that certain Assignment and Amendment Agreement dated as of April 13, 1994 and that certain Amendment No. 2 to Credit Agreement and Waiver dated as of September 3, 1996 and that certain Amendment No. 3 to Credit Agreement and Waiver dated as of December 20, 1996.

                  "Facilities" means the collective reference to the loan, letter of credit, interest rate protection, foreign exchange risk, cash management, and other credit facilities now or hereafter provided to any one or more of the Borrowers or the Mexican Subsidiary by the Agent or the Lenders under this Agreement or otherwise by NationsBank.

                  "Federal Funds Rate" means for any day of determination, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day) by the Federal Reserve Bank for the next preceding Business Day) by the Federal Reserve Bank of Richmond or, if such rate is not so published for any day that is a Business Day, the average of quotations for such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent.

                  "Fees" means the collective reference to each fee payable to the Agent, for its own account or for the ratable benefit of the Lenders, under the terms of this Agreement or under the terms of any of the other Financing Documents, including, without limitation, the Revolving Credit Unused Line Fees, the Letter of Credit Fronting Fees, the Letter of Credit Fees, the Origination Fee, and the Collateral Management Fees.

                  "Financing Documents" means at any time collectively this Agreement, the Notes, the Security Documents, the Letter of Credit Documents, and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by any Borrower and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with this Agreement, any Note, any of the Security Documents, any of the Facilities, and/or any of the Obligations.

                  "First Alert License Agreement" means that certain Trademarks, Technology and Know-How License Agreement dated July 31, 1992, among the Parent, Pittway Corporation and the Trust pertaining to the use of trademarks and other intellectual property of the Trust, as the same may be amended, restated, supplemented or otherwise modified at any time and from time to time.

                  "Fixed or Capital Assets" of a Person at any date means all assets which would, in accordance with GAAP consistently applied, be classified on the balance sheet of such Person as property, plant or equipment at such date.

                  "Fixed Charges" means for any period of determination, scheduled payments (including, without limitation, principal and interest) on all Indebtedness for Borrowed Money of any or all of the Borrowers and/or its or their Subsidiaries, plus non-financed Capital Expenditures (net of Permitted Asset Dispositions), plus Taxes paid or estimated to be payable by any or all of the Borrowers and/or its or their Subsidiaries (based upon forty percent (40%) of consolidated pre-tax income for the measurement period), all as calculated on a consolidated basis.

                  "Fixed Charge Coverage Ratio" means for the period of any determination thereof the ratio of (a) EBITDA to (b) Fixed Charges.

                  "Foreign Exchange Protection Agreement" means any foreign exchange, currency spot, foreign exchange forward contracts and other similar agreements and arrangements between any Borrower or any Subsidiary of any Borrower and a Person, acceptable to the Agent in its reasonable credit judgement, providing for the transfer or mitigation of foreign exchange currency risks either generally or under specific contingencies.

                  "Foreign Exchange Exposure" means at any time and from time to time of determination, the amount of the obligations and liabilities of any or all of the Borrowers and its or their Subsidiaries with respect to each Foreign Exchange Protection Agreement arising as a result of a determination of the amount of Dollars required at such time to purchase such amount of the foreign currency covered by such Foreign Exchange Protection Agreement at the Spot Rate.

                  "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

                  "General Intangibles" means all general intangibles of every nature, whether presently existing or hereafter acquired or created, and without implying any limitation of the foregoing, further means all books and records, claims (including without limitation all claims for income tax and other refunds), choses in action, claims, causes of action in tort or equity, contract rights, judgments, customer lists, Patents, Trademarks, Copyrights, Proprietary Rights and goodwill (including goodwill symbolized by and associated with any and all Proprietary Rights), rights under the First Alert License Agreement, royalty payments, licenses, rights as lessee under any lease of real or personal property, literary rights, service names, service marks, logos, trade secrets, amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures, general or limited partnerships, or limited liability companies or partnerships, rights in applications for any of the foregoing, books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all Equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all proceeds (cash and non-cash) of the foregoing.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any department, agency or instrumentality thereof.

                  "Hazardous Materials" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned, acquired or operated by any of the Borrowers and/or any Subsidiary of any of the Borrowers is prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by any environmental Law requires special handling in its collection, storage, treatment or disposal.

                  "Hazardous Materials Contamination" means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned, operated or controlled by any of the Borrowers and/or any Subsidiary of any of the Borrowers or for which any of the Borrowers and/or any Subsidiary of any Borrower has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, acquired or operated by any of the Borrowers and/or any Subsidiary of any of the Borrowers, and any other contamination by Hazardous Materials for which any of the Borrowers or any Subsidiary of any of the Borrowers is, or is claimed to be, responsible.

                  "Indebtedness" of a Person means at any date the total liabilities of such Person at such time determined in accordance with GAAP consistently applied.

                  "Indebtedness for Borrowed Money" of a Person means at any time the sum at such time of (a) Indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) any obligations of such Person in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of such Person, (c) Lease Obligations of such Person with respect to Capital Leases, (d) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such Person's interest in such property, even though such Person has not assumed or become personally liable for the payment thereof; and (e) any obligations, liabilities or indebtedness, contingent or otherwise, under or in connection with, each Foreign Exchange Protection Agreement and each Interest Rate Protection Agreement with any Lender or any Affiliate of any Lender, net of liabilities owed to the respective Borrower or Borrowers and/or any Subsidiary of any Borrower by the counterparties on any such Foreign Exchange Protection Agreement and/or Interest Rate Protection Agreement; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP.

                  "Instrument" means a negotiable instrument (as defined under Article 3 of the Uniform Commercial Code), a "certificated security" (as defined under Article 8 of the Uniform Commercial Code), or any other writing which evidences a right to payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary indorsement.

                  "Interest Payment Date" means the first day of each calendar month commencing on June 1, 1997 and continuing thereafter until the Obligations have been irrevocably paid in full.

                  "Interest Period" means as to any LIBOR Loan, the period commencing on and including the date such LIBOR Loan is made (or on the effective date of the Borrowers' election to convert any Base Rate Loan to a LIBOR Loan in accordance with the provisions of this Agreement) and ending on and including the day which is 1, 2, 3, or 6 months or 1 year thereafter, as selected by the Borrowers in accordance with the provisions of this Agreement, and thereafter, each period commencing on the last day of the then preceding Interest Period for such LIBOR Loan and ending on, but excluding the day which is 1, 2, 3 or 6 months or 1 year thereafter, as selected by the Borrowers in accordance with the provisions of this Agreement; provided, however that:

                  (a) the first day of any Interest Period shall be a Eurodollar Business Day;

                  (b) if any Interest Period would end on a day that shall not be a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day unless such next succeeding Eurodollar Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Eurodollar Business Day; and

                  (c) no Interest Period shall extend beyond the Revolving Credit Expiration Date.

                  "Interest Rate Election Notice" has the meaning described in
Section 2.4.2(e).

                  "Interest Rate Protection Agreement" means any interest rate exchange, swap, cap, future, protection, floor, collar or similar agreements between any Borrower or any Subsidiary of any Borrower and a Person, acceptable to the Agent in its reasonable credit judgement, providing for the transfer or mitigation of interest rate risks either generally or under specific contingencies.

                  "Interest Rate Protection Reserve" means at any time of determination, the aggregate of the obligations of any or all of the Borrowers and all Subsidiaries of any or all of the Borrowers under all Interest Rate Protection Agreements to which any Borrower or any Subsidiary of any Borrower is a party in the event of a termination of any such Interest Rate Protection Agreements on an estimated "marked-to market" basis.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Income Tax Regulations issued and proposed to be issued thereunder.

                  "Inventory" means all inventory of each Borrower and the Mexican Subsidiary and all right, title and interest of each Borrower and the Mexican Subsidiary in and to all of its now owned and hereafter acquired goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work-in-progress, finished goods and materials and supplies of any kind, nature or description which are used or consumed in any business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other licenses, warranties, franchises, general intangibles, personal property and all documents of title or documents relating to the same and all proceeds (cash and non-cash) of the foregoing.

                  "Item of Payment" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Receivables or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to a Receivable, and other proceeds of Collateral; and

"Items of Payment" means the collective reference to all of the foregoing.

                  "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority.

                  "Lease Obligations" of a Person means for any period the rental commitments of such Person for such period under leases for real and/or personal property (net of rent from subleases thereof, but including taxes, insurance, maintenance and similar expenses which such Person, as the lessee, is obligated to pay under the terms of said leases, except to the extent that such taxes, insurance, maintenance and similar expenses are payable by sublessees), including rental commitments under Capital Leases.

                  "Letter of Credit" and "Letters of Credit" shall have the meanings described in Section 2.2.1 hereof.

                  "Letter of Credit Agreement" means the collective reference to each letter of credit application and agreement substantially in the form of the Agent's then standard form of application for letter of credit or such other form as may be approved by the Agent, executed and delivered by any one or more of the Borrowers in connection with the issuance of a Letter of Credit, as the same may from time to time be amended, restated, supplemented or modified; and "Letter of Credit Agreements" means all of the foregoing in effect at any time and from time to time.

                  "Letter of Credit Documents" means any and all drafts under or purporting to be under a Letter of Credit, any Letter of Credit Agreement, and any other instrument, document or agreement executed and/or delivered by any one or more of the Revolving Credit Borrowers or any other Person under, pursuant to or in connection with a Letter of Credit or any Letter of Credit Agreement.

                  "Letter of Credit Facility" means the facility established pursuant to Section 2.2 (Letter of Credit Facility) of this Agreement.

                  "Letter of Credit Fee" and "Letter of Credit Fees" have the meanings described in Section 2.2.2 hereof.

                  "Letter of Credit Fronting Fee" and "Letter of Credit Fronting Fees" have the meanings described in Section 2.2.2 hereof.

                  "Letter of Credit Obligations" means the collective reference to all Obligations of any one or more of the Revolving Credit Borrowers with respect to the Letters of Credit and the Letter of Credit Agreements.

                  "Liabilities" means at any date all liabilities that in accordance with GAAP consistently applied should be classified as liabilities on a consolidated balance sheet of the Borrowers and their respective Subsidiaries.

                  "Liabilities to Tangible Net Worth Ratio" means as to each Borrower and its Subsidiaries, on a consolidated basis, for the date of any determination thereof the ratio of (a) Liabilities to (b) the Tangible Net Worth.

                  "LIBOR Base Rate" means for any Interest Period with respect to any LIBOR Loan, the rate per annum (rounded upward, if necessary, to the nearest next 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in United States Dollars at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Base Rate" shall mean, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in United States Dollars at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. For purposes of this definition, Telerate Page 3750 refers to the British Bankers

Association Libor Rates (determined at approximately 11:00 a.m (London time)) that are published by Dow Jones Telerate, Inc.

                  "LIBOR Loan" means any Loan for which interest is to be computed with reference to the LIBOR Rate.

                  "LIBOR Rate" means for any Interest Period with respect to any LIBOR Loan, (i) the Applicable Margin, PLUS (ii) the per annum rate of interest calculated pursuant to the following formula:

                                 LIBOR BASE RATE
                            -------------------------
                            1.00 - Reserve Percentage

                  "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien, hypothecation, provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy, claim or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

                  "Loan" means each advance of the Revolving Loan and each UK Time Loan, and "Loans" means the collective reference to all advances of the Revolving Loan and the UK Time Loans.

                  "Loan Notice" has the meaning described in Section 2.1.2 (Procedure for Making Advances).

                  "Lockbox" has the meaning described in Section 2.1.8 (The Collateral Account).

                  "Material Adverse Effect" means an effect, either in any case or in the aggregate, which would result in a material adverse change (x) in the business, condition, affairs or operations of the Borrowers and their Subsidiaries, on a consolidated basis, (y) in the right or ability of the any or all of the Borrowers and its or their Subsidiaries to carry on a substantial portion of its or their operations as now conducted or proposed to be conducted, or (z) to the value of, or the ability of the Agent or any of the Lenders to realize upon, the Collateral in any material respect.

                  "Mexican Security Documents" means collectively any assignment, pledge agreement, guaranty trust agreement, security agreement, mortgage, deed of trust, deed to secure debt, indenture, charge, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Agent and/or the Lenders on any real or personal property of the Mexican Subsidiary to secure all or any portion of the Obligations, all as the same may from time to time be amended, restated, supplemented or otherwise modified.

                  "Mexican Subsidiary" means ELECTRONICA BRK DE MEXICO, S.A. DE C.V., a corporation organized and existing under the laws of the Republic of Mexico, and its successors and assigns.

                  "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Outstandings" of any Lender means, at any time, the sum of (a) all amounts paid by such Lender (other than pursuant to Section 8.5 (Indemnification)) to the Agent in respect to the Revolving Loan or otherwise under this Agreement, MINUS (b) all amounts paid by the Agent to such Lender which are received by the Agent and which, pursuant to this Agreement, are paid over to such Lender for application in reduction of the outstanding principal balance of the Revolving Loan.

                  "Net Worth" means as to each Borrower and its Subsidiaries, on a consolidated basis, at any date the excess of (a) the Assets, over (b) the Liabilities.

                  "Non-Ratable Loan" means an advance under the Revolving Loan made by NationsBank in accordance with the provisions of Section 2.6.2(c).

                  "Note" means any Revolving Credit Note or any UK Time Note and "Notes" means collectively each Revolving Credit Note, each UK Time Note and any other promissory note which may from time to time evidence all or any portion of the Obligations.

                  "Obligations" means all present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of any one or more of the Borrowers and/or any or all of its or their Subsidiaries to the Lenders and/or Agent under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, each Note, each Security Document, any of the other Financing Documents, the Loans, any of the Facilities, any Interest Rate Protection Agreement, and/or any Foreign Exchange Protection Agreement, including, without limitation, the principal of, and interest on, each Note, late charges, the Fees, Enforcement Costs, the Administrative Costs and prepayment fees (if any), letter of credit fees or fees charged with respect to any guaranty of any letter of credit; also means all other present and future indebtedness, liabilities and obligations, whether now existing or contemplated or hereafter arising, of any one or more of the Borrowers and/or any or all of its or their Subsidiaries to the Agent and/or to Lenders under or by virtue of this Agreement of any nature whatsoever regardless of whether such debts, obligations and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and also means any and all renewals, extensions, substitutions, amendments, restatements and rearrangements of any such debts, obligations and liabilities.

                  "Outstanding Letter of Credit Obligations" has the meaning described in Section 2.2.3 hereof.

                  "Patents" means and includes, in each case whether now existing or hereafter arising, all of rights, title and interest in and to (a) any and all patents and patent applications, (b) any and all inventions and improvements described and claimed in such patents and patent applications, (c) reissues, divisions, continuations, renewals, extensions and continuations-in-part of any patents and patent applications, (d) income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect to any patents or patent applications, including, without limitation, damages and payments for past and future infringements, (e) rights to sue for past, present and future infringements of patents, and (f) all rights corresponding to any of the foregoing throughout the world.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Permitted Acquisition" means the acquisition or purchase of, or investment in, any Person, any operating division or unit of any Person, or the stock or Assets of any Person or the combination with any Person (each individually, a "Subject Transaction") regardless of the structure of the Subject Transaction, engaged principally in the lines of business set forth in
Section 6.1.7 or in a business reasonably related thereto; provided, however that:

                  (i) the aggregate purchase prices of, investments in, acquisition expenditures relating to (excluding customary and reasonable transaction costs), and assumed Liabilities considered part of the purchase price, in connection with, all Subject Transactions made on or after the Closing Date shall not exceed One Million Dollar ($1,000,000),

                  (ii) such Subject Transaction shall not otherwise constitute or give rise to a Default or an Event of Default,

                  (iii) if requested by the Agent, the Borrowers shall have furnished financial projections in form and content reasonably acceptable to the Agent which give effect to such Subject Transaction and which project that such Subject Transaction would not cause a Default or Event of Default,

                  (iv) if requested by the Agent, a Phase I environmental assessment of any real property to be acquired or purchased or owned by any Person to be acquired or purchased or owned by any Person in which any Borrower or any Subsidiary intends to make an investment, has been performed by a reputable and recognized environmental consulting firm engaged by the Borrowers and reasonably acceptable to the Requisite Lenders and has revealed no material Hazardous Materials Contamination or material violations of any Environmental Laws, the non-remediation of or non-compliance with which would result in a material Liability not reflected in the purchase price,

                  (v) if and to the extent the Subject Transaction consists of the purchase or acquisition of a Person which is to be a Subsidiary of a Borrower or merged into a Subsidiary of a Borrower created for the express purpose of consummating the proposed acquisition:

                           (1) the Borrowers shall execute all documents and
                  take such other actions as the Agent may reasonably require to grant to the Agent and the Lenders a first priority Lien on one hundred percent (100%) of the stock of such Subsidiary, and

                           (2) such Subsidiary shall be designated and qualify
                  immediately after the closing of the Subject Transaction as an Additional Borrower,

                  (vi) if and to the extent the aggregate purchase price of the Subject Transaction exceeds One Hundred Thousand Dollars ($100,000), all legal matters incident to the Subject Transaction shall be acceptable to the Agent in its reasonable discretion,

                  (vii) if and to the extent the aggregate purchase price of the Subject Transaction exceeds One Hundred Thousand Dollars ($100,000), the Agent shall have been given no less than thirty (30) days prior written notice of any proposed Subject Transaction and shall have been provided with all information which it may have reasonably requested in connection with such proposed Subject Transaction,

The Borrowers understand and agree that the Agent shall have no obligation or commitment to include any of the assets or properties of any Person acquired in the Borrowing Base or in the UK Borrowing Base pursuant to a Subject Transaction. The Agent and the Lenders agree, however, that if after completion and review of a satisfactory field examination of the Assets and properties which constitute or are part of a Permitted Acquisition, such Assets and properties shall be included in the Borrowing Base or the UK Borrowing Base, as appropriate, if the results of such field examination are reasonably acceptable in all respects to the Agent in its discretion and such Assets and properties otherwise satisfy the eligibility criteria for inclusion in the Borrowing Base or the UK Borrowing Base, as appropriate.

                  "Permitted Asset Disposition" means any one or more of the following Asset Dispositions; provided that (i) no such Asset Disposition shall be permitted at any time following the occurrence and during the continuance of a Default or an Event of Default or if and to the extent any such Asset Disposition would give rise to a Default or an Event of Default, unless otherwise agreed in writing by the Requisite Lenders and (ii) each such Asset Disposition shall be made in the ordinary course of business:

                           (a) sales of Inventory,

                           (b) the licensing of Patents, Trademarks and/or Copyrights,

                           (c) dispositions of worn, used, surplus or obsolete Equipment or Trademarks, Patents, Copyrights and other intellectual property deemed uneconomical or obsolete by a Borrower or a Subsidiary of any Borrower,

                           (d) intercompany sales, leases or other dispositions of Assets among and between the Borrowers and the Mexican Subsidiary; provided, that any such Assets sold, leased or otherwise disposed of as between and among the

         Borrowers and the Mexican Subsidiary shall remain subject to the first priority Liens (subject only to Permitted Liens) of the Agent and the Lenders under this Agreement and/or under any of the other Financing Documents, as appropriate,

                           (e) dispositions of Assets as part of the actual discontinuance or termination of one or more product lines by a Borrower or any Subsidiary of a Borrower, including, for example flashlights and safes, but only to the extent the aggregate amount of net proceeds from all such dispositions does not or will not with the making of any such proposed Asset Disposition exceed Two Million Dollars ($2,000,000), and

                           (f) any other disposition of Assets during any given fiscal year unless, until and only to the extent that the aggregate net proceeds from such disposition, when combined with all other such dispositions previously made during such fiscal year, exceeds $500,000.

                  "Permitted Liens" means: (a) Liens for Taxes which are not delinquent or which the Agent has determined in the exercise of its sole and absolute discretion (i) are being diligently contested in good faith and by appropriate proceedings, and such contest operates to suspend collection of the contested Taxes and enforcement of a Lien and (ii) the respective Borrower or Subsidiary, as appropriate, has the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting such Borrower or Subsidiary; (b) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) Liens securing the Obligations; (d) judgment Liens to the extent the entry of such judgment does not constitute a Default or an Event of Default under the terms of this Agreement or result in the sale or levy of, or execution on, any of the Collateral; (e) Purchase Money Security Interests not exceeding $100,000 in the aggregate at any time outstanding; (f) Liens imposed by Law, such as carriers', warehousemen's and mechanic's Liens and other similar Liens arising in the ordinary course of business (i) which secure payment of obligations not more than sixty (60) days past due, (ii) which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books, and such contest operates to suspend collection of the contested amounts and enforcement of a Lien; (g) utility easements, building restrictions, and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability or value of the same or interfere with the ownership or use thereof in the business of any of the Borrowers or Subsidiaries; and (h) such other Liens, if any, as are set forth on SCHEDULE 4.1.22 attached hereto and made a part hereof.

                  "Permitted Uses" means (a) with respect to the initial advance Revolving Loan, the repayment and refinancing of any and all Indebtedness of the Revolving Credit Borrowers under and in connection with the Existing Credit Facilities and all transaction costs related to such repayment and refinancing and to the transactions contemplated by this Agreement, (b) with respect to subsequent advances under the Revolving Loan, the general corporate purposes of the Revolving Credit Borrowers which do not violate this Agreement and (c) with respect to the UK Time Loans, the repayment of the obligations of the UK Subsidiary to the US Subsidiary in connection with that certain intercompany trade payable in the approximate principal amount of the UK Time Loan Committed Amount.

                  "Person" means and includes an individual, a corporation, a partnership, a joint venture, a limited liability company or partnership, a trust, an unincorporated association, a Governmental Authority, or any other organization or entity.

                  "Plan" means any pension plan which is covered by Title IV of ERISA and in respect of which any Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3 of ERISA.

                  "Post-Default Rate" means the Applicable Interest Rate in effect from time to time, plus two hundred (200) basis points.

                  "Prepayment" means a Revolving Loan Mandatory Prepayment or a Revolving Loan Optional Prepayment, as the case may be, and "Prepayments" mean collectively all Revolving Loan Mandatory Prepayments and all Revolving Loan Optional Prepayments.

                  "Prime Rate" means the floating and fluctuating per annum prime commercial lending rate of interest of the Agent, as established and declared by the Agent at any time or from time to time. The Prime Rate shall be adjusted automatically, without notice, as of the effective date of any change in such prime commercial lending rate. The Prime Rate does not necessarily represent the lowest rate of interest charged by the Agent or any of the Lenders to borrowers.

                  "Proforma Financial Projections" has the meaning described in
Section 4.1.12 (Proforma Financial Statements) below.

                  "Proforma Financial Statements" has the meaning described in
Section 4.1.12 (Proforma Financial Statements) below.

                  "Proprietary Rights" means and includes all now owned and hereafter arising or acquired Patents, Copyrights, Trademarks and all other rights, title and interest in and to any other intellectual property of any kind or nature whatsoever, whether owned or licensed, including, without limitation, those rights and interests arising under the First Alert License Agreement, and all licenses and rights related to any of the foregoing, all extensions, renewals, reissues, continuations and continuations-in-part of any of the foregoing and all rights to sue for past, present and future infringement of any of the foregoing.

                  "Pro Rata Share" means at any time and as to any Lender, the percentage derived by dividing the unpaid principal amount of the Loans and Letter of Credit Obligations owing to that Lender by the aggregate unpaid principal amount of all Loans and Letter of Credit Obligations then outstanding; or if no Loans or Letter of Credit Obligations are outstanding, by dividing the total amount of such Lender's Commitments by the total amount of the Commitments of the Agent and all of the Lenders.

                  "Purchase Money Security Interest" means the interest of the lessor under a Capital Lease and also means a purchase money security interest, attaching at the time of acquisition, in Fixed or Capital Assets acquired after the date of this Agreement; provided, however, that (i) the Indebtedness secured by any such security interest shall not exceed one hundred percent (100%) of the cost of the Fixed or Capital Assets covered plus finance charges, fees, costs and expenses (including attorneys fees) of documentation, perfection, collection and enforcement, (ii) each such security interest shall attach only to the Fixed or Capital Assets so acquired for the purchase money for that Fixed or Capital Assets, and (iii) the acquisition to which any such security interest relates shall not result in a Default or Event of Default under this Agreement.

                  "Receivable" means all now owned and hereafter owned or acquired Accounts, Chattel Paper, General Intangibles and Instruments; and "Receivables" means all now or hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments, and all cash and non-cash proceeds and products thereof.

                  "Reportable Event" means any of the events set forth in
Section 4043(c) of ERISA or the regulations thereunder.

                  "Requisite Lenders" means at any time of determination one or more of the Lenders holding at least fifty-one percent (51%) of the Commitments.

                  "Responsible Officer" means for each Borrower, its chief executive officer or president or, with respect to financial matters, its chief financial officer or controller.

                  "Reserve Percentage" means, at any time, the then current maximum rate expressed as a decimal for which reserves (including any basic, supplemental, marginal and emergency reserves) are required to be maintained by member banks of the Federal Reserve System under Regulation D of the Board of Governors of the Federal Reserve System against "Eurocurrency liabilities", as that term is defined in Regulation D. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

                  "Revolving Credit Borrowers" means the Parent, the US Subsidiary, and each Additional Borrower designated as a Revolving Credit Borrower by the Parent with the consent of the Agent.

                  "Revolving Credit Commitment" means the agreement of a Lender relating to making the Revolving Loan and advances thereunder subject to and in accordance with the provisions of this Agreement; and "Revolving Credit Commitments" means the collective reference to the Revolving Credit Commitment of each of the Lenders.

                  "Revolving Credit Commitment Period" means the period of time from the Closing Date to the Business Day preceding the Revolving Credit Termination Date.

                  "Revolving Credit Committed Amount" has the meaning described in Section 2.1.1 (Revolving Credit Facility).

                  "Revolving Credit Expiration Date" means the third anniversary date of this Agreement.

                  "Revolving Credit Facility" means the facility established by the Lenders pursuant to Section 2.1 (Revolving Credit Facility) of this Agreement.

                  "Revolving Credit Note" and "Revolving Credit Notes" have the meanings described in Section 2.1.5 (Revolving Credit Notes).

                  "Revolving Credit Pro Rata Share" has the meaning described in
Section 2.1.1.

                  "Revolving Credit Termination Date" means the earlier of (a) the Revolving Credit Expiration Date, or (b) the date on which the Revolving Credit Commitments are terminated pursuant to Section 7.2 or otherwise.

                  "Revolving Credit Unused Line Fee" and "Revolving Credit Unused Line Fees" have the meanings described in Section 2.1.10 (Revolving Credit Unused Line Fee).

                  "Revolving Loan" has the meaning described in Section 2.1.1 (Revolving Credit Facility).

                  "Revolving Loan Account" has the meaning described in Section
2.1.9 (Revolving Loan Account).

                  "Revolving Loan Mandatory Prepayment" and "Revolving Loan Mandatory Prepayments" have the meanings described in Section 2.1.6 ((Mandatory Prepayments of Revolving Loan)).

                  "Revolving Loan Optional Prepayment" and "Revolving Loan Optional Prepayments" have the meanings described in Section 2.1.7 (Optional Prepayment of Revolving Loan).

                  "Securities" means the collective reference to each and every certificated or uncertificated security which constitutes a "security" under the provisions of Title 8 of the Uniform Commercial Code and to each and every "investment property" under the provisions of Title 9 of the Uniform Commercial Code (if that definition is included in that Title), and all proceeds (cash and non-cash) of the foregoing.

                  "Security Documents" means collectively any assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Agent and/or the Lenders on any real or personal property of any Person to secure all or any portion of the Obligations, all as the same may from time to time be amended, restated, supplemented or otherwise modified, including, without limitation, this Agreement, the Stock Pledge Agreement, the Assignment of Proprietary Rights, the UK Security Documents, the Australian Security Documents, and the Mexican Security Documents.

                  "Security Procedures" means the reasonable rules, policies and procedures adopted and implemented generally by the Agent and its Affiliates at any time and from time to time with respect to security procedures and measures relating to electronic funds transfers, all as the same may be amended, restated, supplemented, terminated, or otherwise modified at any time and from time to time by the Agent in its sole and absolute discretion.

                  "Settlement Date" means each Business Day after the Closing Date selected by the Agent in its sole discretion subject to and in accordance with the provisions of Section 2.4.3(a) as of which a Settlement Report is delivered by the Agent and on which settlement is to be made among the Lenders in accordance with the provisions of Section 2.4.3.

                  "Settlement Report" means each report prepared by the Agent and delivered to each Lender and setting forth, among other things, as of the Settlement Date indicated thereon and as of the next preceding Settlement Date, the aggregate outstanding principal balance of the Revolving Loan, each Lender's Revolving Credit Pro Rata Share thereof, each Lender's Net Outstandings and all Non-Ratable Loans made, and all payments of principal, interest and Fees received by the Agent from the Borrowers during the period beginning on such next preceding Settlement Date and ending on such Settlement Date.

                  "Spot Rate" means, as of any determination with respect to the conversion of an amount in a foreign currency into Dollars, the rate of exchange quoted at 11:00 a.m. (Baltimore City Time) by "CRT" tele-rate service for the spot purchase in the foreign exchange market in Chicago, Illinois of such amount of that currency with Dollars.

                  "State" means the State of Maryland.

                  "Stock Pledge Agreement" means (i) that certain pledge, assignment and security agreement dated the date hereof from the Parent to the Agent for the benefit of the Lenders ratably and the Agent and (ii) that certain pledge, assignment and security agreement dated the date hereof from the US Subsidiary to the Agent for the benefit of the Lenders ratably and the Agent, as the same may from time to time be amended, restated, supplemented or otherwise modified.

                  "Subordinated Indebtedness" means all Indebtedness incurred at any time by any one or more of the Borrowers and/or any or all of its or their Subsidiaries, which is in amounts, subject to repayment terms, and subordinated to the Obligations, as set forth in one or more written agreements, all in form and substance satisfactory to the Agent in its sole and absolute discretion.

                  "Subsidiary" means any corporation the majority of the voting shares of which at the time are owned directly by any Borrower and/or by one or more Subsidiaries of any Borrower.

                  "Tangible Net Worth" means as to the Borrowers and their Subsidiaries, on a consolidated basis, at any date of determination, the sum at such time of: the Net Worth, less the total of (a) all Assets which would be classified as intangible assets under GAAP consistently applied, (b) applicable reserves, allowances and other similar properly deductible items to the extent such reserves, allowances and other similar properly deductible items have not been previously deducted by the Lender in the calculation of Net Worth, (c) any revaluation or other write-up in book value of assets subsequent to the date of the most recent financial statements delivered to the Agent, and (d) the amount of all loans and advances to, or investments in, any Person, excluding Cash Equivalents and deposit accounts maintained by the Borrowers or any of their Subsidiaries with any financial institution.

                  "Tax Refunds" means the income tax refunds due to the Parent from the State of Illinois for the tax year ending December 31, 1996, which income tax refunds are set forth in, and established by, the 1996 consolidated income tax returns filed by the Parent, true, correct and complete copies of which have been furnished to the Agent on or before the Closing Date, and have been confirmed and validated by independent certified public accountants satisfactory to the Agent in a written opinion addressed to and in all respects acceptable to the Agent.

                  "Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority on any or all of the Borrowers or any of its or their Subsidiaries, properties or assets or any part thereof or in respect of any of its or their franchises, businesses, income or profits.

                  "Total Revolving Credit Committed Amount" has the meaning described in Section 2.1.1.

                  "Total UK Time Loan Committed Amount" has the meaning described in Section 2.3.1.

                  "Trademarks" means and includes in each case whether now existing or hereafter arising, all rights, title and interest in and to (a) any and all trademarks (including service marks), trade names and trade styles, and applications for registration thereof and the goodwill of the business symbolized by any of the foregoing, (b) any and all licenses of trademarks, service marks and trade names, whether as licensor or licensee, (c) any renewals of any and all trademarks, service marks, trade names, and/or licenses of any of the foregoing, (d) income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages, claims, and payments for past, present and future infringements thereof, (e) rights to sue for past, present and future infringements of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing, and (f) all rights corresponding to any of the foregoing throughout the world.

                  "Trust" means First Alert Trust, a trust organized and existing under the laws of the State of Illinois, and its successors and assigns.

                  "UK Borrowing Base" has the meaning described in Section 2.1.3 (Borrowing Base).

                  "UK Borrowing Base Deficiency" has the meaning described in
Section 2.1.3 (Borrowing Base).

                  "UK Borrowing Base Report" has the meaning described in
Section 2.1.4 (Borrowing Base Report).

                  "UK Collateral Deficiency Reserve" has the meaning described in Section 2.1.3 (Borrowing Base).

                  "UK Security Documents" means collectively any debenture, assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, indenture, charge, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Agent and/or the Lenders on any real or personal property of the UK Subsidiary to secure all or any portion of the UK Obligations, all as the same may from time to time be amended, restated, supplemented or otherwise modified.

                  "UK Time Loan" has the meaning described in Section 2.3.1.

                  "UK Time Loan Commitment" and "UK Time Loan Commitments" have the meanings described in Section 2.3.1.

                  "UK Time Loan Committed Amount" has the meaning described in
Section 2.3.1.

                  "UK Time Loan Pro Rata Share" has the meaning described in
Section 2.3.1.

                  "UK Time Loan Maturity Date" means the Revolving Credit Expiration Date.

                  "UK Time Note" and "UK Time Loan Notes" have the meaning described in Section 2.3.2.

                  "UK Obligations" means all obligations, liabilities and indebtedness of the UK Subsidiary under and in connection with the UK Time Loans, including, without limitation, principal, interest and Fees, Administration Costs and Enforcement Costs attributable solely to any of the foregoing.

                  "Uniform Commercial Code" means, unless otherwise provided in this Agreement, the Uniform Commercial Code as adopted by and in effect from time to time in the State or in any other jurisdiction, as applicable.

                  "Wholly Owned Subsidiary" means any domestic United States corporation all the shares of stock of all classes of which (other than directors' qualifying shares) at the time are owned directly or indirectly by a Borrower and/or by one or more Wholly Owned Subsidiaries of a Borrower.

                  "Wire Transfer Procedures" means the reasonable rules, policies and procedures adopted and implemented generally by the Agent and its Affiliates at any time and from time to time with respect to electronic funds transfers, including, without limitation, the Security Procedures, all as the same may be amended, restated, supplemented, terminated or otherwise modified at any time and from time to time by the Agent in its sole and absolute discretion.

         SECTION 1.2       ACCOUNTING TERMS AND OTHER DEFINITIONAL PROVISIONS.

         Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP, as consistently applied to the applicable Person. Unless otherwise defined herein, all terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified. Reference in this Agreement and the other Financing Documents to the "Borrower", the "Borrowers", "each Borrower" or otherwise with respect to any one or more of the Borrowers shall mean each and every Borrower and any one or more of the Borrowers, jointly and severally, unless a specific Borrower is expressly identified.

                                   ARTICLE 2

                              THE CREDIT FACILITIES

         SECTION 2.1       THE REVOLVING CREDIT FACILITY.

                  2.1.1 REVOLVING CREDIT FACILITY. Subject to and upon the provisions of this Agreement, the Lenders collectively, but severally, establish a revolving credit facility in favor of the Revolving Credit Borrowers. The aggregate of all advances under the Revolving Credit Facility are sometimes referred to in this Agreement collectively as the "Revolving Loan".

         The amount set forth opposite each Lender's name on the signature page is herein called such Lender's "Revolving Credit Committed Amount" and the total of each Lender's Revolving Credit Committed Amount is herein called the "Total Revolving Credit Committed Amount". The proportionate share set forth opposite each Lender's name on the signature page is herein called such Lender's "Revolving Credit Pro Rata Share".

         Neither the Agent nor any of the Lenders shall be responsible for the Revolving Credit Commitment of any other Lender, nor will the failure of any Lender to perform its obligations under its Revolving Credit Commitment in any way relieve any other Lender from performing its obligations under its Revolving Credit Commitment.

         During the Revolving Credit Commitment Period, any or all of the Revolving Credit Borrowers may request advances under the Revolving Credit Facility in accordance with the provisions of this Agreement; provided that after giving effect to any such Revolving Credit Borrower's request:

         (a) the outstanding principal balance of each Lender's Revolving Credit Pro Rata Share of the Revolving Loan and of the Letter of Credit Obligations would not exceed the lesser of (i) for the period beginning May 1, 1997 through, and including, October 31, 1997, such Lender's Pro Rata Share of the sum of (1) the Borrowing Base, plus (2) Ten Million Dollars ($10,000,000), (ii) for the period beginning June 1, 1998 through, and including, September 30, 1998, such Lender's Pro Rata Share of the sum of (1) the Borrowing Base, plus (2) Five Million Dollars ($5,000,000), or (iii) at all other times such Lender's Revolving Credit Pro Rata Share of the Borrowing Base; and,

         (b) the aggregate outstanding principal balance of the Revolving Loan and all Letter of Credit Obligations would not exceed the lesser of (i) the Total Revolving Credit Committed Amount, (ii) for the period beginning May 1, 1997 through, and including, October 31, 1997, the Borrowing Base, plus Ten Million Dollars ($10,000,000), (iii) for the period beginning June 1, 1998 through, and including, September 30, 1998, the Borrowing Base, plus Five Million Dollars ($5,000,000), or (iv) for all other times, the Borrowing Base.

                  2.1.2 PROCEDURE FOR MAKING ADVANCES UNDER THE REVOLVING LOAN; LENDER PROTECTION LOANS.

         The Revolving Credit Borrowers may borrow under the Revolving Credit Facility on any Business Day. Advances under the Revolving Loan shall be deposited to a demand deposit account of a Revolving Credit Borrower with the Agent or shall be otherwise applied as directed by the Revolving Credit Borrowers, which direction the Agent may require to be in writing. Not later than 12:00 p.m.

(Baltimore City Time) on the date of the requested borrowing, the Revolving Credit Borrowers shall give the Agent oral or written notice (a "Loan Notice") of the amount and (if requested by the Agent) the purpose of the requested borrowing. Any oral Loan Notice shall be confirmed in writing by the Revolving Credit Borrowers within three (3) Business Days after the making of the requested advance under the Revolving Loan. Each Loan Notice shall be irrevocable. Upon receipt of any such Loan Notice, the Agent shall promptly notify each Lender of the amount of each advance to be made by such Lender on the requested borrowing date under such Lender's Revolving Credit Commitment.

         Not later than 2:00 p.m. (Baltimore City Time) on each requested borrowing date for the making of advances under the Revolving Loan, each Lender shall, if it has received timely notice from the Agent of the Revolving Credit Borrowers' request for such advances, make available to the Agent, in funds immediately available to the Agent at the Agent's office set forth in Section 9.1, such Lender's Pro Rata Share of the advances to be made on such date.

         In addition, each of the Revolving Credit Borrowers hereby irrevocably authorizes the Lenders at any time and from time to time, without further request from or notice to the Revolving Credit Borrowers, to make advances under the Revolving Loan which the Agent, in its sole, but reasonable credit judgment, deems necessary or appropriate to protect the interests of the Agent and/or any or all of the Lenders under this Agreement, including, without limitation, advances under the Revolving Loan made to cover debit balances in the Revolving Loan Account, principal of, and/or interest on, any Loan, including, the UK Time Loan, the Obligations (including any Letter of Credit Obligations), Administrative Costs and/or Enforcement Costs, prior to, on, or after the termination of other advances under this Agreement, regardless of whether the outstanding principal amount of the Revolving Loan which the Lenders may advance hereunder exceeds the Total Revolving Credit Committed Amount.

                  2.1.3 BORROWING BASE. As used in this Agreement, the term "Borrowing Base" means at any time, an amount equal to the aggregate of (a) eighty-five percent (85%) of the amount of Eligible Non-UK Receivables, plus (b) the lesser of (i) sixty percent (60%) of the amount of Eligible Non-UK Inventory or (ii) Thirty-five Million Dollars ($35,000,000), plus (c) until the first to occur of (i) the payment in full of all Tax Refunds and (ii) December 31, 1997, eighty percent (80%) of the amount of all unpaid Eligible Tax Refunds, less (d) the Interest Rate Protection Reserve, less (e) the UK Collateral Deficiency Reserve, and less (f) such other reserves, if any, as the Agent may determine from time to time, in the exercise of its reasonable credit judgment, applying standards customary to institutional asset-based lenders, to be an appropriate respect to a material adverse change affecting the value of the Collateral.

         The Borrowing Base shall be computed based on the Borrowing Base Report with respect to Eligible Non-UK Inventory, Eligible Non-UK Receivable and Eligible Tax Refunds most recently delivered to the Agent in accordance with the provisions of this Agreement. In the event the Revolving Credit Borrowers fail to furnish a Borrowing Base Report required by Section 2.1.4 below, or in the event the Agent reasonably believes that a Borrowing Base Report is no longer accurate, the Agent may to the extent of such inaccuracy, direct the Lenders to suspend the making of or limit advances under the Revolving Loan. The Borrowing Base shall be subject to reduction by amounts credited to the Collateral Account and by Tax Refunds amounts which have been paid, credited, reduced, rescinded or otherwise discharged since the date of the most recent Borrowing Base Report and by the amount of any Receivable, any Inventory or any Tax Refund which was included in the Borrowing Base but which the Agent determines fails to meet the respective criteria applicable from time to time for Eligible Non-UK Receivables, Eligible Non-UK Inventory or Eligible Tax Refunds.

         If at any time the total of the aggregate principal amount of the Revolving Loan and Outstanding Letter of Credit Obligations exceeds the Borrowing Base (or (1) for the period beginning May 1, 1997 through, and including, October 31, 1997, the Borrowing Base, plus Ten Million Dollars ($10,000,000) or (2) for the period beginning June 1, 1998 through, and including, September 30, 1998, the Borrowing Base, plus Five Million Dollars ($5,000,000)), a

Borrowing Base Deficiency ("Borrowing Base Deficiency") shall exist. Each time a Borrowing Base Deficiency exists, the Revolving Credit Borrowers at the sole and absolute discretion of the Agent exercised from time to time shall pay the Borrowing Base Deficiency ON DEMAND to the Agent for the benefit of the Lenders from time to time.

         As used in this Agreement, the term "UK Borrowing Base" means at any time, an amount equal to the aggregate of (a) eighty-five percent (85%) of the amount of Eligible UK Receivables, plus (b) the lesser of (i) sixty percent (60%) of the amount of Eligible UK Inventory. If at any time the outstanding balance of the UK Obligations exceeds the UK Borrowing Base, a UK Borrowing Base Deficiency ("UK Borrowing Base Deficiency") shall exist and the Borrowing Base shall be reduced by the amount of the UK Borrowing Base Deficiency (a "UK Collateral Deficiency Reserve") until such time as a subsequent UK Borrowing Base Report reveals that the UK Borrowing Base Deficiency no longer exists.

         Without implying any limitation on the Agent's discretion with respect to the Borrowing Base and the UK Borrowing Base, the criteria for Eligible Receivables, for Eligible Inventory and for Eligible Tax Refunds contained in the respective definitions of Eligible Receivables, of Eligible Inventory and of Eligible Tax Refunds are in part based upon the business operations of the Borrowers and the Mexican Subsidiary existing on or about the Closing Date and upon information and records furnished to the Agent by the Borrowers and/or the Mexican Subsidiary. If at any time or from time to time hereafter, the business operations of the Borrowers and/or the Mexican Subsidiary change in any material respect or such information and records furnished to the Agent is incorrect or misleading in any material respect, the Agent in its reasonable credit judgment, applying standards customary to institutional asset-based lenders, may at any time and from time to time during the duration of this Agreement change such criteria or add new criteria; provided, however, that any such change in, or addition or removal of criteria shall be effective only after notice thereof from the Agent to the Borrowers. Except in emergency circumstances, the Agent agrees to use its commercially reasonable efforts to consult with the Borrowers for a period not to exceed thirty (30) days prior to the effective date of any addition to, or change in, eligibility criteria, but the Agent shall have no obligation or duty to reach an agreement with the Borrowers as a condition of, or prior to, imposing any changes in, or additions to, eligibility criteria. The Agent may communicate such changed or additional criteria to the Borrowers from time to time either orally or in writing.

                  2.1.4 BORROWING BASE REPORT. The Revolving Credit Borrowers will furnish to the Agent no less frequently than weekly and at such other times as may be reasonably requested by the Agent a report of the Borrowing Base (each a "Borrowing Base Report"; collectively, the "Borrowing Base Reports") in the form required from time to time by the Agent, appropriately completed and duly signed. The Borrowing Base Report shall contain the amount and payments on the Receivables of the Revolving Credit Borrowers and the Mexican Subsidiary, the value of Inventory of the Revolving Credit Borrowers and the Mexican Subsidiary, and the calculations of the Borrowing Base, all in such detail, and accompanied by such supporting and other information, as the Agent may from time to time reasonably request. Upon the Agent's reasonable request and upon the creation of any Receivables by any Revolving Credit Borrower and/or the Mexican Subsidiary, or at such intervals as the Agent may reasonably require, the Revolving Credit Borrowers will provide and will cause the Mexican Subsidiary to provide the Agent with (a) confirmatory assignment schedules; (b) copies of Account Debtor invoices; (c) evidence of shipment or delivery; and (d) such further schedules, documents and/or information regarding its or their Receivables and the Inventory as the Agent may reasonably require. The items to be provided under this subsection shall be in form satisfactory to the Agent, and certified as true and correct by a Responsible Officer, and delivered to the Agent from time to time solely for the Agent's convenience in maintaining records of the Collateral. Any failure to deliver any of such items to the Agent shall not affect, terminate, modify, or otherwise limit the Liens of the Agent and the Lenders in the Collateral.

         The UK Subsidiary will furnish to the Agent no less frequently than monthly and at such other times as may be reasonably requested by the Agent a report of the UK Borrowing Base (each a "UK Borrowing Base Report"; collectively, the "UK Borrowing Base Reports") in the form required from time to time by the Agent, appropriately completed and duly signed. The UK Borrowing Base Report shall contain the amount and payments on the Receivables of the UK Subsidiary, the value of Inventory of the UK Subsidiary, and the calculations of the UK Borrowing Base, all in such detail, and accompanied by such supporting and other information, as the Agent may from time to time reasonably request.

                  2.1.5 REVOLVING CREDIT NOTES. The obligation of the Revolving Credit Borrowers to pay each Lender's Pro Rata Share of the Revolving Loan, with interest, shall be evidenced by a series of promissory notes (as from time to time extended, amended, restated, supplemented or otherwise modified, collectively the "Revolving Credit Notes" and individually a "Revolving Credit Note") substantially in the form of EXHIBIT "B-1" attached hereto and made a part hereof, with appropriate insertions. Each Lender's Revolving Credit Note shall be dated as of the Closing Date, shall be payable to the order of such Lender at the times provided in the Revolving Credit Note, and shall be in the principal amount of such Lender's Revolving Credit Pro Rata Share. Each of the Revolving Credit Borrowers acknowledges and agrees that, if the outstanding principal balance of the Revolving Loan at any time exceeds the aggregate face amount of the Revolving Credit Notes, the excess shall bear interest at the rates provided from time to time for advances under Revolving Loan evidenced by the Revolving Credit Notes and shall be payable, with accrued interest, ON DEMAND. The Revolving Credit Notes shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement.

                  2.1.6 MANDATORY PREPAYMENTS OF REVOLVING LOAN. Subject to the limitations and fees of Section 2.4.4 (Indemnity), the Revolving Credit Borrowers shall make the mandatory prepayments (each a "Revolving Loan Mandatory Prepayment" and collectively, the "Revolving Loan Mandatory Prepayments") of the Revolving Loan at the following times:


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





                           (a) The Revolving Credit Borrowers shall make a Revolving Loan Mandatory Prepayment at any time and from time to time in such amounts requested by the Agent pursuant to Section 2.1.3 (Borrowing Base) of this Agreement in order to cover any Borrowing Base Deficiency;

                           (b) The Revolving Credit Borrowers shall make a Revolving Loan Mandatory Prepayment on such dates and in such amounts to achieve compliance with the provisions of Section 2.1.11 (Required Availability under the Revolving Credit Facility); and

                           (c) The Revolving Credit Borrowers shall make a
Revolving Loan Mandatory Prepayment immediately upon the payment of all or any portion of the Tax Refunds in an amount equal to one hundred percent (100%) of the amount of Tax Refunds paid to or for the account of any or all of the Revolving Credit Borrowers, including, any credit or other offset given to any or all of the Revolving Credit Borrowers on account of any obligations of any or all of the Revolving Credit Borrowers. The Borrowing Base shall be contemporaneously reduced by the amount of all Tax Refunds paid or otherwise credited to or for the benefit of any or all of the Revolving Credit Borrowers. The Revolving Credit Borrowers shall not be obligated to make a Revolving Loan Mandatory Prepayment to the extent of any Tax Refunds paid directly to the Agent for application to the Obligations.

                  2.1.7 OPTIONAL PREPAYMENTS OF REVOLVING LOAN. Subject to the limitations and fees of Section 2.4.4 (Indemnity), the Revolving Credit Borrowers shall have the option at any time and from time to time prepay (each a "Revolving Loan Optional Prepayment" and collectively the "Revolving Loan Optional Prepayments") the Revolving Loan and all other Obligations, in whole or in part without premium or penalty.

                  2.1.8 THE COLLATERAL ACCOUNT. Unless otherwise agreed by the Agent with respect to Items of Payment payable to the Mexican Subsidiary subsequent to the Closing Date, the Revolving Credit Borrowers and, if required by the Agent, the Mexican Subsidiary, will deposit, or cause to be deposited, all Items of

Payment to a bank account designated by the Agent and from which the Agent alone has power of access and withdrawal (the "Collateral Account"). The Agent agrees that as of the Closing Date, Items of Payment payable to the Mexican Subsidiary are not required to be deposited into the Collateral Account. Each deposit shall be made not later than the next Business Day after the date of receipt of the Items of Payment. The Items of Payment shall be deposited in precisely the form received, except for the endorsements of the Revolving Credit Borrowers and/or the Mexican Subsidiary where necessary to permit the collection of any such Items of Payment, which endorsement the Revolving Credit Borrowers hereby agree to make and to cause the Mexican Subsidiary to make. In the event the Revolving Credit Borrowers fail to do so, the Revolving Credit Borrowers hereby authorize the Agent to make the endorsement in the name of any or all of the Revolving Credit Borrowers. Prior to such a deposit, the Revolving Credit Borrowers and the Mexican Subsidiary will not commingle any Items of Payment with any of the Revolving Credit Borrowers' other funds or property, but will hold them separate and apart in trust and for the account of the Agent for the benefit of the Lenders ratably and the Agent.

         In addition, if so directed by the Agent, the Revolving Credit Borrowers and the Mexican Subsidiary shall direct the mailing of all Items of Payment from their Account Debtors to one or more post-office boxes designated by the Agent, or to such other additional or replacement post-office boxes pursuant to the request of the Agent from time to time (collectively, the "Lockbox"). The Agent shall have unrestricted and exclusive access to the Lockbox.

         The Revolving Credit Borrowers hereby authorize the Agent to inspect all Items of Payment, endorse all Items of Payment in the name of any or all of the Revolving Credit Borrowers, and deposit such Items of Payment in the Collateral Account. The Agent reserves the right, exercised in its sole and absolute discretion from time to time, to provide to the Collateral Account credit prior to final collection of an Item of Payment and to disallow credit for any Item of Payment which is unsatisfactory to the Agent. In the event Items of Payment are returned to the Agent for any reason whatsoever, the Agent may, in the exercise of its discretion from time to time, forward such Items of Payment a


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





second time. Any returned Items of Payment shall be charged back to the Collateral Account, the Revolving Loan Account, or other account, as appropriate.

         The Agent will apply the whole or any part of the collected funds credited to the Collateral Account against the Revolving Loan (or with respect to Items of Payment which are not proceeds of Accounts or Inventory or after a Default or an Event of Default, against any of the Obligations) or credit such collected funds to a depository account of any or all of the Revolving Credit Borrowers with the Agent, the order and method of such application to be in the sole discretion of the Agent.

         In consideration for the Agent's agreement to credit the Collateral Account as of the Business Day on which the Agent receives Items of Payment and to reimburse the Agent for the cost of delays in the collection and clearance of Items of Payment, the Revolving Credit Borrowers hereby consent and agree that in computing interest on the Obligations the Agent shall be entitled to add one
(1) Business Days' interest on all Items of Payment not in the form of immediately available funds in accordance with the following formula:

   1996 gross sales of the Borrowers and Subsidiaries X Applicable Interest Rate
   --------------------------------------------------
           251 Business Days

Any resulting increase in the amount of interest payable by the Revolving Credit Borrowers shall be part of the Agent's Obligations, shall be for the sole and exclusive benefit of the Agent and shall not be shared with or payable to any of the Lenders.

                  2.1.9 REVOLVING LOAN ACCOUNT. The Agent will establish and maintain a loan account on its books (the "Revolving Loan Account") to which the Agent will (a) DEBIT (i) the principal amount of each advance under the Revolving Loan made by the Lenders hereunder as of the date made, (ii) the amount of any interest accrued on the Revolving Loan as and when due, and (iii) any other amounts due and payable by the Revolving Credit Borrowers to the Agent and/or the Lenders from time to time under the provisions of this Agreement in connection with the Revolving Loan, including,


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





without limitation, Administrative Costs, Enforcement Costs, Fees, late charges, and service, collection and audit fees, as and when due and payable, and (b) CREDIT all payments made by the Revolving Credit Borrowers to the Agent on account of the Revolving Loan as of the date made including, without limitation, funds credited to the Revolving Loan Account from the Collateral Account. The Agent may debit the Revolving Loan Account for the amount of any Item of Payment which is returned to the Agent unpaid. All credit entries to the Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by the Agent in cash or solvent credits. The Revolving Credit Borrowers hereby promise to pay to the order of the Agent for the ratable benefit of the Lenders, on the Revolving Credit Termination Date, an amount equal to the excess, if any, of all debit entries over all credit entries recorded in the Revolving Loan Account under the provisions of this Agreement. Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the Revolving Loan Account shall be presumed conclusively to be correct, and shall constitute an account stated between the Agent, the Lenders and the Revolving Credit Borrowers unless the Agent receives specific written objection thereto from any Revolving Credit Borrower and/or any Lender within thirty (30) Business Days after such statement or reconciliation shall have been sent by the Agent. Any and all periodic or other statements or reconcilia tions, and the information contained in those statements or reconciliations, of the Revolving Loan Account shall be final, binding and conclusive upon the Revolving Credit Borrowers in all respects, absent manifest error, unless the Agent receives specific written objection thereto from the Revolving Credit Borrowers within thirty (30) Business Days after such statement or reconciliation shall have been sent by the Agent.

                  2.1.10 REVOLVING CREDIT UNUSED LINE FEE. The Revolving Credit Borrowers shall pay to the Agent for the ratable benefit of the Lenders a monthly revolving credit facility fee (collectively, the "Revolving Credit Unused Line Fees" and individually, a "Revolving Credit Unused Line Fee") in an amount equal to 37.5 basis points per annum on the average daily unused and undisbursed portion of the Total Revolving Credit Committed

Amount (less the amount of the minimum availability required by Section 2.1.11(a) below) in effect from time to time accruing during each calendar month. The accrued and unpaid portion of the Revolving Credit Unused Line Fee shall be paid by the Revolving Credit Borrowers to the Agent on the first day of each month, commencing on the first such date following the date hereof, and on the Revolving Credit Termination Date.

                  2.1.11 REQUIRED AVAILABILITY UNDER THE REVOLVING CREDIT FACILITY.

                           (a) On the Closing Date and at all times thereafter,
the aggregate outstanding principal amount of the Revolving Loan and Outstanding Letter of Credit Obligations shall not exceed an amount equal to (i) the lesser of the Borrowing Base or the Total Revolving Credit Committed Amount, MINUS (ii) $2,000,000. As of any date of determination, the lesser of (i) the Borrowing Base (or (1) the Borrowing Base, plus $10,000,000 for the period beginning May 1, 1997 through, and including, October 31, 1997 or (2) the Borrowing Base, plus $5,000,000 for the period beginning June 1, 1998 through, and including, September 30, 1998) and (ii) the Total Revolving Credit Committed Amount, MINUS the aggregate outstanding principal amount of the Revolving Loan and Outstanding Letter of Credit Obligations is referred to herein as the "Actual Availability".

                           (b) The Revolving Credit Borrowers shall make a
Revolving Loan Mandatory Prepayment pursuant to the provisions of Section 2.1.6 to the extent necessary to achieve compliance with this Section. Notwithstanding the foregoing, if the Revolving Credit Borrowers fail to maintain Actual Availability at any time of at least $2,000,000, but Actual Availability is greater than or equal to $500,000, the Revolving Credit Borrowers shall have a period of not more than thirty (30) days to cure the deficiency in Actual Availability; provided, that at all times during such 30-day period, Actual Availability is equal to or greater than $500,000 and there does not otherwise exist a Default or an Event of Default.

         SECTION  2.2      THE LETTER OF CREDIT FACILITY.


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





                  2.2.1 LETTERS OF CREDIT. Subject to and upon the provisions of this Agreement, and as a part of the Revolving Credit Commitments, each of the Revolving Credit Borrowers, upon the prior approval of the Agent, may obtain documentary or standby letters of credit (as the same may from time to time be amended, supplemented or otherwise modified, each a "Letter of Credit" and collectively the "Letters of Credit") from the Agent from time to time from the Closing Date until the Business Day preceding the Revolving Credit Termination Date. The Revolving Credit Borrowers will not be entitled to obtain a Letter of Credit unless (a) the Revolving Credit Borrowers are then able to obtain a Revolving Loan from the Lenders in an amount not less than the proposed face amount of the Letter of Credit requested by the Revolving Credit Borrowers, and
(b) the sum of the then Outstanding Letter of Credit Obligations (including the amount of the requested Letter of Credit) does not exceed Two Million Dollars ($2,000,000).

                  2.2.2 LETTER OF CREDIT FEES. (a) With respect to each standby Letter of Credit, the Revolving Credit Borrowers shall pay to the Agent, for its own account, an issuance fee of one-eighth of one percent (.125%) of the stated amount of the standby Letter of Credit and with respect to each documentary Letter of Credit, the Revolving Credit Borrowers shall pay to the Agent, for its own account, an issuance fee equal to the Agent's then customary issuance fees for documentary letters of credit, all without regard for provisions contained in the Letters of Credit which may give rise to a reduction in the stated amount thereof unless such reduction has actually occurred (each a "Letter of Credit Fronting Fee" and collectively, the "Letter of Credit Fronting Fees"). The Letter of Credit Fronting Fees shall be paid upon the opening of each Letter of Credit and upon each anniversary thereof, if any. In addition, the Revolving Credit Borrower shall pay to the Agent all other reasonable and customary amendment, negotiation, processing, transfer or other fees to the extent and as and when required by the provisions of any Letter of Credit Agreement. All Letter of Credit Fronting Fees and all such other additional fees are included in and are a part of the "Fees" payable by the Revolving Credit Borrowers under the provisions of this Agreement and are for the sole and exclusive benefit of the Agent and are a part of the Agent's Obligations.


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





                  (b) In addition and in connection with each standby Letter of Credit, the Revolving Credit Borrower shall pay to the Agent for the ratable benefit of the Lenders quarterly, in arrears, a letter of credit fee (each a "Letter of Credit Fee" and collectively the "Letter of Credit Fees") in an amount equal to two hundred (200) basis points (calculated on the basis of actual number of days elapsed in a year of 360 days) of the stated amount of each such Letter of Credit without regard for provisions contained in the Letters of Credit which may give rise to a reduction in the stated amount thereof unless such reduction has actually occurred. The accrued and unpaid portion of each Letter of Credit Fee shall be paid by the Revolving Credit Borrower to the Agent on the first day of each quarterly period, commencing on the first such date following the issuance of the respective Letter of Credit, and on the expiration or termination date of the respective Letter of Credit.

                  2.2.3 TERMS OF LETTERS OF CREDIT; POST- EXPIRATION DATE LETTERS OF CREDIT.

         Each Letter of Credit shall (a) be opened pursuant to a Letter of Credit Agreement, (b) expire on a date not later than the Business Day preceding the Revolving Credit Expiration Date; and (c) expire on a date not later than one (1) year after the date of issuance; provided, however, if any Letter of Credit does have an expiration date later than the Business Day preceding the Revolving Credit Termination Date (each a "Post-Expiration Date Letter of Credit" and collectively, the "Post-Expiration Date Letters of Credit"), effective as of the Business Day preceding the Revolving Credit Termination Date and without prior notice to or the consent of the Revolving Credit Borrowers, the Lenders shall make advances under the Revolving Loan for the account of the Revolving Credit Borrowers in the aggregate face amount of all such Letters of Credit. The amount of each Lender's advance shall be equal to its Revolving Credit Pro Rata Share of the aggregate face amount of all such Letters of Credit. The Agent shall deposit the proceeds of such advances into one or more interest bearing accounts with and in the name of the Agent and over which the Agent alone shall have exclusive power of access and withdrawal (collectively, the "Letter of Credit Cash Collateral Account"). The Letter of Credit Cash


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





Collateral Account is to be held by the Agent, for the ratable benefit of the Lenders, as additional collateral and security for any Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit. The Revolving Credit Borrowers hereby assign, pledge, grant and set over to the Agent, for the ratable benefit of the Lenders, a first priority security interest in, and Lien on, all of the funds on deposit in the Letter of Credit Cash Collateral Account, together with any and all proceeds (cash and non-cash) and products thereof as additional collateral and security for the Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit. The Revolving Credit Borrowers acknowledge and agree that the Agent shall be entitled to fund any draw or draft on any Post-Expiration Date Letter of Credit from the monies on deposit in the Letter of Credit Cash Collateral Account without notice to or consent of the Revolving Credit Borrowers or any of the Lenders. The Revolving Credit Borrowers further acknowledge and agree that the Agent's election to fund any draw or draft on any Post-Expiration Date Letter of Credit from the Letter of Credit Cash Collateral shall in no way limit, impair, lessen, reduce, release or otherwise adversely affect the Revolving Credit Borrowers' obligation to pay any Letter of Credit Obligations under or relating to the Post-Expiration Date Letters of Credit. At such time as all Post-Expiration Date Letters of Credit have expired and all Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit have been paid in full, the Agent agrees to apply the amount of any remaining funds on deposit in the Letter of Credit Cash Collateral Account to the then unpaid balance of the Obligations under the Revolving Credit Facility in such order and manner as the Agent shall determine in its sole and absolute discretion in accordance with the provisions of this Agreement.

         The aggregate face amount of all Letters of Credit at any one time outstanding and issued by the Agent pursuant to the provisions of this Agreement, including, without limitation, any and all Post-Expiration Date Letters of Credit, plus the amount of any unpaid Letter of Credit Fees accrued or scheduled to accrue thereon, and less the aggregate amount of all drafts issued under or purporting to have been issued under such Letters of Credit that have been paid by the Agent and for which the Agent has been reimbursed by the Revolving Credit Borrowers in full in accordance with Section

2.3.5 below and the Letter of Credit Agreements, and for which the Agent has no further obligation or commitment to restore all or any portion of the amounts drawn and reimbursed, is herein called the "Outstanding Letter of Credit Obligations".

                  2.2.4 PROCEDURES FOR LETTERS OF CREDIT. The Revolving Credit Borrowers shall give the Agent written notice at least three (3) Business Days prior to the date on which the Revolving Credit Borrower desires the Agent to issue a Letter of Credit. Such notice shall be accompanied by a duly executed Letter of Credit Agreement specifying, among other things: (a) the name and address of the intended beneficiary of the Letter of Credit, (b) the requested face amount of the Letter of Credit, (c) whether the Letter of Credit is to be revocable or irrevocable, (d) the Business Day on which the Letter of Credit is to be opened and the date on which the Letter of Credit is to expire, (e) the terms of payment of any draft or drafts which may be drawn under the Letter of Credit, and (f) any other terms or provisions the Revolving Credit Borrowers desire to be contained in the Letter of Credit. Such notice shall also be accompanied by such other information, certificates, confirmations, and other items as the Agent may require to assure that the Letter of Credit is to be issued in accordance with the provisions of this Agreement and a Letter of Credit Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of a Letter of Credit Agreement, the provisions of this Agreement shall prevail and control unless otherwise expressly provided in the Letter of Credit Agreement. Upon (i) receipt of such notice, (ii) payment of all Letter of Credit Fees, all Letter of Credit Fronting Fees and all other Fees payable in connection with the issuance of such Letter of Credit, and (iii) receipt of a duly executed Letter of Credit Agreement, the Agent shall process such notice and Letter of Credit Agreement in accordance with its customary procedures and open such Letter of Credit on the Business Day specified in such notice.

                  2.2.5 PAYMENTS OF LETTERS OF CREDIT. The Revolving Credit Borrowers hereby promise to pay to the Agent, ON DEMAND and in United States Dollars, the following which are herein


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





collectively referred to as the "Current Letter of Credit Obligations":

                  (a) the amount which the Agent has paid or will be required to pay under each draft or draw on a Letter of Credit, whether such demand be in advance of the Agent's payment or for reimbursement for such payment;

                  (b) any and all reasonable charges and expenses which the Agent may pay or incur relative to the Letter of Credit and/or such draws or drafts; and

                  (c) interest on the amounts described in (a) and (b) not paid by the Revolving Credit Borrowers as and when due and payable under the provisions of (a) and (b) above from the day the same are due and payable until paid in full at a rate per annum equal to the Base Rate.

         In addition, the Revolving Credit Borrowers hereby promise to pay any and all other Letter of Credit Obligations as and when due and payable in accordance with the provisions of this Agreement and the Letter of Credit Agreements. The obligation of the Revolving Credit Borrowers to pay Current Letter of Credit Obligations and all other Letter of Credit Obligations shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Revolving Credit Borrowers or any other account party may have or have had against the beneficiary of such Letter of Credit, the Agent, any of the Lenders, or any other Person, including, without limitation, any defense based on the failure of any draft or draw to conform to the terms of such Letter of Credit, any draft or other document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit, any draft or other documents presented with any draft, any Letter of Credit Agreement, this Agreement, or any of the other Financing Documents, all whether or not the Agent or any of the Lenders had actual or constructive knowledge of the same, and irrespective of any Collateral, security or guarantee therefor or right of offset with respect thereto and irrespective of any other circumstances whatsoever which constitutes, or might be construed to constitute, an equitable or legal discharge of the Revolving Credit Borrowers


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





for any Letter of Credit Obligations, in bankruptcy or otherwise; PROVIDED, HOWEVER, that the Revolving Credit Borrowers shall not be obligated to reimburse the Agent for any wrongful payment under such Letter of Credit made as a result of the Agent's willful misconduct. The obligation of the Revolving Credit Borrowers to pay the Letter of Credit Obligations shall not be conditioned or contingent upon the pursuit by the Agent or any other Person at any time of any right or remedy against any Person which may be or become liable in respect of all or any part of such obligation or against any Collateral, security or guarantee therefor or right of offset with respect thereto.

         The Letter of Credit Obligations shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any portion of the Letter of Credit Obligations is rescinded or must otherwise be restored or returned by the Agent or any of the Lenders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Person, or upon or as a result of the appointment of a receiver, intervenor, or conservator of, or trustee or similar officer for, any Person, or any substantial part of such Person's property, all as though such payments had not been made.

                  2.2.6 CHANGE IN LAW; INCREASED COST. If any change in any law or regulation or in the interpretation thereof by any court or other Governmental Authority charged with the administration thereof shall either (a) impose, modify or deem applicable any reserve, special deposit or similar requirement against Letters of Credit issued by the Agent, or (b) impose on the Agent or any of the Lenders any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in clauses (a) or (b) above shall be to increase the cost to the Agent of issuing, maintaining or extending the Letter of Credit or the cost to any of the Lenders of funding any obligation under or in connection with the Letter of Credit (which increase in cost shall be the result of the Agent's reasonable allocation of the aggregate of such cost increases resulting from such events), then, within ten (10) days following demand by the Agent, the Revolving Credit Borrowers shall pay to the Agent from time to time as specified by the Agent, additional amounts which


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





shall be sufficient to compensate the Agent and the Lenders for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the then highest current rate of interest on the Revolving Loan. A certificate as to such increased cost incurred by the Agent and/or any of the Lenders, submitted by the Agent to the Revolving Credit Borrowers, shall be conclusive, absent manifest error.

                  2.2.7 GENERAL LETTER OF CREDIT PROVISIONS. The Revolving Credit Borrowers hereby instruct the Agent to pay any draft complying with the terms of any Letter of Credit irrespective of any instructions of the Revolving Credit Borrowers to the contrary. The Revolving Credit Borrowers assume all risks of the acts and omissions of the beneficiary and other users of any Letter of Credit. The Agent, the Lenders and their respective branches, Affiliates and/or correspondents shall not be responsible for and the Revolving Credit Borrowers hereby indemnify and hold the Agent, the Lenders and their respective branches, Affiliates and/or correspondents harmless from and against all liability, loss and expense (including reasonable attorney's fees and costs) incurred by the Agent, the Lenders and/or their respective branches, Affiliates and/or correspondents (other than arising from its or their acts of gross negligence or willful misconduct) relative to and/or as a consequence of (a) any failure by the Revolving Credit Borrowers to perform the agreements hereunder and under any Letter of Credit Agreement, (b) any Letter of Credit Agreement, this Agreement, any Letter of Credit and any draft, draw and/or acceptance under or purported to be under any Letter of Credit, (c) any action taken or omitted by the Agent, any of the Lenders and/or any of their respective branches, Affiliates and/or correspondents at the request of the Revolving Credit Borrowers, (d) any failure or inability to perform in accordance with the terms of any Letter of Credit by reason of any control or restriction rightfully or wrongfully exercised by any DE FACTO or DE JURE Governmental Authority, group or individual asserting or exercising governmental or paramount powers, and/or
(e) any consequences arising from causes beyond the control of the Agent, any of the Lenders and/or any of their respective branches, Affiliates and/or correspondents.

                  Except for gross negligence and willful misconduct, the Agent, the Lenders and their respective branches, Affiliates and/or correspondents, shall not be liable or responsible in any respect for any (a) error, omission, interruption or delay in transmission, dispatch or delivery of any one or more messages or advices in connection with any Letter of Credit, whether transmitted by cable, telegraph, mail or otherwise and despite any cipher or code which may be employed, and/or (b) action, inaction or omission which may be taken or suffered by it or them in good faith or through inadvertence in identifying or failing to identify any beneficiary or otherwise in connection with any Letter of Credit.

                  Any Letter of Credit may be amended, modified or revoked only upon the receipt by the Agent from the Revolving Credit Borrowers and the beneficiary (including any transferee and/or assignee of the original beneficiary), of a written consent and request therefor.

                  If any Laws of the United States (or any state thereof) and/or any country other than the United States permits a beneficiary under a Letter of Credit to require the Agent, the Lenders and/or any of their respective branches, Affiliates and/or correspondents to pay drafts under or purporting to be under a Letter of Credit after the expiration date of the Letter of Credit, the Revolving Credit Borrowers shall reimburse the Agent and the Lenders, as appropriate, for any such payment pursuant to provisions of Section 2.3.5.

                  Except as may otherwise be specifically provided in a Letter of Credit or Letter of Credit Agreement, the laws of the State of Maryland and the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 shall govern the Letters of Credit. The Laws, rules, provisions and regulations of the Uniform Customs and Practice for Documentary Credits are hereby incorporated by reference. In the event of a conflict between the Uniform Customs and Practice for Documentary Credits and the laws of the State of Maryland, the Uniform Customs and Practice for Documentary Credits shall prevail.


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                           2.2.8    PARTICIPATIONS IN THE LETTERS OF CREDIT.

         Each Lender hereby irrevocably authorizes the Agent to issue Letters of Credit in accordance with the provisions of this Agreement. As of the date each Letter of Credit is opened or issued by the Agent pursuant to the provisions of this Agreement, each Lender shall have an undivided participating interest in
(a) the rights and obligations of the Agent under such Letter of Credit, and (b) the Outstanding Letter of Credit Obligations of the Revolving Credit Borrowers with respect to such Letter of Credit, in an amount equal to each Lender's Revolving Credit Pro Rata Share of such Outstanding Letter of Credit Obligations.

                           2.2.9    PAYMENTS BY THE LENDERS TO THE AGENT. If
the Revolving Credit Borrowers fail to pay to the Agent any Current Letter of Credit Obligations as and when due and payable, the Agent shall promptly notify each of the Lenders and shall demand payment from each of the Lenders such Lender's Revolving Credit Pro Rata Share of such unpaid Current Letter of Credit Obligations. In addition, if any amount paid to the Agent on account of Current Letter of Credit Obligations is rescinded or required to be restored or turned over by the Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Revolving Credit Borrowers or upon or as a result of the appointment of a receiver, intervenor, trustee, conservator or similar officer for the Revolving Credit Borrowers, or is otherwise not indefeasibly covered by an advance under the Revolving Loan, the Agent shall promptly notify each of the Lenders and shall demand payment from each of the Lenders of its Revolving Credit Pro Rata Share of its portion of the Current Letter of Credit Obligations to be remitted to the Revolving Credit Borrowers.

                  Each of the Lenders irrevocably and unconditionally agrees to honor any such demands for payment under this Section and promises to pay to the Agent's account on the same Business Day as demanded the amount of its Revolving Credit Pro Rata Share of the Current Letter of Credit Obligations in immediately available funds, without any setoff, counterclaim or deduction of any kind. Any payment by a Lender hereunder shall in no way release, discharge or lessen the obligation of the Revolving Credit


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





Borrowers to pay Current Letter of Credit Obligations to the Agent in accordance with the provisions of this Agreement.

                  The obligation of each of the Lenders to remit the amounts of its Revolving Credit Pro Rata Share of Current Letter of Credit Obligations for the account of the Agent pursuant to this Section shall be unconditional and irrevocable under any and all circumstances and may not be terminated, suspended or delayed for any reason whatsoever, provided that all payments of such amounts by each of the Lenders shall be without prejudice to the rights of each of the Lenders with respect to the Agent's alleged gross negligence or willful misconduct. Any claim any Lender may have against the Agent as a result of the Agent's alleged gross negligence or willful misconduct may be brought by such Lender in a separate action against the Agent but may not be used as a defense to payment under the provisions of this Section.

                  No failure of any Lender to remit the amount of its Revolving Credit Pro Rata Share of Current Letter of Credit Obligations to the Agent pursuant to this Section shall affect the obligations of the Agent under any Letter of Credit, and if any Lender does not remit to the Agent the amount of its Revolving Credit Pro Rata Share of Current Letter of Credit Obligations on the same day as demanded, then without limiting such Lender's obligation to transmit funds on the same Business Day as demanded, such Lender shall be obligated to pay, on demand of the Agent and without setoff, counterclaim or deduction of any kind whatsoever interest on the unpaid amount at the Federal Funds Rate for each day from the date such amount shall be due and payable to the Agent until the date such amount shall have been paid in full to the Agent by such Lender.

         SECTION 2.3       THE TIME LOAN.

                           2.3.1    TIME LOAN COMMITMENTS.  Subject to and
upon the provisions of this Agreement, each Lender severally agrees to make a series of time loans (each a "UK Time Loan A") to the UK Subsidiary on the Closing Date in the aggregate principal amount set forth opposite such Lender's name on the signature page (herein called such Lender's "UK Time Loan Committed Amount"). The total


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





of each Lender's UK Time Loan Committed Amount is herein called the "Total UK Time Loan Committed Amount". The proportionate share set forth opposite each Lender's name on the signature page is herein called such Lender's "Time Loan Pro Rata Share".

         The obligation of each Lender to make a UK Time Loan is several and is limited to its UK Time Loan Committed Amount and such obligation of each Lender is herein called its "UK Time Loan Commitment". The UK Time Loan Commitment of each of the Lenders is collectively referred to as the "UK Time Loan Commitments".

         The Agent shall not be responsible for the UK Time Loan Commitment of any Lender; and similarly, none of the Lenders shall be responsible for the UK Time Loan Commitment of any of the other Lenders; the failure, however, of any Lender to perform its UK Time Loan Commitment shall not relieve any of the other Lenders from the performance of their respective UK Time Loan Commitments.

                           2.3.2    THE UK TIME NOTES.  The obligation of the
UK Subsidiary to pay the UK Time Loans with interest shall be evidenced by a series of promissory notes (each as from time to time extended, amended, restated, supplemented or otherwise modified, the "UK Time Note" and collectively, the "UK Time Notes") substantially in the form of EXHIBIT "B-2" attached hereto and made a part hereof with appropriate insertions. Each UK Time Note shall be dated as of the Closing Date, shall be payable to the order of a Lender at the times provided in the UK Time Note, and shall be in the principal amounts of such Lender's UK Time Loan Committed Amount in accordance with the provisions of Section 2.3.1.

                           2.3.3    PAYMENTS OF PRINCIPAL.  The unpaid
principal balance of the UK Time Loans shall be payable on the UK Time Loan Maturity Date. The UK Time Loans may not be prepaid without the prior written consent of the Agent and the Lenders.

         SECTION 2.4       INTEREST.

                           2.4.1    APPLICABLE INTEREST RATES.


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





                                    (a) Each Loan shall bear interest until
maturity (whether by acceleration, declaration, extension or otherwise) at either the Base Rate or the LIBOR Rate, as selected and specified by the Borrowers in an Interest Rate Election Notice furnished to the Agent in accordance with the provisions of Section 2.4.2(e), or as otherwise determined in accordance with the provisions of this Section 2.4, and as may be adjusted from time to time in accordance with the provisions of Section 2.4.3.

                                    (b) Notwithstanding the foregoing, following
the occurrence and during the continuance of an Event of Default, at the option of the Lenders, all Loans and all other Obligations shall bear interest at the Post-Default Rate.

                                    (c) The Applicable Margin for LIBOR Loans
and Base Rate Loans shall be as follows:

                           -----------------------------------------
                              Applicable               Applicable
                              Margin for               Margin for
                           Base Rate Loans            LIBOR Loans
                            (basis points)           (basis points)
                           -----------------------------------------
                                  50                      200
                           ========================================

                           2.4.2    SELECTION OF INTEREST RATES.

                                    (a) The Borrowers may select the initial
Applicable Interest Rate or Applicable Interest Rates to be charged on the Loans.

                                    (b) From time to time after the date of this
Agreement as provided in this Section, by a proper and timely Interest Rate Election Notice furnished to the Agent in accordance with the provisions of
Section 2.4.2(e), the Borrowers may select an initial Applicable Interest Rate or Applicable Interest Rates for any Loans or may convert the Applicable Interest Rate and, when applicable, the Interest Period, for any existing Loan to any other Applicable Interest Rate or, when applicable, any other Interest Period.

                                    (c) The Borrower's selection of an
Applicable Interest Rate and/or an Interest Period, the Borrowers' election to convert an Applicable Interest Rate and/or an Interest Period to another Applicable Interest Rate or Interest Period, and any other adjustments in an interest rate are subject to the following limitations:

                                            (i) the Borrowers shall not at any
         time select or change to an Interest Period that extends beyond the Revolving Credit Expiration Date,

                                            (ii) except as otherwise provided in
         Section 2.4.4, no change from the LIBOR Rate to the Base Rate shall become effective on a day other than a Business Day and on a day which is the day following the last day of the then current Interest Period, no change of an Interest Period shall become effective on a day other than the day following the last day of the then current Interest Period, and no change from the Base Rate to the LIBOR Rate shall become effective on a day other than a day which is a Eurodollar Business Day.

                                            (iii) any Applicable Interest Rate
         change for any Loan to be effective on a date on which any principal payment on account of such Loan is scheduled to be paid shall be made only after such payment shall have been made,

                                            (iv) no more than ten (10) different
         LIBOR Rates may be outstanding at any time and from time to time,

                                            (v) the first day of each Interest
         Period shall be a Eurodollar Business Day,

                                            (vi) as of the effective date of a
         selection, there shall not exist an Event of Default, and

                                            (vii) the minimum principal amount
         of a LIBOR Loan shall be One Million Dollars ($1,000,000) and shall be an integral multiple of Two Hundred Fifty Thousand Dollars ($250,000).


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





                                    (d) If a request for an advance under the
Loans is not accompanied by an Interest Rate Election Notice or does not otherwise include a selection of an Applicable Interest Rate and, if applicable, an Interest Period, or if, after having made a selection of an Applicable Interest Rate and, if applicable, an Interest Period, the Borrowers fail or are not otherwise entitled under the provisions of this Agreement to continue such Applicable Interest Rate or Interest Period, the Borrowers shall be deemed to have selected the Base Rate as the Applicable Interest Rate until such time as the Borrowers have selected a different Applicable Interest Rate and specified an Interest Period in accordance with, and subject to, the provisions of this Section.

                                    (e) The Agent will not be obligated to make
Loans, to convert the Applicable Interest Rate on Loans to another Applicable Interest Rate, or to change Interest Periods, unless the Agent shall have received an irrevocable written or telephonic notice (an "Interest Rate Election Notice") from the Borrowers specifying the following information:

                                            (i) the amount to be borrowed or
         converted,

                                            (ii) a selection of the Base Rate or
         the LIBOR Rate,

                                            (iii) the length of the Interest
         Period if the Applicable Interest Rate selected is the LIBOR Rate, and

                                            (iv) the requested date on which
         such election is to be effective.

Any telephonic notice must be confirmed in writing within three (3) Business Days. Each Interest Rate Election Notice must be received by the Agent not later than 12:00 p.m. (Baltimore City Time) on the Business Day of any requested borrowing or conversion in the case of a selection of the Base Rate and not later than 12:00 p.m. (Baltimore City time) on the second Business Day before the effective date of any requested borrowing or conversion in the case of a selection of the LIBOR Rate.


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





                           2.4.3    DETERMINATION OF LIBOR BASE RATE.

                                    (a) In the event that (i) the Agent shall
have determined in its reasonable credit judgment that, by reason of circumstances affecting the London interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the LIBOR Base Rate for any requested Interest Period with respect to a Loan the Borrowers have requested to be made as or to be converted to a LIBOR Loan or (ii) the Agent shall determine in its reasonable credit judgment that the LIBOR Base Rate for any requested Interest Period with respect to a Loan the Borrowers have requested to be made as or to be converted to a LIBOR Loan does not adequately and fairly reflect the cost to the Agent of funding or converting such Loan, the Agent shall give telephonic or written notice of such determination to the Borrowers at least one
(1) day prior to the proposed date for funding or converting such Loan. If such notice is given, any request for a LIBOR Loan shall be made as or converted to a Base Rate Loan. Until such notice has been withdrawn by the Agent, the Borrowers will not request that any Loan be made as or converted to a LIBOR Loan.

                                    (b) If applicable Laws shall (i) make it
unlawful for any Lender to fund through the purchase of Dollar deposits with respect to any portion of the based, or requested by the Borrowers to be based, on LIBOR or otherwise give effect to the Lender's obligations as contemplated under this Section with respect to the use of the LIBOR Rate, or (ii) shall impose on the Lender any costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lender which includes deposits by reference to which the LIBOR Rate is determined as provided herein or a category of extensions of credit or other assets of the Lender which includes a LIBOR Rate, or (iii) shall impose on the Lender any restrictions on the amount of such a category of liabilities or assets which the Agent may hold, then, in each such case, the Agent may, by notice thereof to Borrowers, terminate the LIBOR option. Any portion of the Loan subject thereto shall immediately bear interest thereafter at the Base Rate.


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





                           2.4.4    INDEMNITY.  The Borrowers jointly and
severally agree to indemnify and reimburse the Agent and the Lenders and to hold the Agent and the Lenders harmless from any loss, cost (including administrative costs) or expense which such Lenders may sustain or incur as a consequence of
(a) a default by the Borrowers in payment when due of the principal amount of or interest on any LIBOR Loan, (b) the failure of the Borrowers to make, or convert the Applicable Interest Rate of, a Loan after the Borrowers have given a Loan Notice or an Interest Rate Election Notice, (c) the failure of the Borrowers to make any prepayment of a LIBOR Loan after the Borrowers have given notice of such intention to make such a prepayment, (d) the termination of the LIBOR option pursuant to Section 2.4.3(b), and/or (e) the making by the Borrowers of a prepayment of a LIBOR Loan on a day which is not the last day of the Interest Period for such LIBOR Loan, calculated as provided in the following paragraph. This agreement and covenant of the Borrowers shall survive termination or expiration of this Agreement and payment of the other Obligations. Notwithstanding the foregoing, the liability of the UK Subsidiary under this
Section 2.4.4 shall be limited only to the indemnity obligations relating solely to the UK Obligations.

                           Contemporaneously with any prepayment of principal
of a LIBOR Loan, a prepayment fee shall be due and payable to the Lenders in an amount equal to the PRODUCT of

         (A) the amount so prepaid

 MULTIPLIED BY

         (B) THE DIFFERENCE (but not less than zero) of

                           (i) the constant maturity 360-day interest yield (as
                  of the first day of the then effective Interest Period and expressed as a decimal) for a United States Treasury bill, note, or bond (a "Treasury obligation") selected by the Agent, in an aggregate amount comparable to the amount prepaid, and having, as of the first day of the then effective Interest Period, a remaining term approximately equal to the original Interest Period,

                   MINUS

                           (ii) the 360-day interest yield (as of the Business
                  Day immediately preceding the prepayment date and expressed as a decimal) on such Treasury obligation and having, as of the Business Day immediately preceding the prepayment date, a remaining term until maturity approximately equal to the unexpired portion of the Interest Period,

MULTIPLIED BY

         (C) THE QUOTIENT of

                           (y) the number of calendar days in the unexpired
                  portion of the Interest Period, DIVIDED BY

                           (x) 360.

The applicable yields on the Treasury obligations described above shall be determined based upon the Federal Reserve statistical release H.15 published for the applicable determination dates set forth above. Any Treasury obligation selected when the related Interest Period is one year or less shall be United States Treasury Bills. The Lenders shall not be obligated or required to have actually reinvested the prepaid amount of the LIBOR Loan in any such Treasury obligation as a condition precedent to the Borrowers' being obligated to pay a prepayment fee as outlined above. The Lenders shall not be obligated to accept any prepayment of principal unless it is accompanied by the prepayment fee, if any, due in connection therewith as calculated pursuant to the provisions of this paragraph. No prepayment fee payable in connection herewith shall in any event or under any circumstances be deemed or construed as a penalty.


                           2.4.5    PAYMENT OF INTEREST.

                                    (a) Unpaid and accrued interest on any
advance of the Loans shall be paid monthly, in arrears, on the first day of each calendar month, commencing on the first such date after the date of this Agreement, and on the first day of each calendar month thereafter, and at maturity (whether by acceleration, declaration, extension or otherwise).

                                    (b) Notwithstanding the foregoing, any and
all unpaid and accrued interest on any Base Rate Loan converted to a LIBOR Loan or on any Base Rate Loan or LIBOR Loan prepaid shall be paid immediately upon such conversion and/or prepayment, as appropriate.

         SECTION 2.5       GENERAL FINANCING PROVISIONS.

                           2.5.1    BORROWERS' REPRESENTATIVES.

                                    (a) The Borrowers hereby represent and
warrant to the Agent and the Lenders that each of them and their respective Subsidiaries will derive benefits, directly and indirectly, from each Letter of Credit and from each Loan, both in their separate capacity and as a member of the integrated group to which each of the Borrowers and their Subsidiaries belong and because the successful operation of the integrated group is dependent upon the continued successful performance of the functions of the integrated group as a whole, because (i) this financing is enabling the refinancing of the Existing Credit Facilities, (ii) the terms of the consolidated financing provided under this Agreement are more favorable than would otherwise would be obtainable by the Borrowers or their Subsidiaries individually, and (iii) the additional administrative and other costs and reduced flexibility associated with individual financing arrangements which would otherwise be required if obtainable would substantially reduce the value of the financing. The Revolving Credit Borrowers in the discretion of their respective managements are to agree among themselves as to the allocation of the benefits of Letters of Credit and the proceeds of Revolving Loan advances, provided, however, that the Revolving Credit Borrowers shall be deemed to have represented and warranted to the Agent and the Lenders at the time of allocation that each benefit and use of proceeds is a Permitted Use.

                                    (b) For administrative convenience, each
Borrower hereby irrevocably appoints the Parent as the Borrower's attorney-in-fact, with power of substitution (with the prior written consent of the Agent in the exercise of its sole and absolute discretion), in the name of the Parent or in the name of any or all of the Borrowers or otherwise to take any and all actions with respect to this Agreement, the other Financing Documents, the Obligations and/or the Collateral (including, without limitation, the proceeds thereof) as the Parent may so elect from time to time, including, without limitation, actions to (i) request advances under the Loans, apply for and direct the benefits of Letters of Credits, and direct the Agent to disburse or credit the proceeds of any Loan directly to an account of the Parent, any one or more of the Revolving Credit Borrowers or otherwise, which direction shall evidence the making of such Loan and shall constitute the acknowledgement by each of the Revolving Credit Borrowers of the receipt of the proceeds of such Loan or the benefit of such Letter of Credit, (ii) enter into, execute, deliver, amend, modify, restate, substitute, extend and/or renew this Agreement, any Additional Borrower Joinder Supplement, any other Financing Documents, security agreements, mortgages, deposit account agreements, instruments, certificates, waivers, letter of credit applications, releases, documents and agreements from time to time, and (iii) endorse any check or other item of payment in the name of any or all of the Borrowers or in the name of the Parent. The foregoing appointment is coupled with an interest, cannot be revoked without the prior written consent of the Agent, and may be exercised from time to time through the Parent's duly authorized officer, officers or other Person or Persons designated by the Parent to act from time to time on behalf of the Parent.

                                    (c) Each of the Revolving Credit Borrowers
hereby irrevocably authorizes each of the Lenders to make Loans to any one or more all of the Revolving Credit Borrowers, and hereby irrevocably authorizes the Agent to issue or cause to be issued Letters of Credit for the account of any or all of the Revolving Credit Borrowers, pursuant to the provisions of this Agreement upon the written, oral or telephone request any one or more of the Persons who is from time to time a Responsible Officer of a Revolving Credit Borrower under the provisions of the most recent certificate of corporate resolutions and/or incumbency of the Revolving Credit Borrowers on file with the Agent and also upon the written, oral or telephone request of any one of the Persons who is from time to time a Responsible Officer of the Parent under the provisions of the most recent certificate of corporate resolutions and/or incumbency for the Parent on file with the Agent.

                                    (d) Neither the Agent nor any of the Lenders
assumes any responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Agent and the Borrowers or the Agent and any of the Lenders in connection with the Credit Facilities, any Loan, any Letter of Credit or any other transaction in connection with the provisions of this Agreement, except for acts of gross negligence or willful misconduct.

                                    (e) Without implying any limitation on the
joint and several nature of the Obligations, the Lenders agree that, notwithstanding any other provision of this Agreement, the Revolving Credit Borrowers may create reasonable inter-company indebtedness between or among the Revolving Credit Borrowers with respect to the allocation of the benefits and proceeds of the advances and Credit Facilities under this Agreement. The Revolving Credit Borrowers agree among themselves, and the Agent and the Lenders consent to that agreement, that each Revolving Credit Borrower shall have rights of contribution from all of the other Revolving Credit Borrowers to the extent such Revolving Credit Borrower incurs Obligations in excess of the proceeds of the Loans received by, or allocated to purposes for the direct benefit of, such Revolving Credit Borrower. All such indebtedness and rights shall be, and are hereby agreed by the Revolving Credit Borrowers to be, subordinate in priority and payment to the indefeasible repayment in full in cash of the Obligations, and, unless the Agent agrees in writing otherwise, shall not be exercised or repaid in whole or in part until all of the Obligations have been indefeasibly paid in full in cash. The Revolving Credit Borrowers agree that all of such inter-company indebtedness and rights of contribution are part of the Collateral and secure the Obligations. Each Revolving Credit Borrower hereby waives all rights of counter-claim, recoupment and offset between or among themselves arising on account of that indebtedness and otherwise. No Revolving Credit Borrower shall evidence the inter-company indebtedness or rights of contribution by note or other instrument, and shall not secure such indebtedness or rights of contribution with any Lien or security.

                           2.5.2    COMPUTATION OF INTEREST AND FEES.  All
applicable Fees and interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Any change in the interest rate on any of the Obligations resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate is announced.

                           2.5.3    PAYMENTS.  All payments of the
Obligations, including, without limitation, principal, interest, Prepayments, and Fees, shall be paid by the Borrowers in Dollars without setoff or counterclaim to the Agent (except as otherwise provided herein) at the Agent's office specified in Section 9.1 in immediately available funds not later than noon (Baltimore City Time) on the due date of such payment, subject to any applicable grace or cure period set forth in Section 7.1.1. All payments received by the Agent after such time shall be deemed to have been received by the Agent for purposes of computing interest and Fees and otherwise as of the next Business Day. Payments shall not be considered received by the Agent until such payments are paid to the Agent in immediately available funds.

         Unless the Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Agent that the Borrowers will not make such payment in full, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date and the Agent in its sole discretion may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers shall not have so made such payment in full to the Agent and the Agent shall have distributed to any Lender all or any portion of such amount, such Lender shall repay to the Agent on demand the amount so distributed to such Lender, together with interest thereon at the Federal Funds Rate, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent.

         All payments to be made by the Borrowers to the Agent and/or any of the Lenders under this Agreement or any of the other Financing Documents shall be made in Dollars, without set-off or counterclaim and free and clear of, and without deduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed against any of the Borrowers, other than income and franchise taxes imposed on the Agent or any Lender (the "Assessments"). If any Assessments are imposed and required to be withheld from any such payment, the Borrowers shall either (i) increase the amount of such payment so that the Agent for the benefit of the Lenders will receive a net amount (after giving effect to the payment of such additional amount and to the deduction of all Assessments) equal to the amount due hereunder, or (ii) pay such Assessments to the appropriate taxing authority for the account of the Agent and the Lenders, and, as promptly as possible thereafter, send the Agent an original receipt (or a copy thereof that has been stamped by the appropriate taxing authority to certify payment) showing payment thereof, together with such additional documentary evidence as the Agent or any of the Lenders may from time to time reasonably require. If any of the Borrowers fail to perform its obligations to the Agent and the Lenders under parts (i) or (ii) of the preceding sentence, the Borrowers shall indemnify the Agent and the Lenders for any such Assessments that are paid by the Agent and/or any of the Lenders, plus all incremental Assessments, interest or penalties that may become payable as a consequence of such failure. Notwithstanding the foregoing, the liability of the UK Subsidiary under this Section 2.5.3 shall be limited only to the indemnity obligations relating solely to the UK Obligations.

                           2.5.4    SETOFF.   Without implying any limitation
on any other rights the Agent and/or the Lenders may have under the Financing Documents or applicable Laws, during the continuance of an Event of Default, the Agent is hereby authorized by the Borrowers at any time and from time to time, without notice to the

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





Borrowers, to set off, appropriate and apply any or all items hereinabove referred to against all Obligations (including, without limitation, the Agent's Obligations) then outstanding (whether or not then due), all in such order and manner as shall be determined by the Agent in its sole and absolute discretion, except that any set off against any such items owned by the UK Subsidiary shall be applied only to the UK Obligations.

                           2.5.5    REQUIREMENTS OF LAW.  In the event that
any Lender shall have determined in its reasonable credit judgment and in good faith that (a) the adoption of any Laws regarding capital adequacy, or (b) any change therein or in the interpretation or application thereof or (c) compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender (other than assessments and reserves taken into account in determining the interest rate applicable to LIBOR Loans), as a consequence of the obligations of the such Lender hereunder to a level below that which such Lender or any corporation controlling such Lender would have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender and the corporation controlling such Lender, with respect to capital adequacy) by an amount deemed by such Lender to be material in the exercise of its good faith, reasonable credit judgment, then from time to time, after submission by such Lender to the Borrowers of a written request therefor and a statement of the basis for such determination, the Borrowers shall pay to such Lender such additional amount or amounts in order to compensate for such reduction, except that the liability of the UK Subsidiary hereunder shall be limited to any such reduction relating solely to the UK Obligations.


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                           2.5.6    FUNDS TRANSFER SERVICES.

                                    (a) Each Borrower acknowledges that the
Agent has made available to the Borrowers Wire Transfer Procedures, a copy of which is attached to this Agreement as EXHIBIT "C", and which include a description of security procedures regarding funds transfers executed by the Agent or an Affiliate bank at the request of the Borrowers (the "Security Procedures"). Each Borrower further acknowledges that the full scope of the Security Procedures which the Agent or such Affiliate bank offers and strongly recommends for funds transfers is available only if the Borrowers communicate directly with the Agent or such Affiliate bank as applicable in accordance with said procedures. If a Borrower attempts to communicate by any other method or otherwise not in accordance with the Security Procedures, the Agent or such Affiliate bank, as applicable, shall not be required to execute such instructions, but if the Agent or such Affiliate bank, as applicable, does so, the Borrowers will be deemed to have refused the Security Procedures that the Agent or such Affiliate bank as applicable offers and strongly recommends, and the Borrowers will be bound by any funds transfer, whether or not authorized, which is issued in any Borrower's name and accepted by the Agent or such Affiliate bank, as applicable, in good faith. The Agent or such Affiliate bank, as applicable, may modify Wire Transfer Procedures including, without limitation, the Security Procedures at such time or times and in such manner as the Agent or such Affiliate bank, as applicable, in its sole discretion, deems appropriate to meet prevailing standards of good banking practice. By continuing to use the Agent's or such Affiliate bank's, as applicable, wire transfer services after receipt of any modification of the Wire Transfer procedures including, without limitation, the Security Procedures, each Borrower agrees that the Security Procedures, as modified, are likewise commercially reasonable. Each Borrower further agrees to establish and maintain procedures to safeguard the Security Procedures and any information related thereto. Neither the Agent nor any Affiliate of the Agent is responsible for detecting any error in payment order sent by any Borrower to the Agent or any of the Lenders.


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





                                    (b)      The Agent or such Affiliate bank,
as applicable, will generally use the Fedwire funds transfer system for domestic funds transfers, and the funds transfer system operated by the Society for Worldwide International Financial Telecommunication (SWIFT) for international funds transfers. International funds transfers may also be initiated through the Clearing House InterBank Payment System (CHIPs) or international cable. However, the Agent or such Affiliate bank, as applicable, may use any means and routes that the Agent or such Affiliate bank, as applicable, in its sole discretion, may consider suitable for the transmission of funds. Each payment order, or cancellation thereof, carried out through a funds transfer system or a clearinghouse will be governed by all applicable funds transfer system rules and clearing house rules and clearing arrangements, whether or not the Agent or such Affiliate bank, as applicable, is a member of the system, clearinghouse or arrangement and each Borrower acknowledges that the Agent's or such Affiliate bank's, as applicable, right to reverse, adjust, stop payment or delay posting of an executed payment order is subject to the laws, regulations, rules, circulars and arrangements described herein.

                           2.5.7    GUARANTY.

                                    (a)      Each Revolving Credit Borrower
hereby unconditionally and irrevocably, guarantees to the Agent and the Lenders:

                                            (i) the due and punctual payment in
         full (and not merely the collectibility) by the other Borrowers, including, the UK Subsidiary, of the Obligations (including the UK Obligations), including unpaid and accrued interest thereon, in each case when due and payable, all according to the terms of this Agreement, the Notes and the other Financing Documents;

                                            (ii) the due and punctual payment in
         full (and not merely the collectibility) by the other Borrowers, including, the UK Subsidiary, of all other sums and charges which may at any time be due and payable in accordance with this Agreement, the Notes or any of the other Financing Documents;

                                            (iii) the due and punctual
         performance by the other Borrowers, including, the UK Subsidiary, of all of the other terms, covenants and conditions contained in the Financing Documents; and

                                            (iv) all the other Obligations of
         the other Borrowers, including, the UK Subsidiary.

                                    (b)     The obligations and liabilities of
each Revolving Credit Borrower as a guarantor under this Section 2.5.7 shall be absolute and unconditional and joint and several, irrespective of the genuineness, validity, priority, regularity or enforceability of this Agreement, any of the Notes or any of the Financing Documents or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Revolving Credit Borrower in its capacity as a guarantor expressly agrees that the Agent and the Lenders may, in their sole and absolute discretion, without notice to or further assent of such Revolving Credit Borrower and without in any way releasing, affecting or in any way impairing the joint and several obligations and liabilities of such Revolving Credit Borrower as a guarantor hereunder:

                                            (i) waive compliance with, or any
         defaults under, or grant any other indulgences under or with respect to any of the Financing Documents;

                                            (ii) modify, amend, change or
         terminate any provisions of any of the Financing Documents;

                                            (iii) grant extensions or renewals
         of or with respect to the Credit Facilities, the Notes or any of the other Financing Documents;

                                            (iv) effect any release,
         subordination, compromise or settlement in connection with this Agreement, any of the Notes or any of the other Financing Documents;

                                            (v) agree to the substitution,
         exchange, release or other disposition of the Collateral or any part thereof, or any other collateral for the Loan or to the subordination of any lien or security interest therein;

                                            (vi) make advances for the purpose
         of performing any term, provision or covenant contained in this Agreement, any of the Notes or any of the other Financing Documents with respect to which any of the Borrowers shall then be in default;

                                            (vii) make future advances pursuant
         to the Financing Agreement or any of the other Financing Documents;

                                            (viii) assign, pledge, hypothecate
         or otherwise transfer the Commitments, the Obligations, the Notes, any of the other Financing Documents or any interest therein, all as and to the extent permitted by the provisions of this Agreement;

                                            (ix) deal in all respects with the
         other Borrowers as if this Section 2.5.7 were not in effect; and

                                            (x) effect any release, compromise
         or settlement with any of the other Borrowers, whether in their capacity as a Borrower or as a guarantor under this Section 2.5.7, or any other guarantor.

                                    (c)     The obligations and liabilities of
each Revolving Credit Borrower, as guarantor under this Section 2.5.7, shall be primary, direct and immediate, shall not be subject to any counterclaim, recoupment, set off, reduction or defense based upon any claim that a Revolving Credit Borrower may have against any one or more of the other Borrowers, the Agent, any one or more of the Lenders and/or any other guarantor and shall not be conditional or contingent upon pursuit or enforcement by the Agent or other Lenders of any remedies it may have against the Borrowers with respect to this Agreement, the Notes or any of the other Financing Documents, whether pursuant to the terms thereof or by operation of law. Without limiting the generality of the foregoing, the Agent and the Lenders shall not be required to make any demand upon any of the Borrowers, or to sell the Collateral or otherwise pursue, enforce or exhaust its or their remedies against the Borrowers or the Collateral either before, concurrently with or after pursuing or enforcing its rights and remedies hereunder. Any one or more successive or concurrent actions or proceedings may be brought against each Revolving Credit Borrower under this Section 2.5.7, either in the same action, if any, brought against any one or more of the Revolving Credit Borrowers or in separate actions or proceedings, as often as the Agent may deem expedient or advisable. Without limiting the foregoing, it is specifically understood that any modification, limitation or discharge of any of the liabilities or obligations of any one or more of the Revolving Credit Borrowers, any other guarantor or any obligor under any of the Financing Documents, arising out of, or by virtue of, any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law initiated by or against any one or more of the Revolving Credit Borrowers, in their respective capacities as borrowers and guarantors under this Section 2.5.7, or under any of the Financing Documents shall not modify, limit, lessen, reduce, impair, discharge, or otherwise affect the liability of each Revolving Credit Borrower under this Section 2.5.7 in any manner whatsoever, and this Section 2.5.7 shall remain and continue in full force and effect. It is the intent and purpose of this Section 2.5.7 that each Revolving Credit Borrower shall and does hereby waive all rights and benefits which might accrue to any other guarantor by reason of any such proceeding, and the Revolving Credit Borrowers agree that they shall be liable for the full amount of the obligations and liabilities under this Section 2.5.7, regardless of, and irrespective to, any modification, limitation or discharge of the liability of any one or more of the Borrowers, any other guarantor or any obligor under any of the Financing Documents, that may result from any such proceedings.

                                    (d)  Each Revolving Credit Borrower, as
guarantor under this Section 2.5.7, hereby unconditionally, jointly and severally, irrevocably and expressly waives:

                                            (i) presentment and demand for
         payment of the Obligations and protest of non-payment;

                                            (ii) notice of acceptance of this
         Section 2.5.7 and of presentment, demand and protest thereof;

                                            (iii) notice of any default
         hereunder or under the Notes or any of the other Financing Documents and notice of all indulgences;

                                            (iv) notice of any increase in the
         amount of any portion of or all of the indebtedness guaranteed by this
         Section 2.5.7;

                                            (v) demand for observance,
         performance or enforcement of any of the terms or provisions of this
         Section 2.5.7, the Notes or any of the other Financing Documents;

                                            (vi) all errors and omissions in
         connection with the Agent's administration of all indebtedness guaranteed by this Section 2.5.7, except errors and omissions resulting from acts of gross negligence or willful misconduct;

                                            (vii) any right or claim of right to
         cause a marshalling of the assets of any one or more of the other Borrowers;

                                            (viii) any act or omission of the
         Agent or the Lenders which changes the scope of the risk as guarantor hereunder; and

                                            (ix) all other notices and demands
         otherwise required by law which the Revolving Credit Borrowers may lawfully waive.

                                     (e)    Within ten (10) days following any
request of the Agent so to do, each Revolving Credit Borrower will furnish the Agent and the Lenders and such other persons as the Agent may direct with a written certificate, duly acknowledged stating in detail whether or not any credits, offsets or defenses exist with respect to this Section 2.5.7.

         SECTION 2.6       SETTLEMENT AMONG LENDERS.

                           2.6.1    REVOLVING LOAN.  It is agreed that each
Lender's Net Outstandings are intended by the Lenders to be equal at all times to such Lender's Revolving Credit Pro Rata Share of the aggregate outstanding principal amount of the Revolving Loan outstanding. Notwithstanding such agreement, the several and not joint obligation of each Lender to fund the Revolving Loan made in accordance with the terms of this Agreement ratably in accordance with such Lender's Revolving Credit Pro Rata Share and each Lender's right to receive its ratable share of principal payments on the Revolving Loan in accordance with its Revolving Credit Pro Rata Share, the Lenders agree that in order to facilitate the administration of this Agreement and the Financing Documents that settlement among them may take place on a periodic basis in accordance with the provisions of this Section 2.6.

                           2.6.2    SETTLEMENT PROCEDURES AS TO REVOLVING LOAN.

                                     (a) IN GENERAL. To the extent and in the
manner hereinafter provided in this Section 2.6.2, settlement among the Lenders as to the Revolving Loan may occur periodically on Settlement Dates determined from time to time by the Agent, which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in Section 5.2 have been met. On each Settlement Date payments shall be made by or to NationsBank and the other Lenders in the manner provided in this Section 2.6.2 in accordance with the Settlement Report delivered by the Agent pursuant to the provisions of this Section 2.6.2 in respect of such Settlement Date so that as of each Settlement Date, and after giving effect to the transactions to take place on such Settlement Date, each Lender's Net Outstandings shall equal such Lender's Revolving Credit Pro Rata Share of the Revolving Loan outstanding.

                                     (b) SELECTION OF SETTLEMENT DATES. If the
Agent elects, in its discretion, but subject to the consent of NationsBank, to settle accounts among the Lenders with respect to principal amounts of Revolving Loan less frequently than each Business Day, then the Agent shall designate periodic Settlement Dates which may occur on any Business Day after the Closing Date; PROVIDED, HOWEVER, that the Agent shall designate as a Settlement Date any Business Day which is an Interest Payment Date; and PROVIDED FURTHER, that a Settlement Date shall occur at least once during each seven-day period. The Agent shall designate a Settlement Date by delivering to each Lender a Settlement Report not later than 12:00 noon (Baltimore City Time) on the proposed Settlement Date, which Settlement Report shall be with respect to the period beginning on the next preceding Settlement Date and ending on such designated Settlement Date.

                                     (c) NON-RATABLE LOANS AND PAYMENTS. Between
Settlement Dates, the Agent shall request and NationsBank may (but shall not be obligated to) advance to the Revolving Credit Borrowers out of NationsBank's own funds, the entire principal amount of any advance under the Revolving Loan requested or deemed requested pursuant to Section 2.1.2 (any such advance under the Revolving Loan being referred to as a "Non-Ratable Loan"). The making of each Non-Ratable Loan by NationsBank shall be deemed to be a purchase by NationsBank of a 100% participation in each other Lender's Revolving Credit Pro Rata Share of the amount of such Non-Ratable Loan. All payments of principal, interest and any other amount with respect to such Non-Ratable Loan shall be payable to and received by the Agent for the account of NationsBank. Upon demand by NationsBank, with notice to the Agent, each other Lender shall pay to NationsBank, as the repurchase of such participation, an amount equal to 100% of such Lender's Revolving Credit Pro Rata Share of the principal amount of such Non-Ratable Loan. Any payments received by the Agent between Settlement Dates which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Revolving Loan, shall be paid over to and retained by NationsBank for such application, and such payment to and retention by NationsBank shall be deemed, to the extent of each other Lender's Revolving Credit Pro Rata Share of such payment, to be a purchase by each such other Lender of a participation in the advance under the Revolving Loan (including the repurchase of participations in Non-Ratable Loans) made by NationsBank. Upon demand by another Lender, with notice thereof to the Agent, NationsBank shall pay to the Agent, for the account of such other Lender, as a repurchase of such participation, an amount equal to such other Lender's Revolving Credit Pro Rata Share of any such amounts (after application thereof to the repurchase of any participations of NationsBank in such other Lender's Revolving Credit Pro Rata Share of any Non-Ratable Loans) paid only to NationsBank by the Agent.

                                     (d) NET DECREASE IN OUTSTANDINGS. If on any
Settlement Date the increase, if any, in the Dollar amount of any Lender's Net Outstandings which is required to comply with the first sentence of Section
2.6.1 is less than such Lender's Revolving Credit Pro Rata Share of amounts received by the Agent but paid only to NationsBank since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Revolving Credit Pro Rata Share of such amounts to the increase in such Lender's Net Outstandings, and NationsBank shall pay to the Agent, for the account of such Lender, the excess allocable to such Lender.

                                     (e) NET INCREASE IN OUTSTANDINGS. If on any
Settlement Date the increase, if any, in the dollar amount of any Lender's Net Outstandings which is required to comply with the first sentence of Section
2.6.1 exceeds such Lender's Revolving Credit Pro Rata Share of amounts received by the Agent but paid only to NationsBank since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Revolving Credit Pro Rata Share of such amounts to the increase in such Lender's Net Outstandings, and such Lender shall pay to the Agent, for the account of NationsBank, any excess.

                                     (f) NO CHANGE IN OUTSTANDINGS. If a
Settlement Report indicates that no advance under the Revolving Loan has been made during the period since the next preceding Settlement Date, then such Lender's Revolving Credit Pro Rata Share of any amounts received by the Agent but paid only to NationsBank shall be paid by NationsBank to the Agent, for the account of such Lender. If a Settlement Report indicates that the increase in the dollar amount of a Lender's Net Outstandings which is required to comply with the first sentence of Section 2.6.1 is exactly equal to such Lender's Revolving Credit Pro Rata Share of amounts received by the Agent but paid only to NationsBank since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Revolving Credit Pro Rata Share of such amounts to the increase in such Lender's Net Outstandings.

                                     (g) RETURN OF PAYMENTS. If any amounts
received by NationsBank in respect of the Obligations are later required to be returned or repaid by NationsBank to the Borrowers or any other obligor or their respective representatives or successors in interest, whether by court order, settlement or otherwise, in excess of the NationsBank's Revolving Credit Pro Rata Share of all such amounts required to be returned by all Lenders, each other Lender shall, upon demand by NationsBank with notice to the Agent, pay to the Agent for the account of NationsBank, an amount equal to the excess of such Lender's Revolving Credit Pro

Rata Share of all such amounts required to be returned by all Lenders over the amount, if any, returned directly by such Lender.

                                    (h)     PAYMENTS TO AGENT, LENDERS.

                                            (i) Payment by any Lender to the
Agent shall be made not later than 2:00 p.m. (Baltimore City Time) on the Business Day such payment is due, PROVIDED that if such payment is due on demand by another Lender, such demand is made on the paying Lender not later than 10:00 a.m. (Baltimore City Time) on such Business Day. Payment by the Agent to any Lender shall be made by wire transfer, promptly following the Agent's receipt of funds for the account of such Lender and in the type of funds received by the Agent, PROVIDED that if the Agent receives such funds at or prior to 12:00 p.m. noon (Baltimore City Time), the Agent shall pay such funds to such Lender by 2:00 p.m. (Baltimore City Time) on such Business Day. If a demand for payment is made after the applicable time set forth above, the payment due shall be made by 2:00 p.m. (Baltimore City Time) on the first Business Day following the date of such demand.

                                            (ii) If a Lender shall, at any time,
fail to make any payment to the Agent required hereunder, the Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time, and in such order, as the Agent may elect in its sole discretion.

                                            (iii) With respect to the payment of
any funds under this Section 2.6.2, whether from the Agent to a Lender or from a Lender to the Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Rate.

                           2.6.3    SETTLEMENT OF OTHER OBLIGATIONS.  All
other amounts received by the Agent on account of, or applied by the Agent to the payment of, any Obligation owed to the Lenders (including, without limitation, Fees payable to the Lenders and proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default) that are received by the Agent not later than 11:00 a.m. (Baltimore City Time) on a Business Day will be paid by the Agent to each Lender on the same Business Day, and any such amounts that are received by the Agent after 11:00 a.m. (Baltimore City Time) will be paid by the Agent to each Lender on the following Business Day. Unless otherwise stated herein, the Agent shall distribute Fees payable to the Lenders ratably to the Lenders based on each Lender's Revolving Credit Pro Rata Share and shall distribute proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default ratably to the Lenders based on the amount of the Obligations then owing to each Lender.

                           2.6.4    PRESUMPTION OF PAYMENT.

                                    (a) Unless the Agent shall have received
notice from a Lender prior to 12:00 p.m. noon (Baltimore City Time) on the date of the requested date for the making of advances under the Revolving Loan that such Lender will not make available to the Agent, such Lender's Revolving Credit Pro Rata Share of the advances to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date in accordance with this Section 2.6, and the Agent, in its sole discretion may, in reliance upon such assumption, make available to the Revolving Credit Borrowers on such date a corresponding amount on behalf of such Lender.

                                    (b) If and to the extent such Lender shall
not have so made available to the Agent its Revolving Credit Pro Rata Share of the advances under the Revolving Loan made on such date, and the Agent shall have so made available to the Revolving Credit Borrowers a corresponding amount on behalf of such Lender, such Lender shall, on demand, pay to the Agent such corresponding amount, together with interest thereon, at the Federal Funds Rate, for each day from the date such corresponding amount shall have been so available by the Agent to the Revolving Credit Borrowers until the date such amount shall have been repaid to the Agent. Such Lender shall not be entitled to payment of any interest which accrues on the amount made available by the Agent to the Revolving Credit Borrowers for the account of such Lender until such time as such Lender reimburses the Agent for such amount, together with interest thereon, as provided in this Section 2.6.4.

                                    (c) A certificate of the Agent submitted to
any Lender with respect to any amounts owing to the Agent by such Lender under this Section 2.6 shall be conclusive and binding on such Lender, absent manifest error. If such Lender does not pay such amounts to the Agent promptly upon the Agent's demand, the Agent shall promptly notify the Revolving Credit Borrowers of such Lender's failure to make payment, and the Revolving Credit Borrowers shall immediately repay such amounts to the Agent, together with accrued interest thereon at the applicable rate on the Revolving Loan, all without prejudice to the rights and remedies of the Agent against any defaulting Lender. Any and all amounts due and payable to the Agent by the Revolving Credit Borrowers under this Section 2.6 constitute and shall be part of the Agent's Obligations.

                                    (d) Unless the Agent shall have received
notice from the Borrowers prior to the date on which any payment is due to the Agent that the Borrowers will not make such payment in full, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date and the Agent in its sole discretion may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers shall not have so made such payment in full to the Agent and the Agent shall have distributed to any Lender all or any portion of such amount, such Lender shall repay to the Agent on demand the amount so distributed to such Lender, together with interest thereon at the Federal Funds Rate, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent.


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





                                    ARTICLE 3

                                 THE COLLATERAL

         SECTION 3.1 DEBT AND OBLIGATIONS SECURED. All property and Liens assigned, pledged or otherwise granted under or in connection with this Agreement (including, without limitation, those under Section 3.2 (Grant of Liens) below) or any of the Financing Documents shall secure (a) the payment of all of the Obligations, including, without limitation, any and all Outstanding Letter of Credit Obligations, the UK Obligations, and any and all Agent's Obligations, and (b) the performance, compliance with and observance by the Borrowers and the Mexican Subsidiary of the provisions of this Agreement and all of the other Financing Documents or otherwise under the Obligations. The security interest and Lien of each Lender in such property shall rank equally in priority with the interest of each other Lender, but the security interest and Lien of the Agent with respect to the Agent's Obligations shall be superior and paramount to the security interest and Lien of the Lenders.

         SECTION 3.2 GRANT OF LIENS. Each of the Revolving Credit Borrowers hereby assigns, pledges and grants to the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, and agrees that the Agent and the Lenders shall have a continuing security interest in, and Lien on, (a) all of such Revolving Credit Borrowers' Accounts, Inventory, Chattel Paper, Documents, Instruments, Equipment, Securities, and General Intangibles, whether now owned or existing or hereafter acquired or arising, (b) all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an Account or Chattel Paper, (c) all insurance policies relating to the foregoing, (d) all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and (e) all cash and non-cash proceeds and products of the foregoing. Each of the Revolving Credit Borrowers further agrees that the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code as well as those provided in this Agreement, under each of the other Financing Documents and under applicable Laws.

         Without implying any limitation to the foregoing, as additional Collateral and security for the Obligations, each of the Revolving Credit Borrowers hereby pledges, assigns and grants to the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, an assignment of, security interest in, and Lien on, all of its respective rights, title and interest in, to, and under, the Tax Refunds.

         In addition, the Revolving Credit Borrowers hereby grant to the Agent and to the Lenders a continuing Lien for all of the Obligations (including, without limitation, the Agent's Obligations) upon any and all monies, securities, and other property of the Revolving Credit Borrowers and the proceeds thereof, now or hereafter held or received by or in transit to, the Agent, any of the Lenders, and/or any Affiliate of the Agent and/or any of the Lenders, from or for the Revolving Credit Borrowers, and also upon any and all deposit accounts (general or special) and credits of the Revolving Credit Borrowers, if any, with the Agent, any of the Lenders or any Affiliate of the Agent or any of the Lenders, at any time existing, excluding any deposit accounts held by the Revolving Credit Borrowers in their capacity as trustee for Persons who are not Borrowers or Affiliates or Subsidiaries of the Borrowers.

         The Agent, the Lenders and the Borrowers agree that this Article 3 is intended to grant and govern Liens on the assets of all of the Revolving Credit Borrowers. The UK Security Documents are intended to grant Liens on the Assets of the UK Subsidiary to the Agent and the Lenders with respect only to the UK Obligations. No Australian Security Documents shall be executed and delivered except as and to the extent required by Section 3.4.3. The Mexican Security Documents are intended to grant Liens on the Assets covered by the Mexican Security Documents to the Agent and the

Lenders with respect to all of the Obligations, excluding the UK Obligations. Any and all references to Collateral included elsewhere in this Agreement (other than in this Article 3) are intended to include and govern the Collateral of all of the Borrowers and the Mexican Subsidiary, whether the Liens on such Collateral arise under the provisions of this Agreement or under any of the other Security Documents.

         SECTION 3.3 COLLATERAL DISCLOSURE LIST. On or prior to the Closing Date, the Borrowers shall deliver and shall cause the Mexican Subsidiary and the Australian Subsidiary to deliver to the Agent a list (the "Collateral Disclosure List") which shall contain such information with respect to each of their respective businesses and real and personal property as the Agent may require and shall be certified by a Responsible Officer, all in the form provided to the Borrowers by the Agent. Promptly after demand by the Agent, the Borrowers, as appropriate, shall furnish to the Agent an update of the information contained in the Collateral Disclosure List at any time and from time to time as may be requested by the Agent.

         SECTION 3.4 PERSONAL PROPERTY. Subject to the provisions and limitations of Section 3.2, the Borrowers acknowledge and agree that it is the intention of the parties to this Agreement that the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, shall have a first priority, perfected Lien, in form and substance satisfactory to the Agent and its counsel, on all of the personal property of the Borrowers and the Mexican Subsidiary of any kind and nature whatsoever, whether now owned or hereafter acquired, subject only to the Permitted Liens, if any. In furtherance of the foregoing, but subject to the provisions of Section 3.2:

                           3.4.1    SECURITIES, CHATTEL PAPER, PROMISSORY
                                    NOTES, ETC.

                                    (a) On the Closing Date and without implying
any limitation on the scope of Section 3.2 (Grant of Liens) above, each of the Borrowers shall deliver to the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, but only if and to the extent requested by the Agent, all originals of all of the Borrower's letters of credit, Securities, Chattel Paper, Documents and Instruments and, if the Agent so requires, shall execute and deliver a separate pledge, assignment and security agreement in form and content acceptable to the Agent, which pledge, assignment and security agreement shall assign, pledge and grant a Lien to the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations on all of each Borrower's letters of credit, Securities, Chattel Paper, Documents and Instruments.

                                    (b) In the event that any of the Borrowers
shall acquire after the Closing Date any letters of credit, Securities, Chattel Paper, Documents or Instruments, each such Borrower shall promptly so notify the Agent and, if and to the extent requested by the Agent, deliver the originals of all of the foregoing to the Agent promptly and in any event within ten (10) days of each acquisition.

                                    (c) As and to the extent required by the
provisions of this Section, all letters of credit, Securities, Chattel Paper, Documents and Instruments shall be delivered to the Agent endorsed and/or assigned as required by the pledge, assignment and security agreement and/or as the Agent may require and, if applicable, shall be accompanied by blank irrevocable and unconditional stock or bond powers.

                           3.4.2 PROPRIETARY RIGHTS AND OTHER PROPERTY REQUIRING ADDITIONAL STEPS TO PERFECT.

         On the Closing Date and without implying any limitation on the scope of
Section 3.2 above, the Borrowers shall execute and deliver all Financing Documents and take all actions requested by the Agent in order to perfect a first priority assignment of domestic Patents, Copyrights, Trademarks, customer lists or any other type or kind of intellectual property, including, without limitation, rights under the First Alert License Agreement, acquired by any of the Borrowers after the Closing Date and included in the Collateral.

         Each Borrower hereby grants to the Agent the nonexclusive right and license after and during the continuance of an Event of Default to use any and all Proprietary Rights of each of the Borrowers for the purposes set forth in
Section 7.2 of this Agreement and for the purpose of enabling the Agent to process and realize on the Collateral and to permit any purchaser of any portion of the Collateral through a foreclosure sale or any other exercise of the rights and remedies of the Agent and/or any of the Lenders under this Agreement, under any of the Financing Documents or under applicable Laws, to use, sell or otherwise dispose of the Collateral. Such right and license is granted free of charge, without the requirement that any monetary payment whatsoever be made to the Borrowers or any other Person by the Agent, any Lender or any purchaser or purchasers of the Collateral. Each Borrower hereby represents, warrants, covenants and agrees that it presently has, and shall continue to have, the right, without the approval or consent of others (other than the other Borrowers) to grant the license set forth in this Section and each Borrower hereby consents to the granting of such license by the other Borrowers.

                           3.4.3    AUSTRALIAN COLLATERAL.  Notwithstanding
the foregoing or any other provision of this Agreement, the Agent and the Lenders agree that as of the Closing Date, the Australian Subsidiary shall not be required to grant to the Agent for the ratable benefit of the Lenders a Lien on, security interest in, or assignment or pledge of, any Assets or properties of the Australian Subsidiary as collateral for the Obligations. The Australian Subsidiary covenants and agrees, however, that within ten (10) days following written demand by the Agent at any time following the occurrence of an Event of Default, the Australian Subsidiary shall execute and deliver any and all Australian Security Documents as shall be reasonably required by the Agent to grant to the Agent for the ratable benefit of the Lenders a Lien on and security interest in all Assets and properties of the Australian Subsidiary located in Australia. The Australian Subsidiary agrees that the Australian Security Documents shall be in form and content reasonably acceptable to the Agent. All reasonable fees (including reasonably attorneys' fees), costs and expenses incurred by the Agent in connection with the execution, delivery and recordation of the Australian Security Documents shall be payable by the Revolving

Credit Borrowers to the Agent within ten (10) days following demand, including, without limitation, any and all Taxes resulting from the recordation, registration or filing of any Australian Security Documents and shall be deemed part of the Administration Costs.

         SECTION 3.5 RECORD SEARCHES. As of the Closing Date and thereafter at the time any Financing Document is executed and delivered by any of the Borrowers or the Mexican Subsidiary pursuant to this Section, the Agent shall have received, in form and substance satisfactory to the Agent, such Lien or record searches with respect to any or all of the Borrowers and/or any other Person, as appropriate, and the property covered by such Financing Document showing that the Lien of such Financing Document will be a perfected first priority Lien on the property covered by such Financing Document subject only to Permitted Liens or to such other matters as the Agent may approve.

         SECTION 3.6 REAL PROPERTY. Subject to the provisions of Section 3.2, the Borrowers acknowledge and agree that it is the intention of the parties to this Agreement that the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, shall have a first priority, perfected Lien, in form and substance satisfactory to the Agent and its counsel, on all of each Borrower's real property of any kind and nature whatsoever, whether now owned or hereafter acquired, subject only to the Permitted Liens, if any.

                  With respect to each parcel of real property now owned by any of the Borrowers, each of the Borrowers, as appropriate, shall on the Closing Date execute and deliver a deed of trust or a mortgage or other document, as appropriate, which deed of trust, mortgage and/or other document shall be included among the Financing Documents. With respect to real property acquired by any of the Borrowers after the Closing Date, each of the Borrowers, as appropriate, shall, promptly after acquisition thereof, grant a Lien covering such real property to the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, under the provisions of a mortgage, deed of trust or other document, as appropriate. Each

Financing Document to be executed and delivered pursuant hereto shall:

                                    (a) be in form and substance reasonably
         satisfactory to the Agent;

                                    (b) create a first priority Lien in such
         real property in favor of the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, subject only to Permitted Liens, zoning ordinances, and such other matters as the Agent may approve;

                                    (c) if required by the Agent, be accompanied
         by a current appraisal of the fair market value of the subject real property prepared by an appraiser reasonably satisfactory to the Agent;

                                    (d) if required by the Agent, be accompanied
         by a current survey satisfactory in all respects to the Agent of the subject real property, prepared by a registered land surveyor or engineer satisfactory to the Agent;

                                    (e) if required by the Agent, be accompanied
         by evidence reasonably satisfactory to the Agent regarding the current and past pollution control practices at such real property in connection with the discharge, emission, handling, disposal or existence of Hazardous Materials, which may include, at the Agent's request, an environmental audit of such real property prepared by a person or firm reasonably acceptable to the Agent;

                                    (f) if required by the Agent, be accompanied
         by a mortgagee's title insurance policy or marked-up unconditional commitment or binder for such insurance in form and substance satisfactory to the Agent and issued by a title insurance company satisfactory to the Agent; and

                                    (g) upon request of the Agent, be
         accompanied by a signed opinion of counsel addressed to the Agent and each of the Lenders, in form and substance reasonably satisfactory to the Agent, and from counsel, satisfactory to the Agent, licensed to practice in the state where the subject real property is located.

         The Agent agrees that with respect to any real property located outside of the United States, the Agent agrees that notwithstanding the above, the Agent shall require only those Security Documents and other items (including surveys, title insurance and similar items) as would ordinarily and customarily be required by a real estate or commercial lender in the jurisdiction where any such real property is located.

         SECTION 3.7 COSTS. The Revolving Credit Borrowers agree to pay, as part of the Administrative Costs and to the fullest extent permitted by applicable Laws, on demand all costs, fees and expenses incurred by the Agent and/or any of the Lenders in connection with the taking, perfection, preservation, protection and/or release of a Lien on the Collateral, including, without limitation:

                                    (a) customary fees and expenses incurred by
         the Agent and/or any of the Lenders in preparing, reviewing, negotiating and finalizing the Financing Documents from time to time (including, without limitation, reasonable attorneys' fees incurred in connection with preparing, reviewing, negotiating, and finalizing any of the Financing Documents, including, any amendments and supplements thereto);

                                    (b) all filing and/or recording taxes or
         fees;

                                    (c) all title insurance premiums and costs;

                                    (d) all costs of Lien and record searches;

                                    (e) reasonable attorneys' fees in connection
         with all legal opinions required;

                                    (f) appraisal and/or survey costs; and

                                    (g) all related costs, fees and expenses.

         SECTION 3.8 RELEASE. Upon the indefeasible repayment in full in cash of the Obligations and performance of all Obligations of the Borrowers and all obligations and liabilities of each other Person, other than the Agent and the Lenders, under this Agreement and all other Financing Documents, the termination and/or expiration of all of the Commitments, all Letters of Credit and all Outstanding Letter of Credit Obligations, upon the Borrowers' request and at the Borrowers' sole cost and expense, the Agent shall release and/or terminate any Financing Document but only if and provided that there is no commitment or obligation (whether or not conditional) of the Agent and/or any of the Lenders to re-advance amounts which would be secured thereby and/or no commitment or obligation of the Agent to issue any Letter of Credit or return or restore any payment of any Current Letter of Credit Obligations.

         SECTION 3.9 INCONSISTENT PROVISIONS. In the event that the provisions of any Financing Document directly conflict with any provision of this Agreement, the provisions of this Agreement governs.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.1 REPRESENTATIONS AND WARRANTIES. The Borrowers, for themselves and for each other, represent and warrant to the Agent and the Lenders, as follows:

                           4.1.1    SUBSIDIARIES.  The Borrowers have the Sub-
sidiaries listed on the Collateral Disclosure List attached hereto and made a part hereof and no others. Each of the Subsidiaries is a Wholly Owned Subsidiary except as shown on the Collateral Disclosure List, which correctly indicates the nature and amount of each Borrower's ownership interests therein.

                           4.1.2    GOOD STANDING.  Each Borrower and its
Subsidiaries (a) is a corporation duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect.

                           4.1.3    POWER AND AUTHORITY.  Each Borrower and
its Subsidiaries has full corporate power and authority to execute and deliver this Agreement and the other Financing Documents to which it is a party, to make the borrowings and request Letters of Credit under this Agreement and to incur and perform the Obligations whether under this Agreement, the other Financing Documents or otherwise, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders or any creditors of any Borrower or any Subsidiary of any Borrower, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of any Borrower or any Subsidiary of any Borrower, is required as a condition to the execution, delivery, validity or enforceability of this Agreement or any of the other Financing Documents, or the performance by any Borrower or any Subsidiary of any Borrower of the Obligations.

                           4.1.4    BINDING AGREEMENTS.  This Agreement and
the other Financing Documents executed and delivered by the Borrowers and any of their Subsidiaries have been properly executed and delivered and constitute the valid and legally binding obligations of the Borrowers and their Subsidiaries and are fully enforceable against each of the Borrowers and their Subsidiaries in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applications affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law.

                           4.1.5    NO CONFLICTS.  Neither the execution,
delivery and performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by any Borrower or any Subsidiary of any Borrower nor the consummation of the transactions contemplated by this Agreement will conflict with, violate or be prevented by (a) any Borrower's or Subsidiary's charter or bylaws,
(b) any existing mortgage, indenture, contract or agreement binding on any Borrower or any Subsidiary of any Borrower or affecting its or their property, or (c) any Laws.

                           4.1.6    NO DEFAULTS, VIOLATIONS.

                                    (a) No Default or Event of Default has
occurred and is continuing.

                                    (b) None of the Borrowers nor any of their
respective Subsidiaries is in default under or with respect to any obligation under any existing mortgage, indenture, contract or agreement binding on it or affecting its property in any respect which could be materially adverse to the business, operations, property or financial condition of any Borrower or any Subsidiary of any Borrower, or could materially adversely affect the business, operations, or properties of any Borrower and/or its Subsidiaries.

                           4.1.7    COMPLIANCE WITH LAWS.  None of the
Borrowers nor any of their respective Subsidiaries is in violation of any applicable Laws (including, without limitation, any Laws relating to employment practices, to environmental, occupational and health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting any Borrower or any Subsidiary of any Borrower or any of its or their properties, the violation of which, considered in the aggregate, could materially adversely affect the business, operations or properties of any Borrower and/or its Subsidiaries.

                           4.1.8    MARGIN STOCK.  None of the proceeds of the
Loans will be used, directly or indirectly, by any Borrower or any Subsidiary for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System or for any other purpose which might make the transactions contemplated in this

Agreement a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

                           4.1.9    INVESTMENT COMPANY ACT; MARGIN SECURITIES.

         None of the Borrowers nor any of their respective Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by any Person which is an investment company within the meaning of said Act. None of the Borrowers nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR Part
221), of the Board of Governors of the Federal Reserve System.

                           4.1.10   LITIGATION.  Except as otherwise disclosed
on SCHEDULE 4.1.10 attached to and made a part of this Agreement, there are no proceedings, actions or investigations pending or, so far as any Borrower knows, threatened before or by any court, arbitrator or any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of any Borrower or any Subsidiary, would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of any Borrower or any Subsidiary.

                           4.1.11   FINANCIAL CONDITION.  The consolidated
financial statements of the Borrowers and their Subsidiaries for the fiscal years ending December 31, 1993, December 31, 1994, December 31, 1995 and December 31, 1996, are complete and correct and fairly present the financial position of each of the Borrowers and its Subsidiaries in all material respects and the results of their operations and transactions in their surplus accounts as of the date and for the period referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no liabilities, direct or indirect, fixed or contingent, of any Borrower or any Subsidiary as of the date of such financial statements which are not reflected therein or in the notes thereto. There has been no material adverse change in the financial condition or operations of any Borrower or any

Subsidiary since the date of such financial statements and to the Borrowers' knowledge no such adverse change is pending or threat ened. None of the Borrowers nor any Subsidiary has guaranteed the obligations of, or made any investment in or advances to, any Person, except as disclosed in such financial statements.

                           4.1.12   PROFORMA FINANCIALS.  The Borrowers have
furnished to the Agent proforma consolidated balance sheets, income statements and cash flow statements of the Borrowers and their Subsidiaries (the "Proforma Balance Sheet"), together with proforma financial projections for the two-year period subsequent to the Closing Date (the "Proforma Financial Projections"). A copy of the Proforma Balance Sheet and the Proforma Financial Projections are attached hereto as Exhibits "E-1" and "E-2", respectively. The Proforma Balance Sheet is correct and complete in all material respects, has been prepared in accordance with GAAP, and fairly presents the consolidated financial condition of the Borrowers and their Subsidiaries.

                           4.1.13   FULL DISCLOSURE.  The financial statements
referred to in Section 4.1.11 (Financial Condition) of this Agreement, the Financing Documents (including, without limitation, this Agreement), and the statements, reports or certificates furnished by any Borrower in connection with the Financing Documents taken as a whole (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading in any material respect. There is no fact known to any Borrower which such Borrower has not disclosed to the Agent and the Lenders in writing prior to the date of this Agreement with respect to the transactions contemplated by the Financing Documents which would be reasonably likely to result in a Material Adverse Effect.

                           4.1.14   INDEBTEDNESS FOR BORROWED MONEY.  Except
for the Obligations and except as set forth in SCHEDULE 4.1.14 attached to and made a part of this Agreement, neither the Borrowers nor any of their Subsidiaries have any Indebtedness for Borrowed Money. The Agent has received photocopies of all promissory notes evidencing any Indebtedness for Borrowed Money set forth in SCHEDULE 4.1.14, together with any and all subordination agreements, other agreements, documents, or instruments securing, evidencing, guarantying or otherwise executed and delivered in connection therewith.

                           4.1.15   FIRST ALERT LICENSE AGREEMENT.  The First
Alert License Agreement has not been amended, supplemented, restated, terminated, cancelled, rescinded, revoked, restricted or otherwise modified except as otherwise disclosed to the Agent. In addition, there does not exist any default or any event which upon notice or lapse of time or both would constitute a default under the terms of the First Alert License Agreement and none of the Borrowers have received or given any notice with respect to the actual or pending termination, rescission or revocation of the First Alert License Agreement or any rights or privileges thereunder or incident thereto.

                           4.1.16   TAXES.  Each of the Borrowers and its
Subsidiaries has filed all returns, reports and forms for Taxes which, to the knowledge of the Borrowers, are required to be filed, and has paid all Taxes as shown on such returns or on any assessment received by it, to the extent that such Taxes have become due, unless and to the extent only that such Taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by a Borrower or a Subsidiary, such Taxes are not the subject of any Liens other than Permitted Liens, and adequate reserves therefor have been established as required under GAAP. All tax liabilities of the Borrowers and their Subsidiaries were as of the date of audited financial statements referred to in Section 4.1.11 (Financial Condition) above, and are now, adequately provided for on the books of the Borrowers and their Subsidiaries, as appropriate. No tax liability has been asserted in writing by the Internal Revenue Service or any state or local authority against any Borrower or any Subsidiary for Taxes in excess of those already paid.

                           4.1.17   ERISA.  With respect to any "pension plan"
as defined in SECTION 3(2) of ERISA, which plan is now or previously has been maintained or contributed to by any Borrower and/or by any commonly controlled entity: (a) no "accumulated funding deficiency" as defined in Code sec.412 or ERISA sec.302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no Reportable Event has occurred; (c) no termination of any plan subject to Title IV of ERISA has occurred; (d) no Borrower nor any commonly controlled entity (as defined under ERISA) has incurred a "complete withdrawal" within the meaning of ERISA sec.4203 from any Multiemployer Plan; (e) no Borrower nor any commonly controlled entity has incurred a "partial withdrawal" within the meaning of ERISA sec.4205 with respect to any Multiemployer Plan; (f) no Multiemployer Plan to which a Borrower or any commonly controlled entity has an obligation to contribute is in "reorganization" within the meaning of ERISA sec.4241 nor has notice been received by any Borrower or any commonly controlled entity that such a Multiemployer Plan will be placed in "reorganization".

                           4.1.18   TITLE TO PROPERTIES.  The Borrowers and
their Subsidiaries have good and marketable title to all of their respective properties, including, without limitation, the Collateral and the properties and assets reflected in the balance sheets described in Section 4.1.11 (Financial Condition) above. The Borrowers and their Subsidiaries have in all material respects legal, enforceable and uncontested rights to use freely such property and assets.

                           4.1.19   PATENTS, TRADEMARKS, ETC.  Each of the
Borrowers and its Subsidiaries owns, possesses, or has the right to use all necessary Patents, licenses, Trademarks, Copyrights, permits and franchises to own its properties and to conduct its business as now conducted, including, without limitation, the "First Alert" Trademark, without known conflict with the rights of any other Person. Any and all obligations to pay royalties or other charges with respect to such properties and assets are properly reflected on the financial statements described in Section 4.1.11 (Financial Condition) above.

                           4.1.20   EMPLOYEE RELATIONS.  Except as disclosed on
Schedule 4.1.20 attached hereto and made a part hereof, (a) no Borrower nor any Subsidiary thereof nor any of the Borrower's or Subsidiary's employees is subject to any collective bargaining agreement, (b) to the knowledge of the Borrowers, no petition for certification or union election is pending with respect to the employees of any Borrower or any Subsidiary and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of a Borrower or any Subsidiary, (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of the Borrowers after due inquiry, threatened between any Borrower or any Subsidiary and its or their employees, and (d) no Borrower nor any Subsidiary is subject to an employment contract, severance agreement, commission contract, consulting agreement or bonus agreement. Hours worked and payments made to the employees of any one or more of the Borrowers and/or their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from any one or more of the Borrowers and/or their Subsidiaries or for which any claim may be made against a Borrower or a Subsidiary, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on its books. The consummation of the transactions contemplated by the Financing Agreement or any of the other Financing Documents, will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Borrower or any Subsidiary is a party or by which it is bound.

                           4.1.21 PRESENCE OF HAZARDOUS MATERIALS OR HAZARDOUS MATERIALS CONTAMINATION.

         To the best of each Borrower's knowledge, (a) no Hazardous Materials are located on any real property owned, controlled or operated by of any Borrower or any Subsidiary or for which any Borrower or any Subsidiary is, or is claimed to be, responsible, except for reasonable quantities of necessary supplies for use by a Borrower or a Subsidiary in the ordinary course of its current line of business and stored, used and disposed in accordance with applicable Laws; and (b) no property owned, controlled or operated by any Borrower or a Subsidiary or for which any Borrower or Subsidiary has, or is claimed to have, responsibility has ever been used as a manufacturing, storage, or dump site for Hazardous


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





Materials nor is affected by Hazardous Materials Contamination at any other property.

                           4.1.22   PERFECTION AND PRIORITY OF COLLATERAL.
The Agent and the Lenders have, or upon execution and recording of this Agreement and the Security Documents will have as security for the Obligations, a valid and perfected Lien on and security interest in all Collateral (unless the Agent has elected in its discretion not to require that any such Lien be or remain perfected), free of all other Liens, claims and rights of third parties whatsoever except Permitted Liens, including, without limitation, those described on SCHEDULE 4.1.22.

                           4.1.23   PLACES OF BUSINESS AND LOCATION OF
                                    COLLATERAL.

         The information contained in the Collateral Disclosure List is complete and correct. The Collateral Disclosure List completely and accurately identifies the address of (a) the chief executive office of each Borrower and each Subsidiary, (b) any and each other place of business of each Borrower and each Subsidiary, (c) the location of all books and records pertaining to the Collateral, and (d) each location, other than the foregoing, where any of the Collateral is located. The proper and only places to file financing statements with respect to the Collateral within the meaning of the Uniform Commercial Code are the filing offices for those jurisdictions in which any one or more of the Borrowers or any Subsidiary maintain a place of business as identified on the Collateral Disclosure List.

                           4.1.24   BUSINESS NAMES AND ADDRESSES.  Since
December 31, 1992, no Borrower nor Subsidiary has changed its name, identity or corporate structure, has conducted business under any name other than its current name, and has conducted its business in any jurisdiction other than those disclosed on the Collateral Disclosure List.

                           4.1.25   EQUIPMENT.  All material Equipment is
personalty and is not affixed to real estate in such manner as to


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





become a fixture or part of such real estate. No equipment is held by any Borrower or any Subsidiary on a sale on approval basis.

                           4.1.26   INVENTORY.  The Inventory of the Borrowers
and the Mexican Subsidiary is in all material respects (a) of good and merchantable quality, free from defects, (b) not stored with a bailee, warehouseman, carrier, or similar party, (c) not on consignment, sale on approval, or sale or return, and (d) located at the places of business set forth on the Collateral Disclosure List. No goods offered for sale by any Borrower or the Mexican Subsidiary are consigned to or held on sale or return terms by that Borrower or the Mexican Subsidiary.

                           4.1.27   ACCOUNTS.  With respect to all Accounts
and to the best of the Borrowers' knowledge, in all material respects, (a) they are genuine, and in all respects what they purport to be, and are not evidenced by a judgment, an Instrument, or Chattel Paper (unless such judgment has been assigned and such Instrument or Chattel Paper has been endorsed and delivered to the Agent for the benefit of itself and the Lenders if and to the extent requested by the Agent); (b) they represent bona fide transactions completed in accordance with the terms and provisions contained in the invoices, purchase orders and other contracts relating thereto, and the underlying transaction therefor is in accordance with all applicable Laws; (c) the amounts shown on the books and records, with respect thereto are actually and absolutely owing and are not contingent or subject to reduction for any reason other than regular discounts, credits or adjustments allowed in the ordinary course of business;
(d) no payments have been made thereon except payments turned over to the Agent;
(e) all Account Debtors thereon have the capacity to contract; and (f) the goods sold, leased or transferred or the services furnished giving rise thereto are not subject to any Liens except Permitted Liens.

                           4.1.28   COMPLIANCE WITH ELIGIBILITY STANDARDS.
Each Account, all Inventory and the Tax Refunds included in the calculation of the Borrowing Base and of the UK Borrowing Base complies with all of the standards for Eligible Receivables, Eligible Inventory and Eligible Tax Refunds. With respect to those Accounts which the Agent has deemed Eligible Receivables and with respect to the Tax Refunds which the Agent has deemed Eligible Tax Refunds (a) there are no facts, events or occurrences which in any way impair the validity, collectibility or enforceability thereof or tend to reduce the amount payable thereunder in any material respect; and (b) there are no proceedings or actions known to any Borrower which are threatened or pending against any Account Debtor which might result in any material adverse change in the Borrowing Base or the UK Borrowing Base.

                           4.1.29   TAX REFUNDS.  As of the date of the Closing
Date, the Parent represents and warrants to the best of its information, knowledge and belief, the aggregate amount of Tax Refunds payable to the Parent by the State of Illinois for the tax year ending December 31, 1996 is $1,200,000. None of the Borrowers have instructed the State of Illinois to apply or otherwise credit all or any portion of the Tax Refunds to any past, present or future tax obligations of any of the Borrowers or any other Person. To the best information, knowledge and belief of the Borrowers, the Tax Refunds are not subject to deduction, set-off, reduction, recoupment or diminution for any reason whatsoever. The Borrowers have furnished to the Agent true, correct and complete photocopies of the 1996 income tax returns for the Borrowers, together with all schedules and exhibits thereto and all other forms, requests and other documents filed with the State of Illinois in connection with any or all of the Tax Refunds.

         SECTION 4.2       SURVIVAL; UPDATES OF REPRESENTATIONS AND WARRANTIES.

         All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the Closing Date, the making of any advance under the Loans and extension of credit made hereunder, and the incurring of any other Obligations and shall be deemed to have been made at the time of each request for, and again at the time the making of, each advance under the Loans or the issuance of each Letter of Credit, except that the representations and warranties which relate to financial statements which are referred to in Section 4.1.11, shall also be deemed to cover financial statements furnished from time to time to the Agent and the Lenders pursuant to Section
6.1.1 (Financial Statements) of this Agreement.

                                    ARTICLE 5

                              CONDITIONS PRECEDENT

         SECTION 5.1 CONDITIONS TO THE INITIAL ADVANCE AND INITIAL LETTER OF CREDIT.

         The making of the initial advance under the Loans and the issuance of the initial Letter of Credit is subject to the fulfillment on or before the Closing Date of the following conditions precedent in a manner satisfactory in form and substance to the Agent and its counsel:

                           5.1.1    ORGANIZATIONAL DOCUMENTS - BORROWERS.  The
Agent shall have received for each Borrower and the Mexican Subsidiary, as appropriate:

                                    (a)      a certificate of good standing
         certified by the Secretary of State, or other appropriate Governmental Authority, of the state of incorporation;

                                    (b)      a certificate of qualification to
         do business certified by the Secretary of State or other Governmental Authority of each state in which a Borrower or the Mexican Subsidiary conducts business where the failure to so qualify would have a Material Adverse Effect;

                                    (c)      a certificate dated as of the
         Closing Date by the Secretary or an Assistant Secretary covering:

                                             (i) true and complete copies of the
                  respective Borrower's or Mexican Subsidiary's corporate charter, bylaws, or other constituent documents and all amendments thereto;

                                             (ii) true and complete copies of
                  the resolutions of its Board of Directors authorizing

                  (i) the execution, delivery and performance of the Financing Documents to which it is a party, (ii) the borrowings hereunder, and (iii) the granting of the Liens contemplated by this Agreement and the Financing Documents to which that Borrower or the Mexican Subsidiary is a party; and

                                            (iii) the incumbency, authority and
                  signatures of the officers of such Borrower and/or Mexican Subsidiary authorized to sign this Agreement and the other Financing Documents to which such Borrower or Mexican Subsidiary is a party.

                           5.1.2    OPINION OF BORROWERS' COUNSEL.  The Agent
shall have received the favorable opinion of counsel for the Borrowers addressed to the Agent and the Lenders in form satisfactory to the Agent.

                           5.1.3    CONSENTS, LICENSES, APPROVALS, ETC.  The
Agent shall have received copies of all consents, licenses and approvals, required in connection with the execution, delivery, performance, validity and enforceability of the Financing Documents, and such consents, licenses and approvals shall be in full force and effect.

                           5.1.4    NOTES.  The Agent shall have received for
delivery to each of the Lenders the Revolving Credit Notes and the UK Time Notes, each conforming to the requirements hereof and executed by a Responsible Officer of the respective Borrower or Borrowers and attested by a duly authorized representative of such Borrower or Borrowers.

                           5.1.5    FINANCING DOCUMENTS AND COLLATERAL.  Each
Borrower shall have executed and delivered and shall cause the Mexican Subsidiary to execute and deliver the Financing Documents to be executed by it, and shall have delivered original Chattel Paper, Instruments, Securities, and related Collateral and all opinions, title insurance, and other documents contemplated by Article 3 hereof.

                           5.1.6    OTHER FINANCING DOCUMENTS.  In addition to
the Financing Documents to be delivered by the Borrowers and the Mexican Subsidiary, the Agent shall have received the Financing Documents duly executed and delivered by Persons other than the Borrowers.

                           5.1.7    OTHER DOCUMENTS, ETC.  The Agent shall
have received such other certificates, opinions, documents and instruments confirmatory of or otherwise relating to the transactions contemplated hereby as may have been reasonably requested by the Agent.

                           5.1.8    PAYMENT OF FEES.  The Agent and the
Lenders shall have received payment of any Fees due on or before the Closing
Date.

                           5.1.9    COLLATERAL DISCLOSURE LIST.  Each Borrower
and its Subsidiaries shall have delivered the Collateral Disclosure List required under the provisions of Section 3.3 (Collateral Disclosure List) hereof duly executed by a Responsible Officer of each Borrower or Subsidiary, as appropriate.

                           5.1.10   RECORDINGS AND FILINGS.  Each Borrower and
Subsidiary, as appropriate, shall have: (a) executed and delivered all Financing Documents (including, without limitation, UCC-1 and UCC-3 statements) required to be filed, registered or recorded in order to create, in favor of the Agent and the Lenders, a perfected Lien in the Collateral (subject only to the Permitted Liens) in form and in sufficient number for filing, registration, and recording in each office in each jurisdiction in which such filings, registrations and recordations are required, and (b) delivered such evidence as the Agent may deem satisfactory that all necessary filing fees and all recording and other similar fees, and all Taxes and other expenses related to such filings, registrations and recordings will be or have been paid in full.

                           5.1.11   INSURANCE CERTIFICATE.  The Agent shall
have received an insurance certificate in accordance with the provisions of
Section 6.1.8 (Insurance) of this Agreement.


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





                           5.1.12   LANDLORD'S WAIVERS.  The Agent shall have
received a landlord's waiver from each landlord of each and every business premise leased by each domestic Borrower and on which any of the Collateral is or may hereafter be located, which landlords' waivers must be reasonably acceptable to the Agent and its counsel in their sole and absolute discretion.

                           5.1.13   FIELD EXAMINATION.  The Agent shall have
completed a field examination of each Borrower's and Mexican Subsidiary's business, operations and income, the results of which field examination shall be in all respects acceptable to the Agent in its sole and absolute discretion and shall include reference discussions with key customers and vendors.

                           5.1.14   APPRAISALS.  The Agent shall have received
appraisals of the Equipment, real property Trademarks and other Proprietary Rights of each Borrower and the Mexican Subsidiary, which appraisals shall be performed by an appraiser satisfactory in all respects to the Agent and shall be in such form and content as may be required by the Agent.

                           5.1.15   PROFORMA BALANCE SHEET AND PROJECTIONS.
The Agent shall have received and approved the Proforma Balance Sheet and Proforma Financial Projections, which Proforma Balance Sheet and Proforma Financial Projections must be in form and content acceptable to the Agent in its sole and absolute discretion.

                           5.1.16   STOCK CERTIFICATES AND STOCK POWERS.  The
Agent shall have received all of the original stock certificates of the US Subsidiary, the UK Subsidiary, and the Mexican Subsidiary and fully executed irrevocable stock powers from the holders of all such stock certificates.

                           5.1.17   TAX REFUNDS.  The Agent shall have received
true, correct and complete photocopies of the 1996 income tax returns for the Revolving Credit Borrowers, together with all schedules and exhibits thereto and all other forms, requests and other documents filed with the State of Illinois in connection with any or all of the Tax Refunds. In addition, the Revolving Credit

Borrowers shall furnish to the Agent such letters of instruction, assignments, financing statements, powers of attorney, requests, agreements, confirmations, instruments and other documents as the Agent may reasonably request to create, perfect, protect, effect, and maintain the pledge and assignment of the Tax Refunds to the Agent for the ratable benefit of the Lenders and to permit and enable the Agent to enforce, collect and obtain payments of the Tax Refunds directly from the State of Illinois.

                           5.1.18   MEXICAN INVENTORY.  As of the Closing Date,
the Agent shall be satisfied that the aggregate value of the Inventory consisting of raw materials located in Mexico is less than Seven Million Dollars ($7,000,000).

         SECTION 5.2. CONDITIONS TO ALL EXTENSIONS OF CREDIT. The making of all advances under the Loans and the issuance of all Letters of Credit is subject to the fulfillment of the following conditions precedent in a manner satisfactory in form and substance to the Agent and its counsel:

                           5.2.1    BORROWING BASE.  The Borrowers shall have
furnished all Borrowing Base Reports and UK Borrowing Base Reports required by
Section 2.1.4 (Borrowing Base Report) of this Agreement, there shall exist no Borrowing Base Deficiency, and as evidence thereof, the Borrowers shall have furnished to the Agent such reports, schedules, certificates, records and other papers as may be requested by the Agent, and the Borrowers shall be in compliance with the provisions this Agreement both immediately before and immediately after the making of the advance requested.

                           5.2.2    DEFAULT.  There shall exist no Event of
Default or Default hereunder.

                           5.2.3    REPRESENTATIONS AND WARRANTIES.  The
representations and warranties of each of the Borrowers contained among the provisions of this Agreement shall be true in all material respects and with the same effect as though such representations and warranties had been made at the time of the making of, and of the request for, each advance under the Loans or the issuance of each Letter of Credit, except for those representations


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





and warranties which expressly reference a specific date and except that the representations and warranties which relate to financial statements which are referred to in Section 4.1.11, shall also be deemed to cover financial statements furnished from time to time to the Agent pursuant to Section 6.1.1 (Financial Statements) of this Agreement.

                           5.2.4    ADVERSE CHANGE.  No material adverse
change shall have occurred in the condition (financial or otherwise), operations or business of the Borrowers and their Subsidiaries, taken as a whole, which would reasonably be expected, in the good faith judgment of the Agent, to constitute a Material Adverse Effect.

                           5.2.5    LEGAL MATTERS.  All legal documents
incident to each advance under the Loans and each of the Letters of Credit shall be reasonably satisfactory to the Agent.

                                    ARTICLE 6

                           COVENANTS OF THE BORROWERS

         SECTION 6.1 AFFIRMATIVE COVENANTS. So long as any of the Obligations (or any the Commitments therefor) shall be outstanding hereunder, the Borrowers agree jointly and severally with the Agent and the Lenders as follows:

                           6.1.1    FINANCIAL STATEMENTS.  The Borrowers shall
furnish to the Agent and the Lenders:

                                    (a) Annual Statements and Certificates. The
Borrowers shall furnish to the Agent and the Lenders as soon as available, but in no event more than ninety (90) days after the close of the Borrowers' fiscal years, (i) a copy of the annual financial statement in reasonable detail satisfactory to the Agent relating to the Borrowers and their Subsidiaries, prepared in accordance with GAAP and examined and certified by independent certified public accountants satisfactory to the Agent, which financial statement shall include a consolidated and consolidating balance sheet of the Borrowers and their Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income, cash flows and changes in shareholders equity of the Borrowers and their Subsidiaries for such fiscal year, (ii)(1) a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT E, containing a detailed computation of each financial covenant in this Agreement which is applicable for the period reported and (2) a certification that no change has occurred to the information contained in the Collateral Disclosure List (except as set forth any schedule attached to the certification), each prepared by a Responsible Officer of the Borrowers in a format acceptable to the Agent and
(iii) a management letter in the form prepared by the Borrowers' independent certified public accountants.

                                    (b) Annual Opinion of Accountant. The
Borrowers shall furnish to the Agent and the Lenders as soon as available, but in no event more than ninety (90) days after the close of the Borrowers' fiscal years, a letter or opinion of the accountant who examined and certified the annual financial statement relating to the Borrowers and their Subsidiaries
(i) stating whether anything in such accountant's examination has revealed the occurrence of a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto and (ii) acknowledging that the Agent and the Lenders will rely on the statement and that the Borrowers know of the intended reliance by the Agent and the Lenders.

                                    (c) Monthly Statements and Certificates. The
Borrowers shall furnish to the Agent and the Lenders as soon as available, but in no event more than thirty (30) days after the close of the Borrowers' fiscal months (other than December), consolidated and consolidating balance sheets of the Borrowers and its Subsidiaries as of the close of such period, consolidated and consolidating income, cash flows and changes in shareholders equity statements for such period, and a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT E, containing a detailed computation of each financial covenant in this Agreement which is applicable for the period reported, a certification that no change has occurred to the information contained in the Collateral Disclosure List (except as set forth on any schedule attached to the certification), and a cash flow projection report, each prepared by a Responsible Officer of or on behalf of each Borrower in a format acceptable to the Lender, all as prepared and certified by a Responsible Officer of the Borrowers and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

                                    (d)      MONTHLY REPORTS.  The Borrowers
shall furnish to the Agent and the Lenders within fifteen (15) days after the end of each fiscal month, a report containing the following information:

                                             (i) a detailed aging schedule of
         all Receivables by Account Debtor, in such detail, and accompanied by such supporting information, as the Agent may from time to time reasonably request;

                                             (ii) a detailed aging of all
         accounts payable by supplier, in such detail, and accompanied by such supporting information, as the Agent may from time to time reasonably request;

                                             (iii) a listing of all Inventory by
         component, category and location, in such detail, and accompanied by such supporting information as the Agent may from time to time reasonably request; and

                                             (iv) such other information as the
         Agent may reasonably request.

                                    (e)      ANNUAL BUDGET AND PROJECTIONS.  The
Borrowers shall furnish to the Agent as soon as available, but in no event later than sixty (60) days after the commencement of each fiscal year, a consolidated and consolidating budget and pro forma income statements, balance sheets and cash flow projections on a month-to-month basis for such fiscal year.

                                    (f)     ADDITIONAL REPORTS AND INFORMATION.
The Borrowers shall furnish to the Agent promptly, such additional information, reports or statements as the Agent may from time to time reasonably request.

                           6.1.2    REPORTS TO SEC AND TO STOCKHOLDERS.  The
Borrowers will furnish to the Agent and the Lenders, promptly upon the filing or making thereof, at least one (l) copy of all financial statements, reports, notices and proxy statements sent by any Borrower or any Subsidiary to its stockholders, and of all regular and other reports filed by any Borrower or any Subsidiary with any securities exchange or with the Securities and Exchange Commission.

                           6.1.3 RECORDKEEPING, RIGHTS OF INSPECTION, FIELD EXAMINATION, ETC.

                                    (a)     Each of the Borrowers shall, and
shall cause each of its Subsidiaries to, maintain (i) a standard system of accounting in accordance with GAAP, and (ii) proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its properties, business and activities.

                                    (b)     Each of the Borrowers shall, and
shall cause each of its Subsidiaries to, permit authorized representatives of the Agent to visit and inspect the properties of the Borrowers and its Subsidiaries, to review, audit, check and inspect the Collateral at any time with or without notice, to review, audit, check and inspect the Borrowers' and each Subsidiary's other books of record at any time with or without notice and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of the Borrowers and their Subsidiaries, with the officers, directors, employees and other representatives of the Borrowers and their Subsidiaries and their respective accountants, all at such times during normal business hours and other reasonable times and as often as the Agent may reasonably request; provided, however, that prior to initiating discussions with the Borrowers' or Subsidiaries' employees, the Agent or any Lender shall advise an officer of the Borrowers of the Agent's or Lender's intention to do so and shall allow the Borrowers' officers to be present during such discussion. The Agent and the Lenders shall give the Borrowers reasonable prior notice of visits and inspections, provided, however, the Borrowers acknowledge and agree that (i) no notice need be given if there exists an Event of Default or if the Agent or the Lenders have information which the Agent or the Lenders believe is consistent with a conclusion that information provided by or at the direction of the Borrowers regarding the Collateral or the Borrowers' and/or Subsidiaries' financial condition has been intentionally misstated; and (ii) the Borrowers shall not prevent any visit or inspection if the Agent, the Lender or a representative thereof advises (which advice may be oral) the Borrowers that no notice is required because the inspection is being made pursuant to Section 6.1.2(b)(ii) of this Agreement.

                                    (c) Subject to the terms of this Agreement,
each of the Borrowers hereby irrevocably authorize and direct all accountants and auditors employed by any of the Borrowers and/or any of their Subsidiaries at any time prior to the repayment in full of the Obligations to exhibit and deliver to the Agent and the Lenders copies of any and all of the financial statements, trial balances, management letters, or other accounting records of any nature of any or all of the Borrowers and/or any or all of their respective Subsidiaries in the accountant's or auditor's possession, and to disclose to the Agent and any of the Lenders any information they may have concerning the financial status and business operations of any or all of the Borrowers and/or any or all of their respective Subsidiaries. Further, the Borrowers each hereby authorize all Governmental Authorities to furnish to the Agent and the Lenders copies of reports or examinations relating to any and all of the Borrowers and/or any or all Subsidiaries, whether made by the Borrowers or otherwise.

                                    (d) Any and all costs and expenses incurred
by, or on behalf of, the Agent in connection with the conduct of any of the foregoing shall be part of the Administrative Costs and shall be payable to the Agent within ten (10) days following demand. The Borrowers acknowledge and agree that such expenses may include, but shall not be limited to, any and all out-of-pocket costs and expenses of the Agent's employees and agents in, and when, travelling to any of the Borrowers' facilities.

                           6.1.4    CORPORATE EXISTENCE.  Each of the
Borrowers shall maintain, and cause each of its Subsidiaries to maintain, its corporate existence in good standing in the jurisdiction in which it is incorporated and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction would reasonably be expected to constitute a Material Adverse Effect.

                           6.1.5    COMPLIANCE WITH LAWS.  Each of the
Borrowers shall comply, and cause each of its Subsidiaries to comply, with all applicable Laws and observe the valid requirements of Governmental Authorities, the noncompliance with or the nonobservance of which might reasonably be expected to constitute a Material Adverse Effect.

                           6.1.6    PRESERVATION OF PROPERTIES.  Each of the
Borrowers will, and will cause each of its Subsidiaries to, at all times (a) maintain, preserve, protect and keep its material properties, whether owned or leased, in good operating condition, working order and repair (ordinary wear and tear excepted), and from time to time will make all proper repairs, maintenance, replacements, additions and improvements thereto needed to maintain such properties in good operating condition, working order and repair, and (b) do or cause to be done all things necessary to preserve and to keep in full force and effect its material franchises, leases of real and personal property, trade names, patents, trademarks and permits which are necessary for the orderly continuance of its business.

                           6.1.7    LINE OF BUSINESS.  Each of the Borrowers
will, and will cause each of its Subsidiaries to, continue to engage substantially in the business of the manufacturing, sale and distribution of personal or residential smoke detectors, carbon monoxide detectors and other personal or residential safety or security products, such as fire extinguishers and rechargeable lights.

                           6.1.8    INSURANCE.  Each of the Borrowers will, and
will cause each of its Subsidiaries to, at all times maintain with "A-" or better rated insurance companies or such other insurance companies as shall be reasonably acceptable to the Agent such insurance as is required by applicable Laws and such other insurance, in such amounts, of such types and against such risks, hazards, liabilities, casualties and contingencies as are usually insured against in the same geographic areas by business entities engaged in the same or similar business. Without limiting the generality of the foregoing, each of the Borrowers will, and will cause each of its Subsidiaries to, keep adequately insured all of its property against loss or damage resulting from fire or other risks insured against by extended coverage and maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in or about any properties occupied or controlled by it, or arising in any manner out of the businesses carried on by it, all in such amounts as are reasonable and appropriate. Each of the Borrowers shall deliver to the Agent on the Closing Date (and thereafter on each date there is a material change in the insurance coverage) a certificate of a Responsible Officer of the Borrowers containing a detailed list of the insurance then in effect and stating the names of the insurance companies, the types, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby. In particular, the Borrowers will maintain and cause each of their Subsidiaries to maintain hazard insurance with fire and extended coverage and naming the Agent as an additional insured with loss payable to the Agent and the Borrowers as their respective interests may appear on the Equipment and Inventory in an amount at least equal to the lesser amount of the outstanding principal amount of the Obligations or the fair market value of the Equipment and Inventory (but in any event sufficient to avoid any co-insurance obligations) and with a specific endorsement to each such insurance policy pursuant to which the insurer agrees to give the Agent at least thirty (30) days written notice before any alteration or cancellation of such insurance policy.

                           6.1.9    TAXES.  Except to the extent that the
validity or amount thereof is being contested in good faith and by appropriate proceedings, each of the Borrowers will, and will cause each of its Subsidiaries, to pay and discharge all Taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof. Each of the Borrowers shall furnish to the Agent at such times as the Agent may require proof satisfactory to the Agent of the making of payments or deposits required by applicable Laws including, without limitation, payments or deposits with respect to amounts withheld by any of the Borrowers or any Subsidiary from wages and salaries of employees and amounts contributed by any of the Borrowers or any Subsidiary on account of federal and other income or wage taxes and amounts due under the Federal Insurance Contributions Act, as amended.

                           6.1.10   ERISA.  Each of the Borrowers will, and
will cause each of its Subsidiaries and Affiliates to, comply with the funding requirements of ERISA with respect to employee pension benefit plans for its respective employees. The Borrowers will not permit with respect to any employee benefit plan or plans covered by Title IV of ERISA (a) any prohibited transaction or transactions under ERISA or the Internal Revenue Code, which results, or may result, in any material liability of the Borrowers (taken as a whole), or (b) any Reportable Event if, upon termination of the plan or plans with respect to which one or more such Reportable Events shall have occurred, there is or would be any material liability of the Borrowers (taken as a whole). Upon the Agent's request, the Borrowers will deliver to the Agent a copy of the most recent actuarial report, financial statements and annual report completed with respect to any "defined benefit plan", as defined in ERISA. In particular, none of the Borrowers nor any Commonly Controlled Entity shall: (a) cause any "accumulated funding deficiency" as defined in ERISA and/or the Internal Revenue Code; (b) terminate any pension plan in a manner which could result in the imposition of a lien on the property of any Borrower pursuant to ERISA; (c) terminate or consent to the termination of any Multiemployer Plan; or (d) incur a complete or partial withdrawal with respect to any Multiemployer Plan.

                           6.1.11 NOTIFICATION OF EVENTS OF DEFAULT AND ADVERSE DEVELOPMENTS.

         Each of the Borrowers shall promptly notify the Agent upon obtaining knowledge of the occurrence of:

                                    (a) any Event of Default;

                                    (b) any Default;

                                    (c) any litigation instituted or threatened
         against any of the Borrowers or any of their Subsidiaries and of the entry of any judgment or Lien (other than any Permitted Liens) against any of the assets or properties of any of the Borrowers or any Subsidiary where the claims against any Borrower or any Subsidiary exceed Two Hundred Fifty Thousand Dollars ($250,000) and are not covered by insurance;

                                    (d) any event, development or circumstance
         whereby the financial statements furnished hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of any of the Borrowers or any of their respective Subsidiaries;

                                    (e) any judicial, administrative or arbitral
         proceeding pending against any of the Borrowers or any of their respective Subsidiaries and any judicial or administrative proceeding known by any of the Borrowers to be threatened against any Borrower or any Subsidiary which, if adversely decided, could materially adversely affect the financial condition or operations (present or prospective) of any Borrower or any Subsidiary;

                                    (f) the receipt by any of the Borrowers or
         any Subsidiary of any notice, claim or demand from any Governmental Authority which alleges that any of the Borrowers or any Subsidiary is in violation in any material respect of any of the terms of, or has failed to comply with any applicable Laws regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act and the Environmental Protection Act; and

                                    (g) any other development in the business or
         affairs of any of the Borrowers or any of their respective Subsidiaries which may be materially adverse, including, without limitation, the termination, rescission, revocation, restriction or other limitation on the Borrower's use of the "First Alert" Trademark;

in each case describing in detail reasonably satisfactory to the Agent the nature thereof and the action the Borrowers propose to take with respect thereto.

                           6.1.12   HAZARDOUS MATERIALS; CONTAMINATION.  Each
of the Borrowers agree to:

                                    (a) give notice to the Agent immediately
         upon acquiring knowledge of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by any Borrower or any Subsidiary or for which any Borrower or any Subsidiary is, or is claimed to be, responsible (provided that such notice shall not be required for Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course (including, without limitation, quantity) of a Borrower's or Subsidiary's line of business expressly described in this Agreement), with a full description thereof;

                                    (b) promptly comply with any Laws requiring
         the removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and provide the Agent with satisfactory evidence of such compliance;

                                    (c) provide the Agent, within thirty (30)
         days after a demand by the Agent, with a bond, letter of credit or similar financial assurance evidencing to the Agent's reasonable satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned, operated or controlled by any Borrower or any Subsidiary or for which any Borrower or any Subsidiary is, or is claimed to be, responsible; and

                                    (d) as part of the Obligations, defend,
         indemnify and hold harmless the Agent, each of the Lenders and each of their respective agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by any Borrower or any Subsidiary for which any Borrower or any Subsidiary is, or is claimed to be, responsible. Each Borrower acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the Commitments and the payment and performance of all of the other Obligations.

                           6.1.13   DISCLOSURE OF SIGNIFICANT LOSSES.  Each of
the Borrowers shall deliver to the Agent a written notice describing in detail each loss or casualty to an interest in Fixed or Capital Assets which exceeds Two Hundred Fifty Thousand Dollars ($250,000.00), said notices to be delivered to the Agent within thirty (30) days of the occurrence thereof.

                           6.1.14   FINANCIAL COVENANTS.

                                    (a) TANGIBLE NET WORTH. The Borrowers and
their Subsidiaries, on a consolidated basis, will as at the end of each of the quarterly period set forth below maintain a Tangible Net Worth of not less than the following:

         Quarter Ending                               Amount
         --------------                               ------

June 30, 1997                                         $50,000,000
September 30, 1997                                    $54,000,000
December 31, 1997                                     $57,000,000
March 31, 1998                                        $55,000,000

June 30, 1998                                         $52,000,000
September 30, 1998                                    $56,000,000
December 31, 1998                                     $61,000,000
March 31, 1999                                        $59,000,000
June 30, 1999                                         $56,000,000
September 30, 1999                                    $58,000,000
December 31, 1999                                     $63,000,000

                                    (b) LIABILITIES TO TANGIBLE NET WORTH RATIO.
The Borrowers and their Subsidiaries, on a consolidated basis, will maintain, tested as of the end of each of the Borrowers' fiscal quarters, a Liabilities to Tangible Net Worth Ratio so that it is not more than the following:

         Quarter Ending                                  Ratio
         --------------                                  -----
June 30, 1997                                         1.50 to 1.0
September 30, 1997                                    2.10 to 1.0
December 31, 1997                                     1.45 to 1.0
March 31, 1998                                        1.10 to 1.0
June 30, 1998                                         1.25 to 1.0
September 30, 1998                                    2.00 to 1.0
December 31, 1998                                     1.40 to 1.0
March 31, 1999                                        1.00 to 1.0
June 30, 1999                                         1.00 to 1.0
September 30, 1999                                    1.75 to 1.0
December 31, 1999                                     1.25 to 1.0

                                    (c)     FIXED CHARGE COVERAGE RATIO.  The
Borrowers and their Subsidiaries, on a consolidated basis, will maintain, tested as of the end of each period set forth below, on a rolling four (4) quarter basis, a Fixed Charge Coverage Ratio of not less than the following:

         Period Ending                                   Ratio
         -------------                                   -----

Four (4) month period
  ending September 30, 1997                           1.25 to 1.0
Seven (7) month period
  ending December 31, 1997                            1.45 to 1.0

Ten (10) month period
  ending March 31, 1998                               1.25 to 1.0
Twelve (12) month period
  ending June 30, 1998                                1.00 to 1.0
Twelve (12) month period
  ending September 30, 1998                           1.05 to 1.0
Twelve (12) month period
  ending December 31, 1998                            1.10 to 1.0
March 31, 1999                                        1.10 to 1.0
June 30, 1999                                         1.10 to 1.0
September 30, 1999                                    1.10 to 1.0
December 31, 1999 and each
  fiscal quarter end thereafter                       1.20 to 1.0

                           6.1.15   COLLECTION OF RECEIVABLES.  Until such
time that the Agent shall notify the Borrowers of the revocation of such privilege following the occurrence and during the continuance of an Event of Default, the Borrowers and their Subsidiaries shall at their own expense have the privilege for the account of, and in trust for, the Agent and the Lenders of collecting their Receivables and receiving in respect thereto all Items of Payment and shall otherwise completely service all of the Receivables including
(a) the billing, posting and maintaining of complete records applicable thereto,
(b) the taking of such action with respect to the Receivables as the Agent may request or in the absence of such request, as each of the Borrowers and each of the Subsidiaries may deem advisable; and (c) the granting, in the ordinary course of business, to any Account Debtor, any rebate, refund or adjustment to which the Account Debtor may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to a Receivable and may take such other actions relating to the settling of any Account Debtor's claim as may be commercially reasonable. The Agent may, at its option, at any time or from time to time after and during the continuance of an Event of Default hereunder, revoke the collection privilege given in this Agreement to any one or more of the Borrowers and each of the Subsidiaries by either giving notice of its assignment of, and Lien on the Collateral to the Account Debtors or giving notice of such revocation to the Borrowers. The Agent shall not have any duty to, and the Borrowers hereby release the Agent and the Lenders from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to preserve any rights against any other party with an interest in the Collateral, except for acts of gross negligence and willful misconduct.

                           6.1.16   ASSIGNMENTS OF RECEIVABLES.  Subject to
the provisions of Section 3.2, each Borrower will promptly and will cause each Subsidiary promptly, upon request, execute and deliver to the Agent written assignments, in form and content reasonably acceptable to the Agent, of specific Receivables or groups of Receivables; provided, however, the Lien and/or security interest granted to the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, under this Agreement shall not be limited in any way to or by the inclusion or exclusion of Receivables within such assignments. Receivables so assigned shall secure payment of the Obligations and are not sold to the Agent and/or the Lenders whether or not any assignment thereof, which is separate from this Agreement, is in form absolute. The Borrowers agree that neither any assignment to the Lender nor any other provision contained in this Agreement or any of the other Financing Documents shall impose on the Agent or the Lenders any obligation or liability of any of the Borrowers with respect to that which is assigned and the Borrowers hereby agree jointly and severally to indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless from any and all claims, actions, suits, losses, damages, costs, expenses, fees, obligations and liabilities which may be incurred by or imposed upon the Agent and/or any of the Lenders by virtue of the assignment of and Lien on any Borrower's rights, title and interest in, to, and under the Collateral, except for acts of gross negligence or willful misconduct.

                           6.1.17   GOVERNMENT ACCOUNTS.  The Borrowers will
promptly notify, and will cause the Subsidiaries to promptly notify, the Agent if any of the Receivables arise out of contracts with the United States or with any other Governmental Authority, and, as appropriate, execute any Instruments and take any steps required by the Agent in order that all moneys due and to become due under such contracts shall be assigned to the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, and notice thereof given to the Governmental Authority under the Federal Assignment of Claims Act or any other applicable Laws.

                           6.1.18   NOTICE OF RETURNED GOODS, ETC.  The
Borrowers will promptly notify, and will cause the Subsidiaries to promptly notify, the Agent of the return, rejection or repossession of any goods sold or delivered in respect of any Receivables, and of any claims made in regard thereto to the extent that the aggregate purchase price of any such goods in any given calendar month exceeds in the aggregate one hundred fifty percent (150%) of the aggregate purchase price of all such goods for the same fiscal month of the then prior fiscal year.

                           6.1.19   INVENTORY.  With respect to the Inventory,
the Borrowers and their Subsidiaries will: (a) as soon as possible upon demand by the Agent from time to time, prepare and deliver to the Agent designations of Inventory specifying the Borrowers' and Subsidiaries' cost of Inventory, the retail price thereof, and such other matters and information relating to the Inventory as the Agent may reasonably request; (b) keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the Borrowers' and Subsidiaries' cost therefor and the selling price thereof, all of which records shall be available to the officers, employees or agents of the Agent upon demand for inspection and copying thereof; and (c) not store any Inventory with a bailee, warehouseman or similar Person without the Agent's prior written consent, which consent may be conditioned on, among other things, delivery by the bailee, warehouseman or similar Person to the Agent of warehouse receipts, in form acceptable to the Agent, in the name of the Agent evidencing the storage of Inventory and the interests of the Agent and the Lenders therein.

                           6.1.20   EQUIPMENT.  The Borrowers and their
Subsidiaries shall (a) maintain all material Equipment as personalty, (b) not affix any material Equipment to any real estate in such manner as to become a fixture or part of such real estate, and (c) shall hold no Equipment on a sale on approval basis.

                           6.1.21   DEFENSE OF TITLE AND FURTHER ASSURANCES.
At their expense, the Borrowers will defend the title to the Collateral (and any part thereof), and will immediately execute, acknowledge and deliver any financing statement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate or other document which the Agent may reasonably require in order to perfect, preserve, maintain, continue, protect and/or extend the Lien or security interest granted to the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, under this Agreement, under any of the other Financing Documents and the first priority of that Lien, subject only to the Permitted Liens. The Borrowers will from time to time do whatever the Agent may require by way of obtaining, executing, delivering, and/or filing financing statements, landlords' or mortgagees' waivers, notices of assignment and other notices and amendments and renewals thereof and the Borrowers will take any and all steps and observe such formalities as the Agent may require, in order to create and maintain a valid Lien upon, pledge of, or paramount security interest in, the Collateral, subject to the Permitted Liens. To the extent that the proceeds of any of the Accounts or Receivables of the Borrowers are expected to become subject to the control of, or in the possession of, a party other than the Borrowers or the Agent, the Borrowers shall cause all such parties to execute and deliver on the Closing Date security documents, financing statements or other documents as requested by the Agent and as may be necessary to evidence and/or perfect the security interest of the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, in those proceeds. The Borrowers agree that a copy of a fully executed security agreement and/or financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article 9 of the applicable Uniform Commercial Code. Each Borrower hereby irrevocably appoints the Agent as the Borrower's attorney-in-fact, with power of substitution, in the name of the Agent or in the name of the Borrower or otherwise, for the use and benefit of the Agent for itself and the Lenders, but at the cost and expense of the Borrowers and without notice to the Borrowers, to execute and deliver any and all of the instruments and other documents and take any action which the Agent may require to perfect, preserve, maintain, continue, protect and/or extend the Liens granted to the Agent and the Lenders under this Agreement and/or under any of the other Financing Documents.

                           6.1.22   BUSINESS NAMES; LOCATIONS.  Each Borrower
will notify and cause each of the Subsidiaries to notify the Agent not less than thirty (30) days prior to (a) any change in the name under which the Borrower or the applicable Subsidiary conducts its business, (b) any change of the location of the chief executive office of the applicable Borrower or Subsidiary, and (c) the opening of any new place of business or the closing of any existing place of business, and any change in the location of the places where the Collateral, or any part thereof, or the books and records, or any part thereof, are kept.

                           6.1.23   SUBSEQUENT OPINION OF COUNSEL AS TO
                                    RECORDING REQUIREMENTS.

         In the event that any Borrower or any Subsidiary shall transfer its principal place of business or the office where it keeps its records pertaining to the Collateral, upon the Agent's reasonable request the Borrowers will provide to the Agent a subsequent opinion of counsel as to the filing, recording and other requirements with which the Borrowers and their Subsidiaries have complied to maintain the Lien and security interest in favor of the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, in the Collateral.

                           6.1.24   TAX REFUNDS.  The Borrowers shall pay or
shall cause to be paid to the Agent one hundred percent (100%) of all Tax Refunds immediately upon their receipt of any such payment, which shall be applied by the Agent to reduce the then outstanding balance under the Revolving Loan. The Borrowers covenant and agree not to instruct or authorize the States of Illinois to apply all or any portion of the Tax Refunds to any obligation or liability of any of the Borrowers or any other Person to the State of Illinois any other Governmental Authority or any other Person. The Borrowers acknowledge and agree that to the extent permitted by applicable Laws, it is the intention of the Borrowers that payments of the Tax Refunds are to be paid directly to the Agent for application to the Obligations. The Borrowers covenant and agree to execute and deliver to the Agent all letters of instruction, assignments, financing statements, powers of attorney, requests, agreements, confirmations, instruments and other documents as the Agent may reasonably request to effect, protect, perfect and maintain the assignment of the Tax Refunds to the Agent for the ratable benefit of the Lenders and to permit and enable the Agent to enforce, collect and obtain payments of the Tax Refunds directly from the State of Illinois. In furtherance thereof, each of the Borrower hereby irrevocably appoints the Agent as its attorney-in-fact, with power of substitution, in the name of the Agent, in the names of the Lenders or in the names of any or all of the Borrowers, and without the consent of the Borrowers, to execute and delivery any and all such letters of instruction, assignments, powers of attorney, requests, agreements, confirmations, instruments and other documents and take any other action the Agent may require to effect any of the foregoing.

         SECTION 6.2 NEGATIVE COVENANTS. So long as any of the Obligations or the Commitments or Letters of Credit therefor shall be outstanding hereunder, the Borrowers agree with the Agent and the Lenders that without the prior written consent of the Agent:

                           6.2.1 CAPITAL STRUCTURE, MERGER, ACQUISITION OR SALE OF ASSETS.

         None of the Borrowers nor any of their Subsidiaries (i) will alter or amend their capital structure, (ii) authorize any additional class of equity securities, (iii) issue any stock or equity securities of any class, (iv) enter into any merger or consolidation or amalgamation, (v) windup or dissolve themselves (or suffer any liquidation or dissolution), (vi) acquire all or substantially all the Assets of any Person, or (vii) sell, lease or otherwise dispose of any of its Assets, except that prior to the occurrence of a Default or an Event of Default, each of the following actions shall be permitted, provided that no Default or Event of Default would reasonably be expected to result from any such action:

                           (a) alterations or amendments to their capital
structure which would not reasonably be expected to result in a Material Adverse Effect or a Default or Event of Default;

                           (b) Permitted Asset Dispositions;

                           (c) authorization of any additional class of equity securities or the issuance of stock to the extent such authorization or issuance would not reasonably be expected to result in a Material Adverse Effect or a Default or Event of Default;

                           (d) mergers or consolidations among and between Borrowers; provided, that after closing and consummation of any merger or consolidation involving any Borrower (x) a domestic Borrower is the surviving entity, and (y) the Agent and the Lenders retain a first priority Lien on and collateral assignment of one hundred percent (100%) of the capital stock of all surviving Borrowers (other than the Parent), subject only to Permitted Liens, and a first priority Lien on all of the Assets of the Borrowers which had been pledged or required to be pledged under the provisions of this Agreement prior to such merger or consolidation, subject only to Permitted Liens; and

                           (e) Permitted Acquisitions.

Any consent of the Agent to any Asset Disposition, other than a Permitted Asset Disposition, may be conditioned on a specified use of the proceeds of disposition.

                           6.2.2    SUBSIDIARIES.  None of the Borrowers nor
any of their Subsidiaries will create or acquire any Subsidiaries other than the Subsidiaries identified on the Collateral Disclosure List as of the Closing Date, without the prior written consent of the Agent, which consent may be conditioned upon, among other things, the execution and delivery of an Additional Borrower Joinder Supplement and/or such other Financing Documents as the Agent may reasonably require.

                           6.2.3 PURCHASE OR REDEMPTION OF SECURITIES, DIVIDEND RESTRICTIONS.

         None of the Borrowers nor any of their Subsidiaries will (a) purchase, redeem or otherwise acquire any shares of its capital stock or warrants now or hereafter outstanding, (b) declare or pay any dividends thereon (other than stock dividends), (c) apply any of its property or assets to the purchase, redemption or other retirement of, set apart any sum for the payment of any dividends on, or for the purchase, redemption, or other retirement of, make any distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of any Borrower or any Subsidiary, or any warrants,
(d) permit any Subsidiary to purchase or acquire any shares of any class of capital stock of, or warrants issued by, any Borrower or any Subsidiary, (e) make any distribution to stockholders or set aside any funds for any such purpose, and (f) not prepay, purchase or redeem any Indebtedness for Borrowed Money other than the Obligations; except that prior to the occurrence of a Default or an Event of Default, (i) the Borrowers and their Subsidiaries shall be entitled to repurchase capital stock owned by any management Person employed by any of the Borrowers and/or their Subsidiaries if such Person is no longer so employed, provided, that the aggregate net amount payable for this purpose shall not exceed Five Hundred Thousand Dollars ($500,000), plus the proceeds of the sale of any equity securities to management, on a per annum basis and (ii) the Borrowers and their Subsidiaries shall be entitled to pay management fees to the Thomas H. Lee Company under and to the extent provided in the Management Agreement dated as of July 31, 1992 as in effect on the Closing Date and as may be subsequently amended with the prior written consent of the Agent, which consent shall not be unreasonably withheld and shall only be required to the extent any proposed amendment affects the timing, manner or increase of amounts of any payments to Thomas H. Lee Company.

                           6.2.4    INDEBTEDNESS.  None of the Borrowers will
create, incur, assume or suffer to exist any Indebtedness for Borrowed Money or permit any Subsidiary to do so, except:

                                    (a) the Obligations;

                                    (b) current accounts payable arising in the
         ordinary course;

                                    (c) Indebtedness secured by Permitted Liens;

                                    (d) Subordinated Indebtedness;

                                    (e) Indebtedness of the Borrowers and their
         Subsidiaries existing on the date hereof and reflected on the financial statements furnished pursuant to Section 4.1.11 (Financial Condition);

                                    (f) Unsecured letters of credit, bankers'
         acceptances and/or (1) secured Interest Rate Protection Agreements and Foreign Exchange Agreements between a Borrower or a Subsidiary and a Lender and/or (2) unsecured Interest Rate Protection Agreements and Foreign Exchange Agreements between a Borrower or a Subsidiary and any other financial institution reasonably acceptable to the Agent, providing for the transfer or mitigation of foreign exchange risks or interest rate risks either generally or under specific contingencies;

                                    (g) Indebtedness for Borrowed Money incurred
         by the Borrowers and their Subsidiaries after the Closing Date and secured by a permitted Purchase Money Security Interest;

                                    (h) Indebtedness set forth in Schedule 6.2.4
         attached hereto and made a part hereof; and

                                    (i) Other unsecured Indebtedness for
         Borrowed Money in aggregate principal amount not to exceed at any time One Million Dollars ($1,000,000).

                           6.2.5    INVESTMENTS, LOANS AND OTHER TRANSACTIONS.

         Except as otherwise provided in this Agreement, none of the Borrowers will, and will permit any of its Subsidiaries to, (a) make, assume, acquire or continue to hold any investment in any real property (unless used in connection with their business and treated as a Fixed or Capital Asset of any Borrower or any Subsidiary) or any Person, whether by stock purchase, capital contribution, acquisition of indebtedness of such Person or otherwise (including, without limitation, investments in any joint venture or partnership), (b) guaranty or otherwise become contingently liable for the Indebtedness or obligations of any Person, or (c) make any loans or advances, or otherwise extend credit to any Person, other than among and between the Borrowers in the ordinary course of business, except:

                                               (i)   any advance to an officer
         or employee of any Borrower or any Subsidiary for travel or other business expenses in the ordinary course of business, provided that the aggregate amount of all such advances by all of the Borrowers and their Subsidiaries (taken as a whole) outstanding at any time shall not exceed Twenty-five Thousand Dollars ($25,000);

                                              (ii)   the endorsement of
         negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                                             (iii)   any investment in Cash
         Equivalents, which are pledged to the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, as collateral and security for the Obligations;

                                             (iv)    those investments more
         particularly set forth in Schedule 6.2.5 attached hereto and made a part hereof,

                                             (iv)    trade credit extended to
         customers in the ordinary course of business.

                           6.2.6    OPERATING LEASE OBLIGATIONS.  None of the
Borrowers will incur or permit to exist any Lease Obligations except Capital Leases expressly permitted by this Agreement or permit any Subsidiary to do so, if the aggregate amount of all such Lease Obligations of the Borrowers and their Subsidiaries (taken as a whole) would at any time exceed Five Million Dollars ($5,000,000) during any fiscal year of the Borrowers.

                           6.2.7    CAPITAL EXPENDITURES.  None of the Borrowers
will, and will permit any Subsidiary to, directly or indirectly (by way of the acquisition of the securities of a Person or otherwise), make any Capital Expenditures in the aggregate for the Borrowers and their Subsidiaries (taken as a whole) in amount which, after deduction of Permitted Asset Dispositions of Fixed or Capital Assets and permitted Indebtedness for Borrowed Money used to purchase Fixed or Capital Assets, exceed the following amounts at any time during the following fiscal years (for each fiscal year, the "Capital Expenditure Ceiling"):

Fiscal Year                                  Capital Expenditure Ceiling
-----------                                  ---------------------------

1997                                         $6,000,000
1998                                         $6,000,000
1999                                         $6,500,000

If in any given fiscal year, the total Capital Expenditures of the Borrowers and its Subsidiaries, taken as a whole, are less than the applicable Capital Expenditure Ceiling for that fiscal year, the unused portion of the amount permitted for Capital Expenditures (the "Carry Forward Amount") may be used to increase the applicable Capital Expenditure Ceiling for the then next succeeding fiscal year. The Carry Forward Amount for any given fiscal year cannot be carried forward for more than one (1) fiscal year.

                           6.2.8    STOCK OF SUBSIDIARIES.  None of the
Borrowers will sell or otherwise dispose of any shares of capital stock of any Subsidiary (except in connection with a merger or consolidation of a Wholly Owned Subsidiary into any of the Borrowers or another Wholly Owned Subsidiary of any of the Borrowers or with the dissolution of any Subsidiary) or permit any Subsidiary to issue any additional shares of its capital stock except PRO RATA to its stockholders.

                           6.2.9    SUBORDINATED INDEBTEDNESS.  None of the
Borrowers will, and will permit any Subsidiary to make:

                                    (a) any payment of principal of, or interest
         on, any of the Subordinated Indebtedness, including, without limitation, the Subordinated Debt, if a Default then exists hereunder or would result from such payment;

                                    (b) any payment of the principal or interest
         due on the Subordinated Indebtedness as a result of acceleration thereunder or a mandatory prepayment thereunder;

                                    (c) any amendment or modification of or
         supplement to the documents evidencing or securing the Subordinated Indebtedness which is materially adverse to the Agent or any Lender; and

                                    (d) payment of principal or interest on the
         Subordinated Indebtedness other than when due (without giving effect to any acceleration of maturity or mandatory prepayment).

                           6.2.10   LIENS.  Each Borrower agrees that it (a)
will not create, incur, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, or permit any Subsidiary so to do, except for Permitted Liens, (b) will not agree to, assume or suffer to exist any provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy, (c) will not allow or suffer to exist any Permitted Liens to be superior to Liens securing the Obligations unless and to the extent any such Permitted Liens are superior under and by virtue of applicable Laws, (d) will not enter into any contracts for the consignment of goods, will not execute or suffer the filing of any financing statements or the posting of any signs giving notice of consignments, and will not, as a material part of its business, engage in the sale of goods belonging to others, and (e) will not allow or suffer to exist the failure of any Lien described in the Security Documents to attach to, and/or remain at all times perfected on, any of the property described in the Security Documents to the extent required thereby, except for Assets which are the subject of a Permitted Asset Disposition.

                           6.2.11   TRANSACTIONS WITH AFFILIATES.  None of the
Borrowers nor any of their Subsidiaries will enter into or participate in any transaction with any Affiliate or, except in the ordinary course of business, with the officers, directors, employees and other representatives of any Borrower and/or any Subsidiary, other than those transactions entered into in a manner and on terms which are commercially reasonable and on an arm's length basis and which do not otherwise violate the provisions of this Agreement.

                           6.2.12   AMENDMENTS.  None of the Borrowers will
amend or terminate or agree to amend or terminate the First Alert License Agreement or consent to or waive any material provisions thereof, other than in the normal course of business.

                           6.2.13   METHOD OF ACCOUNTING; FISCAL YEAR.  Each
Borrower agrees that:

                                    (a) neither it nor any Subsidiary shall
change the method of accounting employed in the preparation of any financial statements furnished to the Agent under the provisions of Section 6.1.1 (Financial Statements) of this Agreement, unless required to conform to GAAP and on the condition that the Borrowers' accountants shall furnish such information as the Agent may request to reconcile the changes with prior financial statements.

                                    (b) without at least thirty (30) days prior
written notice to the Agent, it will not change its fiscal year from a year ending on December 31.

                           6.2.14   COMPENSATION.  None of the Borrowers nor
any Subsidiary will pay any bonuses, fees, compensation, commissions, salaries, drawing accounts, or other payments (cash and non-cash), whether direct or indirect, to any stockholders of any Borrower or any Subsidiary, or any Affiliate of any Borrower or any Subsidiary, other than reasonable compensation for actual services rendered by stockholders in their capacity as officers or employees and provided that the foregoing shall not include payments made under the Management Agreement with Thomas H. Lee

Company dated as of July 31, 1992 prior to the occurrence of an Event of Default.

                           6.2.15   SALE AND LEASEBACK.  None of the Borrowers
nor any of the Subsidiaries will directly or indirectly enter into any arrangement to sell or transfer all or any substantial part of its fixed assets and thereupon or within one year thereafter rent or lease the assets so sold or transferred.


                                    ARTICLE 7

                         DEFAULT AND RIGHTS AND REMEDIES

         SECTION 7.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" under the provisions of this Agreement:

                           7.1.1    FAILURE TO PAY.  The failure of the
Borrowers to pay any of the Obligations within three (3) Business Days as and when due and payable in accordance with the provisions of this Agreement, the Notes and/or any of the other Financing Documents.

                           7.1.2    BREACH OF REPRESENTATIONS AND WARRANTIES.

         Any representation or warranty made in this Agreement or in any report, statement, schedule, certificate, financial statement or other document furnished in connection with this Agreement, any of the other Financing Documents, or the Obligations, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect.

                           7.1.3    FAILURE TO COMPLY WITH CERTAIN COVENANTS.
The failure of the Borrowers or any of their Subsidiaries to perform, observe or comply with any covenant, condition or agreement contained in Sections 6.1.1 (Financial Statements), Section 6.1.1(a) (Recordkeeping, Rights of Inspection, Field Examination, Etc.) with respect to inspection rights only, Section

6.1.8 (Insurance), Section 6.1.14 (Financial Covenants), Section 6.1.21 (Defense of Title and Further Assurances), Section 6.1.22 (Business Names; Locations), or
Section 6.2 (Negative Covenants).

                           7.1.4    FAILURE TO COMPLY WITH OTHER COVENANTS.
The failure of the Borrowers or any of their Subsidiaries to perform, observe or comply with any covenant, condition or agreement contained in this Agreement other than those set forth in Section 7.1.1, 7.1.2 or 7.1.3 above, which failure shall remain unremedied for a period of thirty (30) days after written notice thereof to the Borrowers by the Agent.

                           7.1.5 DEFAULT UNDER OTHER FINANCING DOCUMENTS OR OBLIGATIONS.

         A default shall occur under any of the other Financing Documents or under any other Obligations, and such default is not cured within any applicable grace period provided therein.

                           7.1.6    RECEIVER; BANKRUPTCY.  Any Borrower, any
Subsidiary or any guarantor shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, or (f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days, or (g) by any act indicate its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental Authority enjoining or otherwise prohibiting the operation of a material portion of any Borrower's, any Subsidiary's or any guarantor's business or the use or disposition of a material portion of any Borrower's, any Subsidiary's or any guarantor's assets.

                           7.1.7    INVOLUNTARY BANKRUPTCY, ETC.  (a) An order
for relief shall be entered in any involuntary case brought against any Borrower, any Subsidiary or any guarantor under the Bankruptcy Code, or (b) any such case shall be commenced against any Borrower, any Subsidiary or any guarantor and shall not be dismissed within sixty (60) days after the filing of the petition, or (c) an order, judgment or decree under any other Law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than any Borrower, any Subsidiary or any guarantor (i) adjudicating any Borrower, any Subsidiary or any guarantor bankrupt or insolvent, or (ii) appointing a receiver, trustee or liquidator of any Borrower, any Subsidiary or of any guarantor, or of a material portion of any Borrower's, any Subsidiary's or any guarantor's assets, or (iii) enjoining, prohibiting or otherwise limiting the operation of a material portion of any Borrower's, any Subsidiary's or any guarantor's business or the use or disposition of a material portion of any Borrower's, any Subsidiary's or any guarantor's assets, and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days from the date entered. Notwithstanding the foregoing, the Agent and the Lenders agree that for purposes of this Section 7.1.7 the term "Subsidiary" shall not include the Australian Subsidiary unless and until such time as the Agent has required the execution and delivery of the Australian Security Documents in accordance with the provisions of Section 3.4.3

                           7.1.8    JUDGMENT.  Unless adequately insured in
the opinion of the Agent, the entry of a final judgment for the payment of money involving more than One Hundred Thousand Dollars ($100,000) against any Borrower or any Subsidiary, and the failure by such Borrower or such Subsidiary to discharge the same, or cause it to be discharged, within forty-five (45) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

                           7.1.9    EXECUTION; ATTACHMENT.  Any execution or
attachment shall be levied against the Collateral, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within forty-five (45) days after the same shall have been levied.

                           7.1.10   DEFAULT UNDER OTHER BORROWINGS.  Default
shall be made with respect to any Indebtedness for Borrowed Money of any of the Borrowers or any of their Subsidiaries (other than the Loans) in a principal amount in excess of One Hundred Thousand Dollars ($100,000), either individually or in the aggregate if such Indebtedness for Borrowed Money was not paid when due, after giving effect to any applicable notice and cure period, or if the effect of such default is to accelerate the maturity of such Indebtedness for Borrowed Money or to permit the holder or obligee thereof or other party thereto to cause such Indebtedness for Borrowed Money to become due prior to its stated maturity.

                           7.1.11   CHALLENGE TO AGREEMENTS.  Any Borrower or
any Subsidiary shall challenge the validity and binding effect of any provision of any of the Financing Documents or any of the Financing Documents shall for any reason (except to the extent permitted by its express terms) cease to be effective or to create a valid first priority Lien (except for Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby.

                           7.1.12   MATERIAL ADVERSE CHANGE.  The Agent, in
its sole discretion, determines in good faith that a Material Adverse Effect has occurred, notifies the Borrowers of that determination and such condition continues unremedied to the reasonable satisfaction of the Agent for thirty (30) days after such notice.

                           7.1.13   CHANGE IN OWNERSHIP.  (1) The Parent shall
cease to own and control, beneficially and of record, directly or indirectly, at least one hundred percent (100%) of the issued and outstanding capital stock of the US Subsidiary, the UK Subsidiary, the Australian Subsidiary and the Mexican Subsidiary, (2) prior to a public or private offering of Securities by the Parent which generates at least $10,000,000 in net proceeds payable to the Parent, Thomas H. Lee Company and its Affiliates shall cease to own and control, beneficially and of record, at least forty percent (40%) or more of the issued and outstanding voting capital stock of the Parent, or (3) at any time, any Person or group of Persons acquires more than thirty-five percent (35%) of the issued and outstanding voting capital stock of the Parent.

                           7.1.14 LIQUIDATION, TERMINATION, DISSOLUTION, CHANGE IN MANAGEMENT, ETC.

         Any Borrower or any Subsidiary shall liquidate, dissolve or terminate its existence or Thomas H. Lee Company no longer has a representative on the board of directors, without the prior written consent of the Agent.

         SECTION 7.2 REMEDIES. Upon the occurrence and during the continuance of any Default or Event of Default, the Agent may, in the exercise of its sole and absolute discretion from time to time, and shall, at the direction of the Requisite Lenders of the Lenders, at any time thereafter exercise any one or more of the following rights, powers or remedies:

                           7.2.1    ACCELERATION.  The Agent may declare any
or all of the Obligations to be immediately due and payable, notwithstanding anything contained in this Agreement or in any of the other Financing Documents to the contrary, without presentment, demand, protest, notice of protest or of dishonor, or other notice of any kind, all of which the Borrowers hereby waive.

                           7.2.2    FURTHER ADVANCES.  The Agent may from time
to time without notice to the Borrowers suspend, terminate or limit any further advances, loans or other extensions of credit under the Commitment, under this Agreement and/or under any of the other Financing Documents. Further, upon the occurrence of an Event of Default or Default specified in Sections 7.1.6 (Receiver; Bankruptcy) or 7.1.7 (Involuntary Bankruptcy, etc.) above, the

Revolving Credit Commitments, the Letter of Credit Commitments and any agreement in any of the Financing Documents to provide additional credit and/or to issue Letters of Credit shall immediately and automatically terminate and the unpaid principal amount of the Notes (with accrued interest thereon) and all other Obligations then outstanding, shall immediately become due and payable without further action of any kind and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers.

                            7.2.3   UNIFORM COMMERCIAL CODE.  The Agent shall
have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code and other applicable Laws. Upon demand by the Agent after acceleration of the Obligations under Section 7.2.1, the Borrowers shall assemble the Collateral and make it available to the Agent, at a place designated by the Agent. The Agent or its agents may without notice after acceleration of the Obligations under Section 7.2.1, from time to time enter upon any Borrower's premises to take possession of the Collateral, to remove it, to render it unusable, to process it or otherwise prepare it for sale, or to sell or otherwise dispose of it.

         Any written notice of the sale, disposition or other intended action by the Agent with respect to the Collateral which is sent by regular mail, postage prepaid, to the Borrowers at the address set forth in Section 9.1 of this Agreement, or such other address of the Borrowers which may from time to time be shown on the Agent's records, at least ten (10) days prior to such sale, disposition or other action, shall constitute commercially reasonable notice to the Borrowers. The Agent may alternatively or additionally give such notice in any other commercially reasonable manner. Nothing in this Agreement shall require the Agent to give any notice not required by applicable Laws.

         If any consent, approval, or authorization of any state, municipal or other Governmental Authority or of any other Person or of any Person having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, the Borrowers agree to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

         The Borrowers recognize that the Agent may be unable to effect a public sale of all or a part of the Collateral consisting of Securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and other applicable Federal and state Laws. The Agent may, therefore, in its discretion, take such steps as it may deem appropriate to comply with such Laws and may, for example, at any sale of the Collateral consisting of securities restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the Persons making such purchases represent and agree to the satisfaction of the Agent that they are purchasing such securities for their account, for investment, and not with a view to the distribution or resale of any thereof. The Borrowers covenant and agree to do or cause to be done promptly all such acts and things as the Agent may request from time to time and as may be necessary to offer and/or sell the securities or any part thereof in a manner which is valid and binding and in conformance with all applicable Laws. Upon any such sale or disposition, the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral consisting of securities so sold.

                           7.2.4    SPECIFIC RIGHTS WITH REGARD TO COLLATERAL.

         In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, the Agent may (but shall be under no obligation to), without notice to any of the Borrowers, and each Borrower hereby irrevocably appoints the Agent as its attorney-in-fact, with power of substitution, in the name of the Agent and/or any or all of the Lenders and/or in the name of any or all of the Borrowers or otherwise, for the use and benefit of the Agent and the Lenders, but at the cost and expense of the Borrowers and without notice to the Borrowers:

                                    (a) request any Account Debtor obligated on
         any of the Accounts to make payments thereon directly to the Agent, with the Agent taking control of the cash and non-cash proceeds thereof;

                                    (b) compromise, extend or renew any of the
         Collateral or deal with the same as it may deem advisable;

                                    (c) make exchanges, substitutions or
         surrenders of all or any part of the Collateral;

                                    (d) copy, transcribe, or remove from any
         place of business of any Borrower or any Subsidiary all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Agent or the Lenders, make such use of any Borrower's or any Subsidiary's place(s) of business as may be reasonably necessary to administer, control and collect the Collateral;

                                    (e) repair, alter or supply goods if
         necessary to fulfill in whole or in part the purchase order of any Account Debtor;

                                    (f) demand, collect, receipt for and give
         renewals, extensions, discharges and releases of any of the Collateral;

                                    (g) institute and prosecute legal and
         equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

                                    (h) settle, renew, extend, compromise,
         compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

                                    (i) endorse or sign the name of any Borrower
         upon any Items of Payment, certificates of title, instruments, securities, stock powers, documents, documents of title, financing statements, assignments, notices or other writing relating to or part of the Collateral and on any proof of claim in bankruptcy against an Account Debtor;

                                    (j) notify the Post Office authorities to
         change the address for the delivery of mail to the Borrowers to such address or Post Office Box as the Agent may designate and receive and open all mail addressed to any of the Borrowers; and

                                    (k) take any other action necessary or
         beneficial to realize upon or dispose of the Collateral or to carry out the terms of this Agreement.

In addition, following and during the continuance of an Event of Default, the Agent (i) may use any of the Borrowers' owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral, (ii) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of the Borrowers' owned or leased property, (iii) may hire such security guards or implement such other security protection measures as the Agent deems appropriate, (iv) may employ and maintain at any of the Borrowers' premises a custodian who shall have full authority to do all acts necessary to protect the interests of the Agent and the Lenders in the Collateral and (v) may lease warehouse facilities to which the Agent may move all or any part of the Collateral to the extent commercially reasonable. The Borrowers agree to cooperate fully with the Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Agent may reasonably direct. All of the Agent's expenses of preserving the Collateral, including any reasonable expenses relating to the compensation and bonding of a custodian, shall part of the Enforcement Costs.

                           7.2.5    APPLICATION OF PROCEEDS.  Any proceeds of
sale or other disposition of the Collateral will be applied by the Agent to the payment first of any and all Agent's Obligations, then to any and all Administrative Costs and Enforcement Costs, and any balance of such proceeds will be remitted to the Lenders in like currency and funds received ratably in accordance with their respective Pro Rata Shares of such balance. Each Lender shall apply any such proceeds received from the Agent to its Obligations in such order and manner as such Lender shall determine. If the sale or other disposition of the Collateral fails to fully satisfy the Obligations, the Borrowers shall remain liable to the Agent and the Lenders for any deficiency.

                           7.2.6    PERFORMANCE BY AGENT.  If the Borrowers
shall fail to pay the Obligations or otherwise fail to perform, observe or comply with any of the conditions, covenants, terms, stipulations or agreements contained in this Agreement or any of the other Financing Documents, the Agent without notice to or demand upon the Borrowers and without waiving or releasing any of the Obligations or any Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrowers, and may enter upon the premises of the Borrowers for that purpose and take all such action thereon as the Agent may consider necessary or appropriate for such purpose and each of the Borrowers hereby irrevocably appoints the Agent as its attorney-in-fact to do so, with power of substitution, in the name of the Agent, in the name of any or all of the Lenders, or in the name of any or all of the Borrowers or otherwise, for the use and benefit of the Agent, but at the cost and expense of the Borrowers and without notice to the Borrowers. All sums so paid or advanced by the Agent together with interest thereon from the date of payment, advance or incurring until paid in full at the Post-Default Rate and all costs and expenses, shall be deemed part of the Enforcement Costs, shall be paid by the Borrowers to the Agent on demand, and shall constitute and become a part of the Agent's Obligations.

                           7.2.7    OTHER REMEDIES.  The Agent may from time
to time proceed to protect or enforce the rights of the Agent and/or any of the Lenders by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Financing Documents, or for an injunction against the violation of any of the terms of this

Agreement or any of the other Financing Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Financing Documents, and/or applicable Laws. The Agent and each of the Lenders is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of any or all of the Borrowers now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Agent, any of the Lenders or any Affiliate of the Agent or any of the Lenders.


                                    ARTICLE 8

                                    THE AGENT

         SECTION 8.1 APPOINTMENT. Each Lender hereby designates and appoints NationsBank as its agent under this Agreement and the Financing Documents, and each Lender hereby irrevocably authorizes the Agent to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the Financing Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 8. The provisions of this Article 8 are solely for the benefit of the Agent and the Lenders and neither the Borrowers nor any Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as an administrative representative of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Lenders, the Borrowers or any Person. The Agent may perform any of its duties hereunder, or under the Financing Documents, by or through its agents or employees.

         SECTION 8.2  NATURE OF DUTIES.


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                           8.2.1    IN GENERAL.   The Agent shall have no
duties, obligations or responsibilities except those expressly set forth in this Agreement or in the Financing Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrowers in connection with the extension of credit hereunder and shall make its own appraisal of the credit worthiness of the Borrowers, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter. If the Agent seeks the consent or approval of any of the Lenders to the taking or refraining from taking of any action hereunder, then the Agent shall send notice thereof to each Lender. The Agent shall promptly notify each Lender any time that the applicable percentage of the Lenders have instructed the Agent to act or refrain from acting pursuant hereto.

                           8.2.2    EXPRESS AUTHORIZATION.    The Agent is
hereby expressly and irrevocably authorized by each of the Lenders, as agent on behalf of itself and the other Lenders:

                                    (a) To receive on behalf of each of the
Lenders any payment or collection on account of the Obligations and to distribute to each Lender its Pro Rata Share of all such payments and collections so received as provided in this Agreement;

                                    (b) To receive all documents and items to be
furnished to the Lenders under the Financing Documents (nothing contained herein shall relieve the Borrowers of any obligation to deliver any item directly to the Lenders to the extent expressly required by the provisions of this Agreement);

                                    (c) To act or refrain from acting in this
Agreement and in the other Financing Documents with respect to those matters so designated for the Agent;


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





                                    (d) To act as nominee for and on behalf of
the Lenders in and under this Agreement and the other Financing Documents;

                                    (e) To arrange for the means whereby the
funds of the Lenders are to be made available to the Borrowers;

                                    (f) To distribute promptly to the Lenders,
if required by the terms of this Agreement, all written information, requests, notices, Loan Notices, payments, Prepayments, documents and other items received from the Borrowers or other Person;

                                    (g) To amend, modify, or waive any
provisions of this Agreement or the other Financing Documents on behalf of the Lenders subject to the requirement that certain of the Lenders' consent be obtained in certain instances as provided in Section 9.2.2;

                                    (h) To deliver to the Borrowers and other
Persons, all requests, demands, approvals, notices, and consents received from any of the Lenders;

                                    (i) To exercise on behalf of each Lender all
rights and remedies of the Lenders upon the occurrence of any Event of Default and/or Default specified in this Agreement and/or in any of the other Financing Documents or applicable Laws;

                                    (j) To execute any of the Security Documents
and any other documents on behalf of the Lenders as the secured party for the benefit of the Agent and the Lenders; and

                                    (k) To take such other actions as may be
requested by the Requisite Lenders.

         SECTION 8.3 RIGHTS, EXCULPATION, ETC. Neither the Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Financing Documents, or in connection herewith or therewith, except that the Agent shall be obligated on the terms set forth herein for performance of its express


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





obligations hereunder, and except that the Agent shall be liable with respect to its own gross negligence or willful misconduct. The Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other the Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectible, or sufficiency of this Agreement or any of the Financing Documents or the transactions contemplated thereby, or for the financial condition of any Person. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Financing Documents or the financial condition of any Person, or the existence or possible existence of any Default or Event of Default. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Financing Documents the Agent is permitted or required to take or to grant, and the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Financing Documents until it shall have received such instructions from the applicable percentage of the Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Financing Documents in accordance with the instructions of the applicable percentage of the Lenders and notwithstanding the instructions of the Lenders, the Agent shall have no obligation to take any action if it, in good faith believes that such action exposes the Agent to any liability.



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





         SECTION 8.4 RELIANCE. The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Financing Documents and its duties hereunder or thereunder, upon advice of counsel selected by it. The Agent may deem and treat the original Lenders as the owners of the respective Notes for all purposes until receipt by the Agent of a written notice of assignment, negotiation or transfer of any interest therein by the Lenders in accordance with the terms of this Agreement. Any interest, authority or consent of any holder of any of the Notes shall be conclusive and binding on any subsequent holder, transferee, or assignee of such Notes. The Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by the Agent in its sole discretion.

         SECTION 8.5 INDEMNIFICATION. Each Lender, severally, agrees to reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements including, without limitation, Administrative Costs, Enforcement Costs, of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the Financing Documents or any action taken or omitted by the Agent under this Agreement for any of the Financing Documents, in proportion to each Lender's Pro Rata Share, all of the foregoing as they may arise, be asserted or be imposed from time to time; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from the Agent's gross negligence or willful misconduct. The obligations of the Lenders under this
Section 8.5 shall survive the payment in full of the Obligations and the termination of this Agreement.

         SECTION 8.6 NATIONSBANK INDIVIDUALLY. With respect to its Commitments and the Loans made by it, and the Notes issued to it,


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





NationsBank shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "the Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include NationsBank in its individual capacity as a Lender or one of the Requisite Lenders. NationsBank and its Affiliates may lend money to, accept deposits from and generally engage in any kind of banking, trust or other business with the Borrowers, any Affiliate or Subsidiary of any Borrower, or any other Person or any of their officers, directors and employees as if NationsBank were not acting as the Agent pursuant hereto and the Agent may accept fees and other consideration from the Borrowers, any Subsidiary or Affiliate of the Borrowers or any of their officers, directors and employees (in addition to the Collateral Management Fees or other arrangements fees heretofore agreed to between the Borrowers and the Agent) for services in connection with this Agreement or otherwise without having to account for or share the same with the Lenders.

         SECTION 8.7 Successor Agent.
                     ---------------

                           8.7.1    RESIGNATION.  The Agent may resign from
the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to the Borrowers and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to Section 8.7.2 below or as otherwise provided below.

                           8.7.2    APPOINTMENT OF SUCCESSOR.  Upon any such
notice of resignation pursuant to Section 8.7.1 above, the Requisite Lenders shall appoint a successor to the Agent. If a successor to the Agent shall not have been so appointed within said thirty (30) Business Day period, the Agent retiring, upon notice to the Borrowers, shall then appoint a successor Agent who shall serve as the Agent until such time, as the Requisite Lenders appoint a successor the Agent as provided above.

                           8.7.3    SUCCESSOR AGENT.  Upon the acceptance of
any appointment as the Agent under the Financing Documents by a successor Agent, such successor to the Agent shall thereupon


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





succeed to and become vested with all the rights, powers, privileges and duties of the Agent retiring, and the Agent retiring shall be discharged from its duties and obligations under the Financing Documents. After any Agent's resignation as the Agent under the Financing Documents, the provisions of this
Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under the Financing Documents.

         SECTION 8.8 COLLATERAL MATTERS.

                           8.8.1    RELEASE OF COLLATERAL.  The Lenders hereby
irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any property covered by this Agreement or the Financing Documents:

                                    (a) upon termination of the Commitments and
                  payment and satisfaction of all Obligations;

                                    (b) constituting property being sold or
                  disposed of if the Borrowers certify to the Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and the Agent may rely in good faith conclusively on any such certificate, without further inquiry);

                                    (c) constituting property leased to the
                  Borrowers under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrowers to be, renewed or extended; or

                                    (d) constituting property covered by
                  Permitted Liens with lien priority superior to those Liens in favor or for the benefit of the Lenders.

In addition during any fiscal year of the Borrowers (x) the Agent may release Collateral having a book value of not more than 5% of the book value of all Collateral, (y) the Agent, with the consent of the Requisite Lenders, may release Collateral having a book value of not more than 25% of the book value of all Collateral and (z) the Agent, with the consent of the Lenders having 90% of (i) the Commitments and (ii) Loans, may release all the Collateral.

                           8.8.2    CONFIRMATION OF AUTHORITY, EXECUTION OF
                                    RELEASES.

         Without in any manner limiting the Agent's authority to act without any specific or further authorization or consent by the Lenders as set forth in
Section 8.8.1, each Lender agrees to confirm in writing, upon request by the Borrowers, the authority to release any property covered by this Agreement or the Financing Documents conferred upon the Agent under Section 8.8.1. So long as no Event of Default is then continuing, upon receipt by the Agent of confirmation from the requisite percentage of the Lenders, of its authority to release any particular item or types of property covered by this Agreement or the Financing Documents, and upon at least five (5) Business Days prior written request by the Borrowers, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders herein or pursuant hereto upon such Collateral; PROVIDED, HOWEVER, that (a) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (b) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Person, in respect of), all interests retained by any Person, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Financing Documents.

                           8.8.3    ABSENCE OF DUTY.  The Agent shall have no
obligation whatsoever to any Lender, the Borrowers or any other Person to assure that the property covered by this Agreement or the Financing Documents exists or is owned by the Borrowers or is cared for, protected or insured or has been encumbered or that the Liens granted to the Agent on behalf of the Lenders herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Section 8.8.3 or in any of the Financing Documents, it being understood and agreed that in respect of the property covered by this Agreement or the Financing Documents or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its discretion, given the Agent's own interest in property covered by this Agreement or the Financing Documents as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any of the other the Lenders.

         SECTION 8.9 COLLATERAL MANAGEMENT FEE. The Borrowers shall pay to the Agent, annually a loan administration and agency fee (collectively, the "Collateral Management Fees" and individually, a "Collateral Management Fee") each in the amount of $75,000 per annum. The initial Collateral Management Fee shall be payable in advance on the Closing Date, and each Collateral Management Fee thereafter shall be payable in advance on each anniversary date of the Closing Date. Each Collateral Management Fee shall be fully earned and non-refundable upon the date paid. The Agent shall retain all of the Collateral Management Fees for its own account and shall have no obligation to remit or pay any portion thereof to any of the Lenders.

         SECTION 8.10 AGENCY FOR PERFECTION. Each Lender hereby appoints the Agent and each other Lender as agent for the purpose of perfecting the Lenders' Liens in Collateral which, in accordance with Article 9 of the Uniform Commercial Code in any applicable jurisdiction or otherwise, can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor, shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.


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





         SECTION 8.11 EXERCISE OF REMEDIES. Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Financing Document or to realize upon any collateral security for the Loans, it being understood and agreed that such rights and remedies may be exercised only by the Agent.

         SECTION 8.12      CONSENTS.

                           (a) In the event the Agent requests the consent of a
Lender and does not receive a written denial thereof, or a written notice from a Lender that due course consideration of the request requires additional time, in each case, within ten (10) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have given such consent.

                           (b) In the event the Agent requests the consent of a
Lender and such consent is denied, then NationsBank may, at its option, require such Lender to assign its interest in the Loans to NationsBank for a price equal to the then outstanding principal amount thereof PLUS accrued and unpaid interest, fees and costs and expenses due such Lender under the Financing Documents, which principal, interest, fees and costs and expenses will be paid on the date of such assignment. In the event that NationsBank elects to require any Lender to assign its interest to NationsBank, NationsBank will so notify such Lender in writing within thirty (30) days following such Lender's denial, and such Lender will assign its interest to NationsBank no later than five (5) days following receipt of such notice.

         SECTION 8.13 DISSEMINATION OF INFORMATION. The Agent will provide the Lenders with any information received by the Agent from the Borrowers which is required to be provided to the Agent or to the Lenders hereunder; PROVIDED, HOWEVER, that the Agent shall not be liable to any one or more the Lenders for any failure to do so, except to the extent that such failure is attributable to the Agent's gross negligence or willful misconduct.

         SECTION 8.14      DISCRETIONARY ADVANCES.   The Agent may, in its sole
discretion, make, for the account of the Lenders on a pro rata


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





basis, advances under the Revolving Loan of up to 10% in excess of the Borrowing Base (but not in excess of the limitation set forth in aggregate Revolving Credit Commitments) for a period of not more than thirty (30) consecutive days.

                                    ARTICLE 9

                                  MISCELLANEOUS

         SECTION 9.1 NOTICES. All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand on a Business Day, or two (2) days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or when sent by overnight courier, on the Business Day next following the day on which the notice is delivered to such overnight courier, addressed as follows:

                  Borrowers:        c/o First Alert, Inc.
                                    3901 Liberty Street
                                    Aurora, Illinois  60504-8122
                                    Attention:  Mr. Michael A. Rohl
                                                Vice President and
                                                 Chief Financial Officer

with a copy to:                     Hutchins, Wheeler & Dittmar,
                                     a Professional Corporation
                                    101 Federal Street
                                    Boston, Massachusetts 02110
                                    Attention:  Jeffrey S. Wieand

                  Agent:            NATIONSBANK, N.A.
                                    NationsBank Business Credit
                                    100 S. Charles Street
                                    Baltimore, Maryland 21201
                                    Attention:  David Thayer

with a copy to:                     Shaun F. Carrick, Esquire
                                    Miles & Stockbridge, P.A.
                                    10 Light Street

                                    Baltimore, Maryland 21202

By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Business Day.

         SECTION 9.2  AMENDMENTS; WAIVERS.

                           9.2.1    IN GENERAL.  This Agreement and the other
Financing Documents may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Agent, the Requisite Lenders and the Borrowers, and, to the extent provided in Section 9.2.2, by an agreement in writing signed by the Agent, all of the Lenders and the Borrowers. No waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing signed by the Requisite Lenders. No course of dealing between the Borrowers and the Agent and/or any of the Lenders and no act or failure to act from time to time on the part of the Agent and/or any of the Lenders shall constitute a waiver, amendment or modification of any provision of this Agreement or any of the other Financing Documents or any right or remedy under this Agreement, under any of the other Financing Documents or under applicable Laws. Without implying any limitation on the foregoing, and subject to the provisions of Section 9.2.2:

                                    (a) Any waiver or consent shall be effective
only in the specific instance, for the terms and purpose for which given, subject to such conditions as the Agent and Lenders may specify in any such instrument.

                                    (b) No waiver of any Default or Event of
Default shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereto.

                                    (c) No notice to or demand on the Borrowers
in any case shall entitle the Borrowers to any other or further notice or demand in the same, similar or other circumstance.

                                    (d) No failure or delay by the Lenders to
insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver, amendment or modification of any such term, condition, covenant or agreement or of any such breach or preclude the Lenders from exercising any such right, power or remedy at any time or times.

                                    (e) By accepting payment after the due date
of any amount payable under this Agreement or under any of the other Financing Documents, the Lenders shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

                           9.2.2 CIRCUMSTANCES WHERE CONSENT OF ALL OF THE LENDERS IS REQUIRED.

         Notwithstanding anything to the contrary contained herein, no amendment, modification, change or waiver shall be effective without the consent of all of the Lenders to:

                                    (a) extend the maturity of the principal of,
or interest on, any Note or of any of the other Obligations;

                                    (b) reduce the principal amount of any Note
or of any of the other Obligations, the rate of interest thereon or the Fees due to the Lenders, except as expressly permitted therein;

                                    (c) change the aggregate Commitments;

                                    (d) extend the date of payment of principal
of, or interest on, any Note or of any of the other Obligations;

                                    (e) change the method of calculation
utilized in connection with the computation of interest and Fees;

                                    (f) change the manner of pro rata
application by the Agent of payments made by the Borrowers, or any other payments required hereunder or under the other Financing Documents;

                                    (g) modify this Section, Section 8.8.1,
Section 8.13, or the definition of "Requisite Lenders";

                                    (h) release or agree to subordinate any
material portion of any Collateral or Financing Document (except to the extent provided herein or therein); and

                                    (i) change the definition of "Borrowing
Base" or "UK Borrowing Base".

Additionally, no change may be made to the amount of a Lender's Commitment or to the Lender's percentage of all Commitments without the prior written consent of that Lender.

         SECTION 9.3 CUMULATIVE REMEDIES. The rights, powers and remedies provided in this Agreement and in the other Financing Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Agent shall determine, subject to the provisions of this Agreement, and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable Laws. In order to entitle the Agent to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement. Without limiting the generality of the foregoing and subject to the terms of this Agreement, the Agent may:

                                    (a) proceed against any one or more of the
         Borrowers with or without proceeding against any other Person who may be liable (by endorsement, guaranty, indemnity or otherwise) for all or any part of the Obligations;

                                    (b) proceed against any one or more of the
         Borrowers with or without proceeding under any of the other Financing Documents or against any Collateral or other collateral and security for all or any part of the Obligations;

                                    (c) without reducing or impairing the
         obligation of the Borrowers and without notice, release or compromise with any guarantor or other Person liable for all or any part of the Obligations under the Financing Documents or otherwise;

                                    (d) without reducing or impairing the
         obligations of the Borrowers and without notice thereof: (i) fail to perfect the Lien in any or all Collateral or to release any or all the Collateral or to accept substitute Collateral, (ii) approve the making of advances under the Revolving Loan under this Agreement, (iii) waive any provision of this Agreement or the other Financing Documents, (iv) exercise or fail to exercise rights of set-off or other rights, or (v) accept partial payments or extend from time to time the maturity of all or any part of the Obligations.

         SECTION 9.4 SEVERABILITY. In case one or more provisions, or part thereof, contained in this Agreement or in the other Financing Documents shall be invalid, illegal or unenforceable in any respect under any Law, then without need for any further agreement, notice or action:

                                    (a) the validity, legality and
         enforceability of the remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

                                    (b) the obligation to be fulfilled shall be
         reduced to the limit of such validity;

                                    (c) if such provision or part thereof
         pertains to repayment of the Obligations, then, at the sole and absolute discretion of the Agent, all of the Obligations of the Borrowers to the Agent and the Lenders shall become immediately due and payable; and

                                    (d) if the affected provision or part
         thereof does not pertain to repayment of the Obligations, but operates or would prospectively operate to invalidate this Agreement in whole or in part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.

         SECTION 9.5 ASSIGNMENTS BY LENDERS. Any Lender may, with the prior written consent of the Agent (which consent shall not be unreasonably withheld), but without notice to or consent of the Borrowers, assign to any Person (each an "Assignee" and collectively, the "Assignees") all or a portion of such Lender's Commitments; provided that (i) the amount assigned by such Lender must be at least equal to Five Million Dollars ($5,000,000) or equal to one hundred percent (100%) of such Lender's Commitments if less than Five Million Dollars ($5,000,000). Any Lender which elects to make such an assignment shall pay to the Agent, for the exclusive benefit of the Agent, an administrative fee for processing each such assignment in the amount of Three Thousand Five Hundred Dollars ($3,500.00). Such Lender and its Assignee shall notify the Agent and the Borrowers in writing of the date on which the assignment is to be effective (the "Adjustment Date"). On or before the Adjustment Date, the assigning Lender, the Agent, the Borrowers and the respective Assignee shall execute and deliver a written assignment agreement in a form acceptable to the Agent, which shall constitute an amendment to this Agreement to the extent necessary to reflect such assignment. Upon the request of any assigning Lender following an assignment made in accordance with this Section 9.5, the Borrowers shall issue new Notes to the assigning Lender and its Assignee reflecting such assignment, in exchange for the existing Notes held by the assigning Lender.

         In addition, notwithstanding the foregoing, any Lender may at any time pledge all or any portion of such Lender's rights under this Agreement, any of the Commitments or any of the Obligations to a Federal Reserve Bank.

         SECTION 9.6 PARTICIPATIONS BY LENDERS. Any Lender may at any time sell to one or more financial institutions participating interests in any of such Lender's Obligations or Commitments; provided, however, that (a) no such participation shall relieve such Lender from its obligations under this Agreement or under any of the other Financing Documents to which it is a party,
(b) such Lender shall remain solely responsible for the performance of its obligations under this Agreement and under all of the other Financing Documents to which it is a party, and (c) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Financing Documents.

         SECTION 9.7 DISCLOSURE OF INFORMATION BY LENDERS. In connection with any sale, transfer, assignment or participation by any Lender in accordance with
Section 9.5 or 9.6 above, each Lender shall have the right to disclose to any actual or potential purchaser, assignee, transferee or participant all financial records, information, reports, financial statements and documents obtained in connection with this Agreement and/or any of the other Financing Documents or otherwise, provided that such actual or potential purchaser shall agree to keep confidential any non-public information delivered or made available to such Lender.

         Each of the Lenders and the Agent hereby agree to exercise reasonable efforts to keep any non-public information delivered or made available to it pursuant to this Agreement or any of the Financing Documents, confidential from any other Person (including any Affiliate of any Lender except as may be necessary in connection with the administration of the Obligations under this Agreement) and except (a) Persons employed or retained by such Lender or Agent who are or are expected to become engaged in evaluating, approving, structuring or administering the Obligations, (b) with the prior written consent the US Subsidiary, (c) as required in connection with the exercise of any remedy under this Agreement or any of the Financing Documents or (e) as may be required by Law, provided that in the event that any Lender, the Agent or any of its or their representatives are requested or compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the non-public information delivered or made available to any Lender or the Agent pursuant to this Agreement or any of the Financing Documents, the Lenders, the Agent and its or their representatives, as appropriate, agree to provide Borrowers with prompt notice of such request(s).

         SECTION 9.8 TAX WITHHOLDING CLAUSE. Each Lender or Assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrowers and the Agent two (2) duly completed copies of the following: (i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Lender, Assignee or participant is entitled to receive payments under this Agreement and the other Financing Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of such Lender, Assignee or participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Lender, Assignee or participant required to deliver to the Borrowers and the Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each Lender which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrowers hereunder for the account of each Lender; (B) each Assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such Assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Lender, Assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of the Borrowers and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Agent, either certifying that such Lender, Assignee or participant is entitled to receive payments under this Agreement and the other Financing Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Lender, Assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.

         SECTION 9.9 SUCCESSORS AND ASSIGNS. This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrowers, the Agent and the Lenders and their respective heirs, personal representatives, successors and assigns, except that the Borrowers shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Agent and the Requisite Lenders of the Lenders.

         SECTION 9.10 CONTINUING AGREEMENTS. All covenants, agreements, representations and warranties made by the Borrowers in this Agreement, in any of the other Financing Documents, and in any certificate delivered pursuant hereto or thereto shall survive the making by the Lenders of the Loans, the issuance of Letters of Credit by the Agent and the execution and delivery of the Notes, shall be binding upon the Borrowers regardless of how long before or after the date hereof any of the Obligations were or are incurred, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. From time to time upon the Agent's request, and as a condition of the release of any one or more of the Security Documents, the Borrowers and other Persons obligated with respect to the Obligations shall provide the Agent with such acknowledgments and agreements as the Agent may require to the effect that there exists no defenses, rights of setoff or recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Agent, any or all of the Lenders, and/or any of its or their agents and others, or to the extent there are, the same are waived and released.

         SECTION 9.11 ENFORCEMENT COSTS. The Borrowers agree to pay to the Agent on demand all Enforcement Costs, together with interest thereon from the date incurred or advanced until paid in full at a per annum rate of interest equal at all times to the Post-Default Rate. Enforcement Costs shall be immediately due and payable at the time advanced or incurred, whichever is earlier. Without implying any limitation on the foregoing, the Borrowers agree, as part of the Enforcement Costs, to pay upon demand any and all stamp and other Taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Financing Documents and to save the Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any Taxes or fees referred to in this Section. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of the other Obligations and shall survive the termination of this Agreement.

         SECTION 9.12 APPLICABLE LAW; JURISDICTION.

                           9.12.1   As a material inducement to the Agent and
the Lenders to enter into this Agreement, the Borrowers acknowledge and agree that the Financing Documents, including, this Agreement, shall be governed by the Laws of the State, as if each of the Financing Documents and this Agreement had each been executed, delivered, administered and performed solely within the State even though for the convenience and at the request of the Borrowers, one or more of the Financing Documents may be executed elsewhere. The Agent and the Lenders acknowledge, however, that remedies under certain of the Financing Documents which relate to property outside the State may be subject to the laws of the state in which the property is located.

                           9.12.2   The Borrowers irrevocably submit to the
jurisdiction of any state or federal court sitting in the State over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents. The Borrowers irrevocably waive, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Borrowers and may be enforced in any court in which the Borrowers are subject to jurisdiction, by a suit upon such judgment, PROVIDED that service of process is effected upon the Borrowers in one of the manners specified in this Section or as otherwise permitted by applicable Laws.

                           9.12.3   The Borrowers hereby irrevocably designate
and appoint The Corporation Trust, Incorporated, 32 South Street, Baltimore, Maryland 21202, as the Borrowers' authorized agent to receive on the Borrowers' behalf service of any and all process that may be served in any suit, action or proceeding of the nature referred to in this Section in any state or federal court sitting in the State. If such agent shall cease so to act, the Borrowers shall irrevocably designate and appoint without delay another such agent in the State satisfactory to the Agent and shall promptly deliver to the Agent evidence in writing of such other agent's acceptance of such appointment and its agreement that such appointment shall be irrevocable.

                           9.12.4   The Borrowers hereby consent to process
being served in any suit, action or proceeding of the nature referred to in this Section by (i) the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt re quested, to the Borrowers at the Borrowers' address designated in or pursuant to Section 9.1 hereof, and (ii) serving a copy thereof upon the agent, if any, designated and appointed by the Borrowers as the Borrower's agent for service of process by or pursuant to this Section. The Borrowers irrevocably agree that such service (i) shall be deemed in every respect effective service of process upon the Borrowers in any such suit, action or proceeding, and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrowers. Nothing in this Section shall affect the right of the Agent to serve process in any manner otherwise permitted by law or limit the right of the Agent otherwise to bring proceedings against the Borrowers in the courts of any jurisdiction or jurisdictions.

         SECTION 9.13 DUPLICATE ORIGINALS AND COUNTERPARTS. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

         SECTION 9.14 HEADINGS. The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         SECTION 9.15 NO AGENCY. Nothing herein contained shall be construed to constitute the Borrowers as the agent of the Agent or any of the Lenders for any purpose whatsoever or to permit the Borrowers to pledge any of the credit of the Agent or any of the Lenders. Neither the Agent nor any of the Lenders shall be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither the Agent nor any of the Lenders shall, by anything herein or in any of the Financing Documents or otherwise, assume any of the Borrowers' obligations under any contract or agreement assigned to the Agent and/or the Lenders, and neither the Agent nor any of the Lenders shall be responsible in any way for the performance by the Borrowers of any of the terms and conditions thereof.

         SECTION 9.16 DATE OF PAYMENT. Should the principal of or interest on the Notes become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall be payable thereon at the rate per annum specified in the Notes during such extension.

         SECTION 9.17 ENTIRE AGREEMENT. This Agreement is intended by the Agent, the Lenders and the Borrowers to be a complete, exclusive and final expression of the agreements contained herein. Neither the Agent, the Lenders nor the Borrowers shall hereafter have any rights under any prior agreements pertaining to the matters addressed by this Agreement but shall look solely to this Agreement for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.

         SECTION 9.18 WAIVER OF TRIAL BY JURY. THE BORROWERS, THE AGENT AND THE LENDERS HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE AGENT AND/OR ANY OR ALL OF THE LENDERS MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT,
(B) ANY OF THE FINANCING DOCUMENTS, OR (C) THE COLLATERAL. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

                  This waiver is knowingly, willingly and voluntarily made by the Borrowers, the Agent and the Lenders, and the Borrowers, the Agent and the Lenders hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrowers, the Agent and the Lenders further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

         SECTION 9.19 LIABILITY OF THE AGENT AND THE LENDERS. The Borrowers hereby agree that neither the Agent nor any of the Lenders shall be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Agent and/or any of the Lenders in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations, except for acts of gross negligence or willful misconduct.

                  By inspecting the Collateral or any other properties of the Borrowers or by accepting or approving anything required to be observed, performed or fulfilled by the Borrowers or to be given to the Agent and/or any of the Lenders pursuant to this Agreement or any of the other Financing Documents, neither the Agent nor any of the Lenders shall be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by the Agent and/or the Lenders.

         IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.

WITNESS OR ATTEST:                  FIRST ALERT, INC.


                                    By:/s/ MICHAEL A. ROHL              (Seal)
-------------------------                  -----------------------------
                                           Michael A. Rohl
                                           Vice President and Chief
                                            Financial Officer

WITNESS OR ATTEST:                  BRK BRANDS, INC.


                                    By:/s/ MICHAEL A. ROHL              (Seal)
-------------------------                  -----------------------------
                                           Michael A. Rohl
                                           Vice President and Chief
                                            Financial Officer

WITNESS OR ATTEST:                  BRK BRANDS EUROPE LTD.


                                    By:/s/ MICHAEL A. ROHL              (Seal)
-------------------------                  -----------------------------
                                           Michael A. Rohl
                                           Director

WITNESS OR ATTEST:                  BRK BRANDS PTY. LTD.


                                    By:/s/ MICHAEL A. ROHL              (Seal)
-------------------------                  -----------------------------
                                           Michael A. Rohl
                                           Director

WITNESS:                            NATIONSBANK, N.A.
                                    in its capacity as Agent


                                    By:/s/ DAVID B. THAYER              (Seal)
-------------------------                  -----------------------------
                                           David B. Thayer
                                           Vice President

WITNESS:                            NATIONSBANK, N.A.
                                    in its capacity as a Lender


                                    By:/s/ DAVID B. THAYER              (Seal)
-------------------------                  -----------------------------
                                           David B. Thayer
                                           Vice President

Revolving Credit Pro Rata Share:             100%
UK Time Loan Pro Rata Share:                 100%

Address:  NationsBank, N.A.
          NationsBank Business Credit
          100 South Charles Street
          Mail Stop MD4-325-04-14
          Baltimore, Maryland  21201
          Attention:  David Thayer

                                LIST OF EXHIBITS
                                ----------------

A.       Additional Borrower Joinder Supplement

B-1.     Revolving Credit Note

B-2.     UK Time Note

C.       Wire Transfer Procedures

D-1.     Pro Forma Financial Statements

D-2.     Pro Forma Financial Projections

E.       Form of Compliance Certificate

                                LIST OF SCHEDULES
                                -----------------

SCHEDULE 4.1.10   Litigation
SCHEDULE 4.1.14   Additional Indebtedness for Borrowed Money
SCHEDULE 4.1.20   Employee Relations Matters
SCHEDULE 4.1.22   Additional Permitted Liens
SCHEDULE 6.2.4    Permitted Indebtedness
SCHEDULE 6.2.5    Permitted Investments

                                    EXHIBIT A

                     ADDITIONAL BORROWER JOINDER SUPPLEMENT

                                                            ______________, 199_

TO:      EACH OF THE LENDERS UNDER THE FINANCING AGREEMENT REFERRED TO BELOW

         Reference is hereby made to the Financing and Security Agreement dated as of May 14, 1997 (the "Financing Agreement") by and among BRK Brands, Inc., a Delaware corporation, the subsidiaries or affiliates of Designated Borrower which are parties thereto as borrowers (together with Designated Borrower, the "Borrowers"), the Lenders from time to time parties thereto, and NationsBank, N.A., as Agent. Capitalized terms not otherwise defined in this Additional Borrower Joinder Supplement (this "JOINDER SUPPLEMENT") shall have the meanings given to them in the Financing Agreement.

         The undersigned entities (each an "Additional Borrower" and collectively, the "ADDITIONAL BORROWERS") hereby jointly and severally acknowledge, confirm and agree that on and as of the date of this Joinder Supplement each Additional Borrower has become, and is, a "Borrower" under the Financing Agreement and the other Financing Documents for all purposes thereof, and as such shall be jointly and severally liable, as provided in the Financing Documents, for all Obligations thereunder (whether incurred or arising prior to, on, or subsequent to the date hereof) and otherwise bound by all of the terms, provisions and conditions thereof.

         Without in any way implying any limitation on any of the provisions of this Agreement, the Financing Agreement, or any of the other Financing Documents, each Additional Borrower hereby assigns, pledges and grants to the Agent, for the ratable benefit of the Lenders as security for the Obligations and for the benefit of the Agent as security for the Agent's Obligations, and agrees that the Agent and the Lenders shall have a perfected and continuing security interest in, and Lien on, (a) all of the

Additional Borrower's Accounts, Chattel Paper, Documents, Equipment, Instruments, Securities, and General Intangibles, whether now owned or existing or hereafter acquired or arising, (b) all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an Account or Chattel Paper, (c) all insurance policies relating to the foregoing,
(d) all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and (e) all cash and non-cash proceeds and products of the foregoing. Each Additional Borrower further agrees that the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code as well as those provided in this Agreement, under each of the other Financing Documents and under applicable Laws.

         Without in any way implying any limitation on any of the provisions of this Agreement, each Additional Borrower agrees to execute such financing statements, instruments, and other documents as the Agent may require including, without limitation, allonge to the Notes.

         Each Additional Borrower hereby represents and warrants that all of the representations and warranties contained in the Financing Documents are true and correct on and as of the date hereof as if made on and as of such date, both before and after giving effect to this Joinder Supplement, and that no Event of Default or Default has occurred and is continuing or exists or would occur or exist after giving effect to this Joinder Supplement.

         This Joinder Supplement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without regard to principles of choice of law.

         WITNESS the due execution hereof as of the day and year first written above.

WITNESS:                            Additional Borrower


_________________________           By:________________________(SEAL)
                                       Name:
                                       Title:

WITNESS:                            BRK BRANDS, INC.


_________________________           By:________________________(SEAL)
                                       Name:
                                       Title:

                                                                       EXHIBIT C

                           NATIONSBANK BUSINESS CREDIT
                            WIRE TRANSFER PROCEDURES

         The transfer of funds by means of wire may be made by NationsBank (lender) at the request of its customer (borrower). Such wire transfers are categorized by lender as either repetitive or non-repetitive.

REPETITIVE:

Repetitive wire transfers may vary in amount, but are consistent in terms of the payee, the location to which funds are wired, the bank name, account number and the routing transit number.

Either borrower or lender may initiate a repetitive wire transfer. The borrower may identify the repetitive nature of transfers and request they be established as such via the "Repetitive Wire Transfer Authorization Form" (copy attached). Lender, after observing numerous transfers to the same recipient and destination, may initiate the repetitive process by faxing or mailing the "Repetitive Wire Authorization Form" to the borrower for completion and return.

Although a first request for a repetitive wire transfer may be honored from a faxed copy of the "Repetitive Wire Transfer Authorization Form", a copy of the form containing an original signature must be received from the borrower. All transfer authorization forms must be approved by and contain the signature of a person authorized by the borrower to advance funds from borrower's line of credit with the lender.

After receipt of the original "Repetitive Wire Transfer Authorization Form" by the lender, subsequent wire transfers to the recipient named thereon may be initiated by telephone request, provided the requesting party is identified by the lender as a person authorized by borrower to advance funds from the borrower's line of credit with lender.

NON-REPETITIVE:

Non-Repetitive wire transfers are directed to recipients on a one-time or infrequent basis or are directed to varied destinations. Non-repetitive wire transfers require that written notification be provided to lender by borrower, showing payee, location, account number, routing transit number and name and location of bank into which funds are to be transferred. Such written notification may be provided by means of a "Non-Repetitive Wire Transfer Authorization Form" (copy attached).

Required information may be faxed to lender in order to expedite the transfer; however, a copy of the transfer authorization form with an original signature(s) must be received by lender from borrower. The transfer authorization form must be approved by and contain the signature of a person authorized by the borrower to advance funds from borrower's line of credit with the lender.

For any non-repetitive wire transfer, Lender may, at its discretion, perform a telephone verification with an authorized representative (the original signer or another authorized representative) of borrower prior to initiating the transfer.

                           NATIONSBANK BUSINESS CREDIT
                     REPETITIVE WIRE TRANSFER AUTHORIZATION

                              CUSTOMER INFORMATION

CUSTOMER NAME: ___________________________     DATE: ___________________________

NAME OF PERSON AUTHORIZING TRANSFER FOR CUSTOMER:_______________________________
                                                 NOTE: MUST BE PERSON AUTHORIZED
                                                       TO ADVANCE FUNDS

SIGNATURE OF PERSON AUTHORIZING TRANSFER FOR CUSTOMER: _________________________

                                      PAYEE

NAME OF RECIPIENT OF FUNDS: ____________________________________________________

LOCATION: ______________________________________________________________________

ACCOUNT NUMBER INTO WHICH FUNDS ARE TO BE TRANSFERRED: _________________________

                              DESTINATION OF FUNDS

NAME AND LOCATION OF BANK RECEIVING FUNDS:

BANK NAME: _____________________________________________________________________

ROUTING INFORMATION (ABA NUMBER): ______________________________________________

BANK LOCATION:             CITY:     ___________________________________________
                                    STATE: _____________________________________

(FOR INTERNATIONAL WIRES) COUNTRY: _____________________________________________

SPECIAL INSTRUCTIONS: __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________

                                  BANK USE ONLY
                           BUSINESS CREDIT DEPARTMENT

BUSINESS CREDIT AUTHORIZATION: _________________________________________________
                               PRINT NAME OF PERSON AT BANK APPROVED TO
                               AUTHORIZE WIRE TRANSFERS

BUSINESS CREDIT AUTHORIZATION: _________________________________________________
                               SIGNATURE OF PERSON AT BANK APPROVED TO AUTHORIZE WIRE TRANSFERS

                            WIRE TRANSFER DEPARTMENT

F.D. NUMBER ASSIGNED: __________________________________________________________

ACCOUNT NUMBER TO DEBIT: _______________________________________________________

                           NATIONSBANK BUSINESS CREDIT
                   NON-REPETITIVE WIRE TRANSFER AUTHORIZATION


                              CUSTOMER INFORMATION

CUSTOMER NAME: ___________________________     DATE: ___________________________

NAME OF PERSON AUTHORIZING TRANSFER FOR CUSTOMER:_______________________________
                                                 NOTE: MUST BE PERSON AUTHORIZED
                                                 TO ADVANCE FUNDS

SIGNATURE OF PERSON AUTHORIZING TRANSFER FOR CUSTOMER: _________________________

                                      PAYEE

NAME OF RECIPIENT OF FUNDS: ____________________________________________________

LOCATION: ______________________________________________________________________

ACCOUNT NUMBER INTO WHICH FUNDS ARE TO BE TRANSFERRED: _________________________

                              DESTINATION OF FUNDS

NAME AND LOCATION OF BANK RECEIVING FUNDS:

BANK NAME: _____________________________________________________________________

ROUTING INFORMATION (ABA NUMBER): ______________________________________________

BANK LOCATION:             CITY:     ___________________________________________
                                    STATE: _____________________________________

(FOR INTERNATIONAL WIRES) COUNTRY: _____________________________________________

SPECIAL INSTRUCTIONS: __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________

                                 EXHIBIT D-1
                                 -----------

                        Pro Forma Financial Statements
                        ------------------------------

        Previously provided to Agent and, accordingly, not attached hereto as an exhibit.

                                 EXHIBIT D-2
                                 -----------

                       Pro Forma Financial Projections
                       -------------------------------

        Previously provided to Agent and, accordingly, not attached hereto as an exhibit.

                                                                       EXHIBIT E



                               FINANCING AGREEMENT
                             COMPLIANCE CERTIFICATE
                             ----------------------


         THIS CERTIFICATE is made as of __________________, 199_ , by FIRST ALERT, INC., a corporation organized under the laws of the State of Delaware, ("Designated Borrower"), to NATIONSBANK, N.A., a national banking association (the "Agent"), pursuant to Section of the Financing and Security Agreement dated May 14, 1997, (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Financing Agreement") by and among Designated Borrower, the other corporations identified as "Borrowers" in the Financing Agreement, the Agent, and the financial institutions identified as the "Lenders" in the Financing Agreement.

         I, ____________________, hereby certify that I am the ______________ of
Designated Borrower and am a Responsible Officer (as that term is defined in the Financing Agreement) authorized to certify to the Lender on behalf of the Borrowers as follows:

         1. This Certificate is given to induce the Lender to make advances to Borrowers under the Financing Agreement.

         2. This Certificate accompanies the _____________ financial statements for the period ended ___________________, 199__ (the "Current Financials") which Designated Borrower on behalf of the Borrowers is furnishing to the Lender pursuant to Section 6.1.1(__) of the Financing Agreement. The Current Financials have been prepared in accordance with GAAP (as that term is defined in the Financing Agreement).

         3. As required by Section 6.1.1(__) of the Financing Agreement, I have set forth on SCHEDULE 1 a detailed computation of each financial covenant in Financing Agreement and a cash flow projection report.

         4. No change has occurred to the information contained in the Collateral Disclosure List except as set forth on Schedule 2 to this Certificate. By way of example and not limitation, the Collateral Disclosure List, together with SCHEDULE 2, contains a listing of all of the Borrowers'

Patents, Trademarks, Copyrights (as those terms are defined in the Financing Agreement), all locations (owned, leased, warehouses or otherwise) where any Collateral (as that term is defined in the Financing Agreement) is located, all Subsidiaries (as that term is defined in the Financing Agreement).

         5. As of the date hereof, there exists no Default or Event of Default, as defined in the Article 7 of the Financing Agreement, nor any event which, upon notice or the lapse of time, or both, would constitute such an Event of Default.

         9.20 On the date hereof, the representations and warranties contained in Article 5 of the Financing Agreement are true with the same effect as though such representations and warranties had been made on the date hereof.

         WITNESS my signature this _____ day of ____________, 199_.





                                      __________________________________________
                                      Name:
                                      Title:

                                    ARTICLE 1

                                   DEFINITIONS

SECTION 1.1        Certain Defined Terms....................................  2
SECTION 1.2        Accounting Terms and Other Definitional Provisions....... 35

                                    ARTICLE 2

                              THE CREDIT FACILITIES

SECTION 2.1        The Revolving Credit Facility............................ 36
         2.1.1     Revolving Credit Facility................................ 36
         2.1.2     Procedure for Making Advances Under the Revolving
                   Loan; Lender Protection Loans............................ 37
         2.1.3     Borrowing Base........................................... 38
         2.1.4     Borrowing Base Report.................................... 40
         2.1.5     Revolving Credit Notes................................... 41
         2.1.6     Mandatory Prepayments of Revolving Loan.................. 41
         2.1.7     Optional Prepayments of Revolving Loan................... 42
         2.1.8     The Collateral Account................................... 42
         2.1.9     Revolving Loan Account................................... 44
         2.1.10    Revolving Credit Unused Line Fee......................... 44
         2.1.11    Required Availability under the Revolving Credit
                   Facility................................................. 45
SECTION 2.2        The Letter of Credit Facility............................ 45
         2.2.1     Letters of Credit........................................ 45
         2.2.2     Letter of Credit Fees.................................... 46
         2.2.3     Terms of Letters of Credit; Post-Expiration Date
                   Letters of Credit........................................ 47
         2.2.4     Procedures for Letters of Credit......................... 48
         2.2.5     Payments of Letters of Credit............................ 49
         2.2.6     Change in Law; Increased Cost............................ 50
         2.2.7     General Letter of Credit Provisions...................... 51
         2.2.8     Participations in the Letters of Credit.................. 52
         2.2.9     Payments by the Lenders to the Agent..................... 52

SECTION 2.3        The Time Loan............................................ 53
         2.3.1     Time Loan Commitments.................................... 53
         2.3.2     The UK Time Notes........................................ 54
         2.3.3     Payments of Principal.................................... 54
SECTION 2.4        Interest................................................. 54
         2.4.1     Applicable Interest Rates................................ 54

         2.4.2     Selection of Interest Rates.............................. 55
         2.4.3     Determination of LIBOR Base Rate......................... 57
         2.4.4     Indemnity................................................ 58
         2.4.5     Payment of Interest...................................... 59

SECTION 2.5        General Financing Provisions
         2.5.1     Borrowers' Representatives............................... 60
         2.5.2     Computation of Interest and Fees......................... 62
         2.5.3     Payments................................................. 62
         2.5.4     Setoff................................................... 63
         2.5.5     Requirements of Law...................................... 64
         2.5.6     Funds Transfer Services.................................. 64
         2.5.7     Guaranty................................................. 65
SECTION 2.6        Settlement Among Lenders................................. 69
         2.6.1     Revolving Loan........................................... 69
         2.6.2     Settlement Procedures as to Revolving Loan............... 70
         2.6.3     Settlement of Other Obligations.......................... 73
         2.6.4     Presumption of Payment................................... 73

                                    ARTICLE 3

                                 THE COLLATERAL

SECTION 3.1        Debt and Obligations Secured............................. 74
SECTION 3.2        Grant of Liens........................................... 75
SECTION 3.3        Collateral Disclosure List............................... 76
SECTION 3.4        Personal Property........................................ 76
         3.4.1     Securities, Chattel Paper, Promissory Notes, etc......... 77
         3.4.2     Proprietary Rights and Other Property Requiring
                   Additional Steps to Perfect.............................. 77
SECTION 3.5        Record Searches.......................................... 79
SECTION 3.6        Real Property............................................ 79
SECTION 3.7        Costs.................................................... 80
SECTION 3.8        Release.................................................. 81
SECTION 3.9        Inconsistent Provisions.................................. 81

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.1        Representations and Warranties
         4.1.1     Subsidiaries............................................. 81
         4.1.2     Good Standing............................................ 82

         4.1.3     Power and Authority...................................... 82
         4.1.4     Binding Agreements....................................... 82
         4.1.5     No Conflicts............................................. 82
         4.1.6     No Defaults, Violations.................................. 83
         4.1.7     Compliance with Laws..................................... 83
         4.1.8     Margin Stock............................................. 83
         4.1.9     Investment Company Act; Margin Securities................ 84
         4.1.10    Litigation............................................... 84
         4.1.11    Financial Condition...................................... 84
         4.1.12    Proforma Financials...................................... 84
         4.1.13    Full Disclosure.......................................... 85
         4.1.14    Indebtedness for Borrowed Money.......................... 85
         4.1.15    First Alert License Agreement............................ 85
         4.1.16    Taxes.................................................... 86
         4.1.17    ERISA.................................................... 86
         4.1.18    Title to Properties...................................... 86
         4.1.19    Patents, Trademarks, Etc.  .............................. 87
         4.1.20    Employee Relations....................................... 87
         4.1.21    Presence of Hazardous Materials or Hazardous
                   Materials Contamination.................................. 87
         4.1.22    Perfection and Priority of Collateral.................... 88
         4.1.23    Places of Business and Location of Collateral............ 88
         4.1.24    Business Names and Addresses............................. 88
         4.1.25    Equipment................................................ 88
         4.1.26    Inventory................................................ 89
         4.1.27    Accounts................................................. 89
         4.1.28    Compliance with Eligibility Standards.................... 89
         4.1.29    Tax Refunds.............................................. 89
SECTION 4.2        Survival; Updates of Representations and
                   Warranties............................................... 90

                                    ARTICLE 5

                              CONDITIONS PRECEDENT

SECTION 5.1        Conditions to the Initial Advance and Initial Letter of
                   Credit
         5.1.1     Organizational Documents - Borrowers..................... 90
         5.1.2     Opinion of Borrowers' Counsel............................ 91
         5.1.3     Consents, Licenses, Approvals, Etc.  .................... 91
         5.1.4     Notes.................................................... 91
         5.1.5     Financing Documents and Collateral....................... 92
         5.1.6     Other Financing Documents................................ 92

         5.1.7     Other Documents, Etc..................................... 92
         5.1.8     Payment of Fees.......................................... 92
         5.1.9     Collateral Disclosure List............................... 92
         5.1.10    Recordings and Filings................................... 92
         5.1.11    Insurance Certificate.................................... 93
         5.1.12    Landlord's Waivers....................................... 93
         5.1.13    Field Examination........................................ 93
         5.1.14    Appraisals............................................... 93
         5.1.15    Proforma Balance Sheet and Projections................... 93
         5.1.16    Stock Certificates and Stock Powers...................... 93
         5.1.17    Tax Refunds.............................................. 93
         5.1.18    Mexican Inventory........................................ 94
SECTION 5.2.       Conditions to all Extensions of Credit................... 94
         5.2.1     Borrowing Base........................................... 94
         5.2.2     Default.................................................. 94
         5.2.3     Representations and Warranties........................... 94
         5.2.4     Adverse Change........................................... 94
         5.2.5     Legal Matters............................................ 95

                                    ARTICLE 6

                           COVENANTS OF THE BORROWERS

SECTION 6.1        Affirmative Covenants.................................... 95
         6.1.1     Financial Statements..................................... 95
         6.1.2     Reports to SEC and to Stockholders....................... 97
         6.1.3     Recordkeeping, Rights of Inspection, Field
                   Examination, Etc......................................... 97
         6.1.4     Corporate Existence...................................... 98
         6.1.5     Compliance with Laws..................................... 99
         6.1.6     Preservation of Properties............................... 99
         6.1.7     Line of Business......................................... 99
         6.1.8     Insurance................................................ 99
         6.1.9     Taxes....................................................100
         6.1.10    ERISA....................................................100
         6.1.11    Notification of Events of Default and Adverse
                   Developments.............................................101
         6.1.12    Hazardous Materials; Contamination.......................102
         6.1.13    Disclosure of Significant Losses.........................103
         6.1.14    Financial Covenants......................................103
              (a)  Tangible Net Worth.......................................103
              (b)  Liabilities to Tangible Net Worth Ratio..................103
         6.1.15    Collection of Receivables................................104

         6.1.16    Assignments of Receivables...............................105
         6.1.17    Government Accounts......................................106
         6.1.18    Notice of Returned Goods, etc............................106
         6.1.19    Inventory................................................106
         6.1.20    Equipment................................................106
         6.1.21    Defense of Title and Further Assurances..................106
         6.1.22    Business Names; Locations................................107
         6.1.23    Subsequent Opinion of Counsel as to Recording
                   Requirements.............................................108
         6.1.24    Tax Refunds..............................................108
SECTION 6.2        Negative Covenants.......................................109
         6.2.1     Capital Structure, Merger, Acquisition or Sale of
                   Assets...................................................109
         6.2.2     Subsidiaries.............................................110
         6.2.3     Purchase or Redemption of Securities, Dividend
                   Restrictions.............................................110
         6.2.4     Indebtedness.............................................111
         6.2.5     Investments, Loans and Other Transactions................111
         6.2.6     Operating Lease Obligations..............................112
         6.2.7     Capital Expenditures.....................................112
         6.2.8     Stock of Subsidiaries....................................113
         6.2.9     Subordinated Indebtedness................................113
         6.2.10    Liens....................................................114
         6.2.11    Transactions with Affiliates.............................114
         6.2.12    Amendments...............................................114
         6.2.13    Method of Accounting; Fiscal Year........................114
         6.2.14    Compensation.............................................115
         6.2.15    Sale and Leaseback.......................................115

                                    ARTICLE 7

                         DEFAULT AND RIGHTS AND REMEDIES

SECTION 7.1        Events of Default........................................115
         7.1.1     Failure to Pay...........................................115
         7.1.2     Breach of Representations and Warranties.................115
         7.1.3     Failure to Comply with Certain Covenants.................115
         7.1.4     Failure to Comply with Other Covenants...................116
         7.1.5     Default Under Other Financing Documents or
                   Obligations..............................................116
         7.1.6     Receiver; Bankruptcy.....................................116
         7.1.7     Involuntary Bankruptcy, etc..............................117

         7.1.8     Judgment.................................................117
         7.1.9     Execution; Attachment....................................117
         7.1.10    Default Under Other Borrowings...........................117
         7.1.11    Challenge to Agreements..................................118
         7.1.12    Material Adverse Change..................................118
         7.1.13    Change in Ownership......................................118
SECTION 7.2        Remedies.................................................118
         7.2.1     Acceleration.............................................119
         7.2.2     Further Advances.........................................119
         7.2.3     Uniform Commercial Code..................................119
         7.2.4     Specific Rights With Regard to Collateral................120
         7.2.5     Application of Proceeds..................................122
         7.2.6     Performance by Agent.....................................122
         7.2.7     Other Remedies...........................................123

                                    ARTICLE 8

                                    THE AGENT

SECTION 8.1        Appointment..............................................123
SECTION 8.2        Nature of Duties.........................................124
         8.2.1     In General...............................................124
         8.2.2     Express Authorization....................................124
SECTION 8.3        Rights, Exculpation, Etc.................................125
SECTION 8.4        Reliance.................................................126
SECTION 8.5        Indemnification..........................................127
SECTION 8.6        NationsBank Individually.................................127
SECTION 8.7        Successor Agent..........................................127
         8.7.1     Resignation..............................................127
         8.7.2     Appointment of Successor.................................128
         8.7.3     Successor Agent..........................................128
SECTION 8.8        Collateral Matters.......................................128
         8.8.1     Release of Collateral....................................128
         8.8.2     Confirmation of Authority, Execution of Releases.........129
         8.8.3     Absence of Duty..........................................129
SECTION 8.9        Collateral Management Fee................................130
SECTION 8.10       Agency for Perfection....................................130
SECTION 8.11       Exercise of Remedies.....................................130
SECTION 8.12       Consents.................................................130
SECTION 8.13       Dissemination of Information.............................131
SECTION 8.14       Discretionary Advances...................................131

                                    ARTICLE 9

                                  MISCELLANEOUS

SECTION 9.1        Notices..................................................131
SECTION 9.2        Amendments; Waivers......................................132
         9.2.1     In General...............................................132
         9.2.2     Circumstances Where Consent of all of the Lenders
                   is Required..............................................133
SECTION 9.3        Cumulative Remedies......................................134
SECTION 9.4        Severability.............................................135
SECTION 9.5        Assignments by Lenders...................................135
SECTION 9.6        Participations by Lenders................................136
SECTION 9.7        Disclosure of Information by Lenders.....................136
SECTION 9.9        Successors and Assigns...................................138
SECTION 9.10       Continuing Agreements....................................138
SECTION 9.11       Enforcement Costs........................................138
SECTION 9.12       Applicable Law; Jurisdiction.............................139
SECTION 9.13       Duplicate Originals and Counterparts.....................140
SECTION 9.14       Headings.................................................140
SECTION 9.15       No Agency................................................140
SECTION 9.16       Date of Payment..........................................141
SECTION 9.17       Entire Agreement.........................................141
SECTION 9.18       Waiver of Trial by Jury..................................141
SECTION 9.19       Liability of the Agent and the Lenders...................141

                                LIST OF SCHEDULES
                                -----------------

SCHEDULE 4.1.10        Litigation
SCHEDULE 4.1.14        Additional Indebtedness for Borrowed Money
SCHEDULE 4.1.20        Employee Relations Matters
SCHEDULE 4.1.22        Additional Permitted Liens
SCHEDULE 6.2.4         Permitted Indebtedness
SCHEDULE 6.2.5         Permitted Investments

                                 SCHEDULE 4.1.10
                                 ---------------

                                   Litigation
                                   ----------

     None except as otherwise disclosed in the Parent's 10-K or 10-Q.

                                 Schedule 4.1.14
                   Additional Indebtedness for Borrowed Money

        Only outstanding debt is with The First National Bank of Chicago

         $51,200,000 outstanding which will be paid when Company enters into Financing and Security Agreement with NationsBank, N.A

                                 Schedule 4.1.20
                           Employee Relations Matters

                   Company is entered into one union contract

                International Brotherhood of Electrical Workers
                                    Local 134

                                 SCHEDULE 4.1.22

                                 PERMITTED LIENS
                                 ---------------

                                FIRST ALERT, INC.

                                                      Litigation Search Results
                                                      -------------------------

====================================================================================================================================
                             Jurisdiction                                                 Litigation
------------------------------------------------------------------------------------------------------------------------------------
     US District Court of Illinois, Northern District, Eastern Division    Gilbert, et al. v. First Alert, Inc., et al.
                                                                           Case No. CV6760, Filed: 11/10/94
                                                                           Stipulation of Settlement filed 2/25/97
                                                                           Fairness Hearing set for 6/20/97
                                                                           Unable to determine settlement terms from Court Docket
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================


                                 BRK BRANDS, INC.

                                                       UCC Lien Search Results
                                                       -----------------------

                                                      Texas Secretary of State
====================================================================================================================================
    Debtor                       Secured Party            Recording References            Collateral
------------------------------------------------------------------------------------------------------------------------------------
BRK Brands, Inc.         Toyota Motor Credit Corporation   Filed: 03/07/94     Specific equipment, including, forklift, sideshifting
780 McClure Road         P.O. Box 3457                     ID No. 94042213     carriage, industrial battery and magnetic charger
Aurora, Illinois 60504   Torrance, California 60510-3457
------------------------------------------------------------------------------------------------------------------------------------
BRK Brands, Inc.         Citicorp Dealer Finance           Filed: 03/07/94     Specific equipment, including, forklift truck, pallet
780 McClure Road         450 Mamaroneck Avenue             ID No. 94042214     forks, industrial battery and charger and electronic
Aurora, Illinois 60504   Harrison, New York 10528                              wire guidance system with sensors
------------------------------------------------------------------------------------------------------------------------------------
BRK Brands, Inc.         Citicorp Dealer Finance           Filed: 03/07/94     Specific equipment, including, turret truck, pallet
780 McClure Road         450 Mamaroneck Avenue             I.D. No. 94042215   forks, industrial battery and charger, electronic
Aurora, Illinois 60504   Harrison, New York 10528                              wire guidance system with sensors
------------------------------------------------------------------------------------------------------------------------------------
BRK Brands, Inc.         Toyota Motor Credit Corporation   Filed: 05/27/94     Specific equipment, including, forklifts,
780 McClure Road         P.O. Box 3457                     ID No. 94105793     sideshifting carriage, pallet forks, industrial
Aurora, Illinois 60504   Torrance, California 60510-3457                       batteries, industrial chargers
------------------------------------------------------------------------------------------------------------------------------------


====================================================================================================================================
   Debtor                         Secured Party                       Recording References        Collateral
------------------------------------------------------------------------------------------------------------------------------------
BRK Brands, Inc.            C Leasing Company, a Division of Price's   Filed: 08/10/94      Leased Sharp copier with bin sorter
780 McClure Road            Producers. Inc.                            I.D. No. 94157292
Aurora, Illinois 60504      201 E. Main Street, Suite 1521
                            El Paso, Texas 79901
------------------------------------------------------------------------------------------------------------------------------------
BRK Brands, Inc. (Plant I)  State National Bank                        Filed: 08/09/95      Leased copier
25 Spur Drive               P.O. Box 1072                              I.D. No. 95155633
El Paso, Texas 79906        El Paso, Texas 79958-1443
------------------------------------------------------------------------------------------------------------------------------------
BRK Brands, Inc. (Plant I)  State National Bank                        Filed: 08/09/95      Leased copier equipment
25 Spur Drive               P.O. Box 1072                              I.D. No. 95155634
El Paso, Texas 79906        El Paso, Texas 79958-1443
------------------------------------------------------------------------------------------------------------------------------------
BRK Brands, Inc.            State National Bank                        Filed: 09/25/95      Leased copier equipment
25 Spur Drive               P.O. Box 1072                              I.D. No. 95186254
El Paso, Texas 79906        El Paso, Texas 79958-1443
------------------------------------------------------------------------------------------------------------------------------------
BRK Brands, Inc.            Norwest Bank - El Paso                     Filed: 03/13/96      Leased copier equipment
PO. Box 9817                P.O. Box 1072                              I.D. No. 96049951
El Paso, Texas 79998        El Paso, Texas 79958-1443
------------------------------------------------------------------------------------------------------------------------------------
BRK Brands, Inc.            Norwest Bank - El Paso                     Filed: 05/06/96      Leased copier equipment
25 Spur Drive               P.O. Box 1072                              I.D. No. 96088873
El Paso, Texas 79906        El Paso, Texas 79958-1443
------------------------------------------------------------------------------------------------------------------------------------
BRK Brands, Inc.            Norwest Bank - El Paso                     Filed: 05/06/96      Leased fax equipment
25 Spur Lane                P.O. Box 1072                              I.D. No, 96088877
El Paso, Texas 79906        El Paso, Texas 79958-1443
------------------------------------------------------------------------------------------------------------------------------------
BRK Brands, Inc.            Norwest Bank - El Paso                     Filed: 05/06/96      Leased copier equipment
25 Spur Lane                P.O. Box 1072                              I.D. No. 96088878
El Paso, Texas 79906        El Paso, Texas 79958-1443
------------------------------------------------------------------------------------------------------------------------------------
BRK Brands, Inc.            Norwest Bank - El Paso                     Filed: 05/29/96      Leased fax equipment
25 Spur Lane                P.O. Box 1072                              I.D. No. 96106256
El Paso, Texas 79906        El Paso, Texas 79958-1443
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================


                                                     Illinois Secretary of State
====================================================================================================================================
   Debtor                        Secured Party                 Recording References               Collateral
------------------------------------------------------------------------------------------------------------------------------------
BRK Brands, Inc.             Oce- USA, Inc.                      Filed: 04/24/95     Specific equipment
780 McClure Road             5450 North Cumberland               I.D. No. 3392392
Aurora, Illinois 60504-7330  Chicago, Illinois 60656
------------------------------------------------------------------------------------------------------------------------------------
BRK Brands, Inc.             Toyotalift of El Paso, Inc.         Filed: 04/08/94     Specific equipment
780 McClure Road             7010 Industrial Avenue              I.D. No. 3243335
Aurora, Illinois 60504       El Paso, Texas 79915
------------------------------------------------------------------------------------------------------------------------------------
BRK Brands Incorporated      Pitney Bowes Credit Corporation     Filed: 01/22/97     All equipment of whatever nature manufactured,
3901 Liberty Street          201 Merritt Seven                   I.D. No. 3641505    sold or distributed by Pitney Bowes, Inc.,
Aurora, Illinois 60504       Norwalk, Connecticut 06856                              Monarch Marketing Systems Inc., Pitney Bowes
                                                                                     Credit Corp., Dictaphone Corp. and subject to
                                                                                     lease dated 9/27/96 between Debtor and, Secured
                                                                                     Party and all proceeds, additions thereto and
                                                                                     replacements thereof.
------------------------------------------------------------------------------------------------------------------------------------
BRK Brands, Inc.             Oce Office Systems                  Filed: 12/16/96     Specific equipment
39O1 Liberty Street Road     5450 N. Cumberland                  I.D. No.: 3626943
Aurora, Illinois 60504       Chicago, Illinois 60656
------------------------------------------------------------------------------------------------------------------------------------
BRK Brands, Inc.             Associates Commercial Corporation   Filed: 01/08/96     Specific equipment
3901 Liberty Street Road     8001 Ridgepoint Drive               I.D. No.: 3489718
Aurora, Illinois 60504       Irving, Texas 75063-3117
------------------------------------------------------------------------------------------------------------------------------------
BRK Brands, Inc.             Sanwa Business Credit Corporation   Filed: 09/20/94     Leased equipment
780 McClure Road             One South Wacker Drive              I.D. No.: 3308262
Aurora, Illinois 60504       Chicago, Illinois 60606
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

                                             Chattel Records of DuPage County, Illinois
====================================================================================================================================
   Debtor                      Secured Party           Recording References             Collateral
------------------------------------------------------------------------------------------------------------------------------------
BRK Brands, Inc.            Oce Office Systems           Filed: 12/16/96            Specific equipment
3901 Liberty Street Road    5450 N. Cumberland           I.D. No.: 96U-4147
Aurora, Illinois 60504      Chicago, Illinois 60656
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================


                                              Chattel Records of Kane County. Illinois

====================================================================================================================================
     Debtor                       Secured Party                       Recording References                    Collateral
------------------------------------------------------------------------------------------------------------------------------------
BRK Brands, Inc.                Oce - USA, Inc.                          Filed: 04/24/95            Specific equipment
780 McClure Road                5450 North Cumberland                    I.D. No. BB173329
Aurora, Illinois 60504-7330     Chicago, Illinois 60656
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================


                              BRK ELECTRONICS, INC.

                                                       UCC Lien Search Results
                                                       -----------------------

                                                      Texas Secretary of State
====================================================================================================================================
   Debtor                       Secured Party                         Recording References                    Collateral
------------------------------------------------------------------------------------------------------------------------------------
BRK Electronics, Inc.    C Leasing Company, a Division of Price's        Filed: 12/14/92            Leased computer equipment.
25 Spur Drive             Producers, Inc.                                I.D. No. 92241519
El Paso, Texas 79906     1521 Texas Commerce Bank Bldg.
                         El Paso, Texas 79901
------------------------------------------------------------------------------------------------------------------------------------
BRK Electronics, Inc.    C Leasing Company, a Division of Price's        Filed: 05/17/93            Leased copier and fax equipment.
25 Spur Drive             Producers, Inc.                                I.D. No. 93096726
El Paso, Texas 79906     1521 Texas Commerce Bank Bldg.
                         El Paso, Texas 79901
------------------------------------------------------------------------------------------------------------------------------------
BRK Electronics, Inc.    C Leasing Company, a Division of Price's        Filed: 08/09/93            Leased copier equipment.
25 Spur Drive             Producers, Inc.                                I.D. No. 93154627
El Paso, Texas 79906     1521 Texas Commerce Bank Bldg.
                         El Paso, Texas 79901
------------------------------------------------------------------------------------------------------------------------------------
BRK Electronics, Inc.    ATT Credit Corporation                          Filed: 01/10/94            Specific equipment.
25 Spur Drive            P.O. Box 845                                    I.D. No. 94005880
El Paso, Texas 79906     Parsippany, New Jersey 07054                                               ASSIGNMENT - assigned from AT&T
                                                                         ASSIGNMENT:
                                                                         Filed: 04/25/94
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================


                                 SCHEDULE 6.2.4
                                 --------------

                             Permitted Indebtedness
                             ----------------------

$71,000 to Sanwa Credit, Inc.
$12,790 to Highland Safety

                                 SCHEDULE 6.2.5
                                 --------------

                             Permitted Investments
                             ---------------------

                                      NONE